   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2001.
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              ESC MERGER SUB, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

                DELAWARE                                    1531                                   33-0864902
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                              790 TURNPIKE STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 689-0333
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                                 DAVID R. BURT
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              790 TURNPIKE STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 689-0333
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------

                                    COPY TO:
                            DOUGLAS A. ZINGALE, ESQ.
                            ANTHONY E. HUBBARD, ESQ.
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein.
                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______.
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED             PROPOSED
                                                    MAXIMUM              MAXIMUM             AGGREGATE            AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE          OFFERING           REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED(1)         PER UNIT(2)           PRICE(3)              FEE(4)
Common Stock $0.01 par value................   7,149,609 shares           $2.08           $14,871,186.72          $3,717.80

(1) Based upon an estimate of the maximum number of shares of common stock, $0.01 par value per share, of Ergo Science Corporation that will be exchanged for shares of common stock, $0.01 par value, of ESC Merger
    Sub, Inc. pursuant to the merger described herein after giving effect to the 1-for-2 exchange ratio in the merger.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the common stock of Ergo Science Corporation on September 6, 2001, as reported on the NASD's OTC Bulletin Board after giving effect to the 1-for-2 exchange ratio in the merger.

(3) Registration fee was determined pursuant to Rule 457(f)(1) under the Securities Act of 1933 by reference to the market value as of September 6, 2001 (as determined pursuant to Rule 457(c) of the Securities Act of 1933) of the common stock of Ergo Science Corporation, which is proposed to be cancelled in the merger in exchange for the securities registered on this Form after giving effect to the 1-for-2 exchange ratio in the merger.

(4) The registration fee of $3,717.80 was calculated pursuant to Rule 457(f) under the Securities Act by multiplying .00025 times the proposed maximum aggregate offering price. Pursuant to Rule 457(b) under the Securities Act, the registration fee was reduced in an amount equal to the $2,745.45 paid with respect to the merger pursuant to Section 14(g) of the Securities Exchange Act of 1934 (Commission File No. 0-26988). The remaining fee of $972.35 was paid in accordance with Rule 111.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                            ERGO SCIENCE CORPORATION
                              790 TURNPIKE STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 689-0333

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, OCTOBER 15, 2001

                            ------------------------

    We will hold the 2001 annual meeting of stockholders of Ergo Science Corporation, a Delaware corporation, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Monday, October 15, 2001 at 10:00 a.m. local time, for the following purposes:

    1. To elect one Class III director to serve for a three-year term ending at the annual meeting of stockholders in 2004 and until his successor is duly elected and qualified or his earlier resignation or removal.

    2. To consider and vote upon a proposal to approve and adopt a certificate of ownership and merger pursuant to which we will merge with and into ESC Merger Sub, Inc., which we refer to as merger sub, a recently-formed Delaware corporation and our wholly owned subsidiary, with merger sub being the surviving corporation. In the merger, each outstanding share of our common stock will become exchangeable for 0.5 shares of common stock of merger sub and each outstanding share of our series D exchangeable preferred stock will become exchangeable for one share of series D exchangeable preferred stock of merger sub, the terms of which are substantially identical to the terms of our series D exchangeable preferred stock. At the effective time of the merger, the name of the surviving corporation will be changed to "Ergo Science Corporation."

    3. To consider and vote upon a proposal to approve a common stock purchase agreement, among us, merger sub and Court Square Capital Limited that provides for the possible issuance and sale by merger sub to Court Square, its affiliates, and their respective employees and directors of up to 7,500,000 shares of common stock at a price of $1.15 per share in cash (or up to 3,750,000 shares, at a price of $2.30 per share, after giving effect to the 1-for-2 exchange ratio in the merger and subject to further adjustment as described in the proxy statement/prospectus).

    4. To consider and act upon a proposal to approve the adoption of the Ergo Science Corporation 2001 Employee, Director and Consultant Stock Plan, which we refer to as our 2001 stock plan, and the reservation of 3,200,000 shares of common stock (or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger) for stock options and other stock rights which may be granted under the plan resulting in a net increase of 1,353,576 shares against which we can grant options (or 676,788 shares after giving effect to the 1-for-2 exchange ratio in the merger).

    5. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

    6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    This notice is accompanied by a form of proxy, a proxy statement/prospectus, our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. These items of business are more fully described in the proxy statement/ prospectus. The Board of Directors has fixed Tuesday, August 28, 2001 as the record date to determine the stockholders entitled to receive notice of and to vote at the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Andover Country Club, 60 Canterbury Street, Andover, MA 01810.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IF YOU ARE A HOLDER OF SHARES OF OUR COMMON STOCK, PLEASE COMPLETE, DATE, SIGN AND MAIL THE PROXY CARD IN THE ACCOMPANYING RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO US A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT BROKER, BANK OR OTHER NOMINEE.

    PLEASE DO NOT SEND ANY CERTIFICATE FOR YOUR STOCK AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                                          By Order of the Board of Directors,

                                          /s/ DAVID R. BURT
                                          --------------------------------------
                                          David R. Burt
                                          CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE
                                          OFFICER AND SECRETARY

                            ERGO SCIENCE CORPORATION
                              ESC MERGER SUB, INC.

                                ----------------

                           PROXY STATEMENT/PROSPECTUS

                             ---------------------

    We are furnishing this proxy statement/prospectus in connection with Ergo Science's 2001 annual meeting of stockholders.

    At the annual meeting, you will be asked to consider and vote on proposals to:

    - Re-elect one of our existing directors whose term expires at the annual meeting.

    - Implement restrictions on your ability to transfer your shares of common stock. These restrictions are intended to reduce the risk that an unfavorable ownership change will occur so that we can preserve our ability to utilize our tax net operating loss, which are commonly referred to as NOLs. Your percentage ownership of Ergo Science will generally not be changed in any way as a result of the imposition of transfer restrictions.

    - Issue up to 7,500,000 shares of our common stock at a price of $1.15 per share (or up to 3,750,000 shares at a per share price of $2.30 if the transfer restrictions described above are implemented) to Court Square Capital Limited, our largest stockholder, in order to provide a source of equity capital for the acquisition and operation of an established business. Any shares of common stock issued to Court Square will reduce your percentage ownership interest in Ergo Science. Court Square's obligation to purchase the shares is subject to the implementation of the transfer restrictions described above.

    - Approve a new stock option plan which will result in a net increase of 1,353,576 shares of common stock (or 676,788 shares if the transfer restrictions described above are implemented) against which we can grant stock options and other stock rights.

    - Ratify the appointment of our independent auditors.

    Our board of directors unanimously recommends that you re-elect the director whose term expires at the annual meeting and vote in favor of each of the other proposals.

    Our common stock is currently traded on the NASD's OTC Bulletin Board under the symbol "ERGO." After the merger, we expect that merger sub's common stock will trade on the NASD's OTC Bulletin Board under the symbol "ERGO." On September 6, 2001, the closing price of our common stock was $1.04 per share.

    WE ENCOURAGE YOU TO CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROXY STATEMENT/PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        The date of this proxy statement/prospectus is September 7, 2001

    It is first being mailed to shareholders on or about September 10, 2001.

                       SOURCES OF ADDITIONAL INFORMATION

    This proxy statement/prospectus incorporates important business and financial information about us that is not included in, or delivered with, this document. We will provide you with copies of this information that has been incorporated by reference, without charge, upon written or oral request to:
                            ERGO SCIENCE CORPORATION
                         790 Turnpike Street, Suite 205
                            North Andover, MA 01845
                                 (978) 689-0333
                         Attention: Investor Relations

For additional information concerning how you can obtain additional information about us, see "Where You Can Find More Information" beginning on page 9.

If you would like to request documents, please do so by October 5, 2001 in order to obtain them before the annual meeting.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE VOTED
  UPON......................................................     iv

SUMMARY.....................................................      1

  THE COMPANIES.............................................      1

  THE MERGER................................................      2

  THE SECURITIES ISSUANCE...................................      5

  ADOPTION OF 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK
    PLAN....................................................      5

  ELECTION OF DIRECTORS.....................................      5

  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS....      5

RISK FACTORS................................................      6

    We have relied on an exclusion from the definition of
     "investment company" that may not have been available
     to us. We could therefore possibly be subject to
     enforcement action by the SEC and could be required to
     register as an investment company with significant
     restrictions on our business. Any one of these actions
     would have a material adverse impact on our ability to
     acquire and operate an established business............      6

    Our common stock is subject to rules relating to
     low-priced or penny stock which may make it more
     difficult for you to buy or sell shares and for us to
     enter into future equity financings or to effect an
     acquisition or merger with other businesses............      7

    The exchange ratio and the issuance of securities to
     Court Square may adversely affect the price or
     liquidity of merger sub common stock...................      7

    The transfer restrictions implemented in the merger may
     delay or prevent takeover bids by third parties and may
     delay or frustrate any attempt by stockholders to
     replace or remove the current management...............      8

    If the transfer restrictions are not effective in
     preventing an ownership change from occurring, our
     ability to use the tax net operating loss carryforwards
     will be severely limited...............................      8

    We may not be able to realize the benefits of our NOL
     carryforwards..........................................      8

    Because ownership of our common stock is concentrated,
     certain stockholders can exert significant influence
     over stockholders' decisions...........................      8

  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
    STATEMENTS..............................................      9

  WHERE YOU CAN FIND MORE INFORMATION.......................      9

THE ANNUAL MEETING..........................................     11

  MATTERS TO BE CONSIDERED..................................     11

  SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE......     11

  VOTES REQUIRED............................................     11

  VOTING, SOLICITATION AND REVOCATION OF PROXIES............     12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     13

MANAGEMENT..................................................     15

  BOARD OF DIRECTORS........................................     15

  COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS.........     16

  COMPENSATION OF DIRECTORS.................................     17

EXECUTIVE COMPENSATION......................................     18

  SUMMARY COMPENSATION TABLE................................     18

  OPTION GRANTS IN LAST FISCAL YEAR.........................     18

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
    YEAR-END OPTION VALUES..................................     18

  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
    CHANGE-IN-CONTROL ARRANGEMENTS..........................     19

  DIRECTOR AND OFFICER INDEMNIFICATION......................     19

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....     19

PERFORMANCE GRAPH...........................................     21

REPORT OF THE AUDIT COMMITTEE...............................     21

CERTAIN TRANSACTIONS........................................     22

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     22

APPLICABILITY OF INVESTMENT COMPANY ACT OF 1940.............     23

ELECTION OF DIRECTOR (Notice Item 1)........................     24

  APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF
    DIRECTORS...............................................     24

THE MERGER (Notice Item 2)..................................     25

  GENERAL...................................................     25

  RECOMMENDATION OF THE BOARD OF DIRECTORS..................     26

  PRESERVATION OF TAX BENEFITS..............................     26

  LIMITATIONS ON USE OF NOLS................................     27

  SUMMARY OF TRANSFER RESTRICTIONS..........................     28

  CONDITIONS TO THE MERGER AND ABANDONMENT..................     31

  DESCRIPTION OF THE CAPITAL STOCK OF MERGER SUB............     32

  CERTAIN PROVISIONS OF DELAWARE CORPORATE LAW AND CHARTER
    DOCUMENTS...............................................     33

  COMPARISON OF CERTIFICATE OF INCORPORATION AND BY-LAWS....     34

  APPRAISAL RIGHTS..........................................     34

  BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB...........     34

  PRO FORMA AND COMPARATIVE FINANCIAL INFORMATION...........     35

  CONVERSION OF SECURITIES IN THE MERGER....................     35

  LISTING OF THE COMMON STOCK...............................     35

  EXCHANGE OF CERTIFICATES..................................     35

  MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................     36

  APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF
    DIRECTORS...............................................     37

THE ISSUANCE OF SECURITIES (Notice Item 3)..................     38

  GENERAL...................................................     38

  BACKGROUND................................................     39

  RECOMMENDATION OF BOARD OF DIRECTORS AND REASONS FOR THE
    ISSUANCE OF SECURITIES..................................     40

  APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF
    DIRECTORS...............................................     45

ADOPTION OF 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK
  PLAN (Notice Item 4)......................................     46

  GENERAL...................................................     46

  MATERIAL FEATURES OF THE 2001 STOCK PLAN..................     46

  FEDERAL INCOME TAX CONSEQUENCES...........................     48

  APPROVAL REQUIRED AND RECOMENDATION OF THE BOARD OF
    DIRECTORS...............................................     49

INDEPENDENT ACCOUNTANTS (Notice Item 5).....................     50

  APPROVAL REQUIRED AND RECOMENDATION OF THE BOARD OF
    DIRECTORS...............................................     50

LEGAL MATTERS...............................................     51

OTHER MATTERS...............................................     51

STOCKHOLDER PROPOSALS.......................................     51

APPENDICES

  A. Audit committee charter.....................................     A-1

  B. Certificate of ownership and merger.........................     B-1

  C. Certificate of incorporation of ESC Merger Sub, Inc.........     C-1

  D. By-laws of ESC Merger Sub, Inc..............................     D-1

  E. Common stock purchase agreement.............................     E-1

  F. Opinion of Slusser Associates...............................     F-1

  G. 2001 Employee, Director and Consultant Stock Plan...........     G-1

           QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE VOTED UPON

Q: What is the time and place of the annual meeting?

A: Our 2001 annual meeting of stockholders will be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Monday, October 15, 2001 at 10:00 a.m.

Q: What is the record date?

A:  The close of business on Tuesday, August 28, 2001.

Q: When will the merger take effect?

A: We expect that the merger will become effective shortly after our stockholders approve and adopt the certificate of ownership and merger at our annual meeting.

Q: As stockholder of Ergo what should I do now?

A: You should date, sign and mail your proxy card in the enclosed postage paid envelope, as soon as possible, so that your shares will be represented at the annual meeting. Our board of directors unanimously recommends that you vote FOR the director nominee, FOR the approval and adoption of the certificate of ownership and merger, FOR approval of the purchase agreement that provides for the issuance of the securities to Court Square, its affiliates, and their respective employees and directors, FOR the approval of the adoption of our 2001 stock plan, and FOR the ratification of the appointment of PricewaterhouseCoopers as our independent accountants for the current fiscal year. After the merger is completed, you will receive a letter of transmittal and written instructions for exchanging their stock certificates.

Q: Can I change my vote after I have mailed in a signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting in one of the following ways. First, you can revoke your proxy by written notice. Second, you can submit a new, later dated proxy card. Third, you can attend the annual meeting and vote in person.

Q: Should I send in my Ergo stock certificates now?

A: No. After the merger is completed, you will be sent a letter of transmittal and written instructions for sending in your stock certificates and receiving the merger sub common stock and cash in exchange for any fractional shares.

Q: Whom should I call with questions?

A: If you have questions about the annual meeting or how to vote your shares, please call Lisa DeScenza in our Investor Relations department at
    (978) 689-0333, or CIC Georgeson Shareholder Communications at
    (888) 382-9724.

                                    SUMMARY

    This brief summary highlights selected information from this proxy statement/prospectus. Even though we have highlighted what we consider to be the information most important to you, we urge you to read carefully the entire proxy statement/prospectus and the other documents we refer to in order to understand fully the proposals presented.

                                 THE COMPANIES

                            Ergo Science Corporation
                              ESC Merger Sub, Inc.
                              790 Turnpike Street
                            North Andover, MA 01845
                                 (978) 689-0333

    From our incorporation through March 2001, we were engaged in the development of ERGOSET-Registered Trademark- tablets for the treatment of type 2 diabetes. From our incorporation through the second quarter of 1999, we also operated a pre-clinical research laboratory engaged in research relating to neuroendocrine resetting therapy. During the second quarter of 1999, we sold substantially all of our laboratory equipment and terminated almost all of our employees engaged in pre-clinical activities in order to minimize our expenses while continuing to research the side effects of ERGOSET-Registered Trademark-and work with the U.S. Food and Drug Administration, the FDA, to secure the approval of ERGOSET-Registered Trademark- for marketing. Although we have expended considerable efforts since 1999 to persuade the FDA to approve ERGOSET-Registered Trademark-, we have be unable to do so.

    In March 2001 we decided that the next phase of the development of ERGOSET-Registered Trademark- will be better undertaken by a company that has more experience with human drug development and more resources for regulatory approval and marketing than we do. We are in the process of attempting to sell or license our interests in ERGOSET-Registered Trademark- including our intellectual property rights and other human drug related assets. We have contacted parties who we believe may be interested in purchasing our rights to ERGOSET-Registered Trademark-. Although we have received indications of interest in purchasing our rights to ERGOSET-Registered Trademark-, we do not know if any of these indications of interest will result in a sale or on what terms such a sale might occur. If we enter into an agreement to dispose of any of our human drug-related assets, we will seek your approval for that transaction only if stockholder approval is required by Delaware or other applicable law or our board of directors determines it is advisable to seek such approval.

    We have decided to take steps to enhance shareholder value, including:

    - implementing transfer restrictions on our common stock to help preserve our NOL carry forwards;

    - acquiring one or more established businesses; and

    - issuing securities, if necessary, in order to finance such an acquisition.

We do not intend to seek your approval for our acquisition of any business unless stockholder approval is required by Delaware or other applicable law or our board of directors determines it is advisable to seek such approval. During this transition period, we will continue to conserve our cash and other assets. If we are unable to achieve our goal of acquiring one or more established operating businesses, we may be required to register as an investment company under the Investment Company Act of 1940, seek an exemption from the SEC that would exclude us from the definition of an investment company, or change the composition of our assets so that we will not be an investment company under the Act.

    ESC Merger Sub, Inc., which we refer to as merger sub, is our wholly owned subsidiary that currently has no business and was formed solely for the purpose of implementing restrictions on the transfer of shares of our common stock.

                                   THE MERGER

    THE MERGER. (PAGE 25) We propose to merge with merger sub primarily for the purpose of implementing restrictions on the transfer of shares of our common stock. We believe that these transfer restrictions will help us to preserve the tax benefits which we may realize from our substantial NOLs. NOLs may normally be used to offset future taxable income, but under current tax laws an ownership change could severely limit the terms upon which we can do so. We currently cannot prevent the occurrence of such an ownership change. We believe that the transfer restrictions will help prevent an unfavorable ownership change.

    In the merger, we will exchange 0.5 shares of merger sub common stock for each share of our common stock that you then hold. Our agent will deliver your full shares and cash instead of any fractional shares. Following the merger, you will own the same interest in merger sub that you did in us immediately prior to the merger, except that your interest will be reduced if cash is paid to you instead of fractional shares and your ability to transfer the shares you receive will be restricted. Merger sub will have substantially the same assets, liabilities and operations as we have immediately prior to the merger.

    THE TRANSFER RESTRICTIONS. (PAGE 28) In general, the transfer restrictions will prohibit, without prior approval of merger sub's board of directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any of its common stock by or to any holder:

    - who beneficially owns directly or through attribution 5% or more of its common stock; or

    - who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of its common stock, would beneficially own directly or through attribution 5% or more of its common stock.

    We decided to put the stock transfer restrictions in place for three years because current tax laws provide that our NOLs can be limited or lost if we experience an ownership change during any given three year period. The transfer restrictions are scheduled to expire on the day after the third anniversary of the effective time of merger, unless merger sub's board of directors extends or accelerates their expiration. By that time, all transfers of our common stock which took place before the merger will no longer be relevant in considering whether an ownership change has occurred. This will help to assure that no ownership change occurs, and merger sub has the opportunity to utilize the NOLs, for at least three years from the date of the merger. As of June 30, 2001, Court Square was the only stockholder we were aware of that held 5% or more of our common stock.

    BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB. (PAGE 34) The directors and executive officers of merger sub consist of the same persons who currently serve as our directors and executive officers. There will be no increase in the aggregate compensation and benefits of the officers and directors as a result of the merger.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES. (PAGE 36) Our counsel has opined that, generally, stockholders will recognize neither gain nor loss for federal income tax purposes as a result of the merger. However, we urge you to consult your own tax advisor to determine the specific tax consequences of the merger to you.

    LISTING OF MERGER SUB COMMON STOCK. (PAGE 35) Our common stock is currently traded on the NASD's OTC Bulletin Board under the symbol "ERGO." After the merger, our common stock will cease to trade and we expect that the common stock of merger sub will trade the

NASD's OTC Bulletin Board under the Symbol "ERGO." On September 6, 2001, the closing price of our common stock was $1.04 per share.

    RECOMMENDATION OF OUR BOARD OF DIRECTORS. (PAGE 26) Our board of directors has unanimously approved the certificate of ownership and merger, subject to the receipt of stockholder approval, and unanimously recommends that stockholders approve such certificate.

    REQUIRED STOCKHOLDER APPROVAL. (PAGE 37) The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required to approve the merger. The holders of shares of our series D exchangeable preferred stock have no voting rights with respect to the merger. As of the record date, directors and executive officers as a group beneficially owned 704,789 shares of common stock, exclusive of presently exercisable stock options, which represented 4.9% of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all such shares in favor of the merger. No such persons will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of the merger. Based on documents filed with the SEC, as of the record date, Court Square owned 3,279,910 shares of our common stock, representing 22.9% of the aggregate number of votes entitled to be cast at the annual meeting. Court Square has indicated a current intention to vote in favor of the merger.

                            THE SECURITIES ISSUANCE

    THE SECURITIES ISSUANCE. (PAGE 38) On May 23, 2001, we entered into a common stock purchase agreement with merger sub and Court Square which contemplates merger sub issuing and selling and Court Square, its affiliates, and their respective employees and directors purchasing up to 3,750,000 shares of common stock at a price of $2.30 per share in cash after giving effect to the 1-for-2 exchange ratio in the merger and subject to further adjustment. Any issuance of shares to Court Square will reduce your percentage ownership of us. If merger sub sells the maximum number of shares to Court Square, Court Square would increase its ownership percentage of merger sub to approximately 49.5%. The exact number of shares to be issued will be determined by mutual agreement of the parties. The obligations of the parties with respect to the purchase agreement are conditioned upon receiving stockholder approval of the issuance of securities contemplated in the purchase agreement, the completion of the merger, which itself requires stockholder approval, the continued accuracy of the other party's representations and warranties given in the purchase agreement, the parties' satisfaction with our acquisition of one or more suitable established businesses and certain other conditions set forth in the purchase agreement. Each party may waive any or all of these conditions to its obligations. However, in the event that Court Square introduces us to an acquisition candidate and we wish to finance that acquisition through the sale of common stock or securities convertible into common stock, we must offer Court Square the opportunity to purchase the entire 3,750,000 shares on the terms set forth in the purchase agreement before we can sell any such securities to any other person or entity. The obligations of each party to the purchase agreement terminate if the issuance of securities is not completed by May 23, 2003.

    REASONS FOR THE SECURITIES ISSUANCE. (PAGE 39) Our board of directors believes that it is in the best interests of our stockholders to pursue one or more new lines of business through acquisition. Although the purchase agreement with Court Square provides that we may use the proceeds for general working capital purposes, we entered into the agreement in order to secure financing for the acquisition or operation of an established business and that is how we intend to use the proceeds. Although we are currently seeking and from time to time have considered suitable acquisition candidates, we do not presently have plans to acquire any specific company. The obligations of Court Square and Ergo or merger sub, as the case may be, with respect to the issuance of the securities provided for in the purchase agreement are specifically conditioned upon the consummation of one or more of such acquisitions, although the parties may mutually agree to waive that condition.

    We believe that it is in the best interests of our stockholders to acquire at least an 80% interest in the most profitable company we can acquire using our cash, additional cash from Court Square as provided in the purchase agreement and debt financing to the extent we are then qualified to borrow. We believe that our NOL carryforwards will enhance the return to our stockholders from such an acquisition. While we have not ruled out the acquisition of businesses in the diabetes area, it is unlikely that we will seek to purchase a biopharmaceutical company principally engaged in human drug discovery and development. This is primarily because many of those companies do not currently generate operating income. However, if an 80% interest in a drug discovery and development company with predictable operating income becomes available at an attractive price, we will consider the acquisition of that company's business.

    Our ability to issue additional equity securities is limited because that may cause an ownership change that would significantly limit the availability of our NOLs. As a result, we expect to use all of our cash, issue the maximum number of shares of common stock to Court Square under the purchase agreement and incur a significant amount of debt. Since we do not expect to issue equity securities, other than to Court Square, in such an acquisition, it is unlikely that further stockholder approval will be required, or sought at the time of the acquisition.

    To date, to achieve our goal of completing the acquisition of an established operating business, we have taken two important steps. First, we have publicly disclosed that we are seeking to acquire an income-producing business. Second, we have notified professionals in the merger and acquisition business that we intend to purchase such a business. In these discussions, our management has emphasized that we are not yet prepared to engage in significant or detailed discussions concerning any particular target company. We believe that our efforts should be first directed toward securing stockholder approval of the proposals described in the proxy statement/prospectus and that it would not be prudent to expend significant time or money on any target company prior to the proposals in this proxy statement/prospectus being approved by stockholders, particularly since whether or not the transfer restrictions are approved by stockholders is a significant factor in determining what businesses we seek to acquire and the terms on which we are willing to acquire them. To date our efforts have not resulted in any material discussions or negotiations.

    BACKGROUND OF THE SECURITIES ISSUANCE. (PAGE 39) Our board of directors and management have considered various strategic alternatives to enhance stockholder value, including the merger and acquiring one or more established businesses. We may need additional equity capital to purchase an established business. We discussed with Court Square the terms upon which we might raise additional equity capital from Court Square. For this purpose, we formed a special committee of independent directors to investigate, review and consider raising equity capital, including consideration of a potential transaction with Court Square. The special committee retained Slusser Associates as its exclusive financial advisor with respect to this analysis. Slusser Associates advised the special committee and performed due diligence that included, among other things, reviewing publicly available financial and stock market data with respect to certain other companies in situations believed generally to be similar to us.

    REQUIRED STOCKHOLDER APPROVAL. (PAGE 45) The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote and present or represented at the annual meeting, in person or by proxy, is required to approve the purchase agreement and the issuance of the securities. As of the record date, directors and executive officers as a group (5 persons) beneficially owned 704,789 shares of the common stock, exclusive of presently exercisable stock options), which represented 4.9% of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all such shares in favor of the issuance. No such persons will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of the issuance. Based on documents filed with the SEC, as of the record date, Court Square owned 3,279,910 shares of our common stock, representing

22.9% of the aggregate number of votes entitled to be cast at the annual meeting. Court Square has indicated a current intention to vote in favor of the issuance of the securities. We will only seek stockholder approval for our acquisition of an established income-producing business if approval is required by Delaware law or is deemed advisable by our board of directors.

    OPINION OF SLUSSER ASSOCIATES. (PAGE 41) Slusser Associates has acted as the financial advisor to the special committee of the board of directors. Slusser Associates delivered to the special committee its written opinion dated May 23, 2001 to the effect that the purchase agreement consideration is fair to us from a financial point of view. The full text of Slusser Associates' written opinion is attached to this document as APPENDIX F and sets forth: the assumptions made; matters considered; and limitations on the review undertaken by Slusser Associates. Slusser confirmed its opinion as of June 5, 2001.

    Slusser Associates' opinion is not a recommendation as to how you should vote with respect to the issuance of the securities as provided in the purchase agreement. You are urged to read this opinion in its entirety.

         ADOPTION OF 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

    We are also asking you to approve the adoption of our 2001 stock plan, and the reservation of 3,200,000 shares of the common stock, or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger, for stock options and other stock rights which may be granted under the 2001 stock plan. Upon stockholder approval of the adoption of the 2001 stock plan, our 1995 Long-Term Incentive Plan, which we refer to as the incentive plan, and our Stock Option Plan for Non-Employee Directors, which we refer to as our non-employee director plan, will be closed and no new grants will be made under either the incentive plan or the non-employee director plan. The 2001 stock plan represents a net increase of 1,353,576 shares, or 676,788 shares after giving effect to the 1-for-2 exchange ratio in the merger, over the shares currently reserved under our other stock incentive plans. Assuming the maximum number of shares are issued to Court Square, the 2001 stock plan would represent approximately 12% of our capitalization, while our current option plans would represent only approximately 8%. We believe that the adoption of the 2001 stock plan and the increase in shares available for grants are necessary in order to be able to attract, retain and motivate key employees in any business that we acquire. We are seeking your approval now because we do not expect to seek your approval for the acquisition of such a business. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required to approve the adoption of the 2001 stock plan.

                             ELECTION OF DIRECTORS

    You will be asked to elect one Class III director to a term expiring at the annual meeting of stockholders in 2004. The board of directors has nominated to this position David R. Burt. Mr. Burt is currently a director and Chairman of the Board, President, Chief Executive Officer and Secretary of the Company. The affirmative vote of a plurality of shares of the common stock represented at the annual meeting in person or by proxy is required to elect the nominee for director.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001. The affirmative vote of a majority of the outstanding shares of the common stock is required to ratify the appointment of PricewaterhouseCoopers LLP.

                                  RISK FACTORS

    The following risk factors describe risks associated with the fact that we may be or become an investment company, the merger and the issuance of securities to Court Square. You should carefully consider the following risk factors, as well as the other information contained in this proxy statement/ prospectus. If you are interested in learning about other risks that generally relate to an investment in our common stock, please review our most recent annual report on Form 10-K for a discussion of those risks.

WE HAVE RELIED ON AN EXCLUSION FROM THE DEFINITION OF "INVESTMENT COMPANY" THAT MAY NOT HAVE BEEN AVAILABLE TO US. WE COULD THEREFORE POSSIBLY BE SUBJECT TO ENFORCEMENT ACTION BY THE SEC AND COULD BE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY WITH SIGNIFICANT RESTRICTIONS ON OUR BUSINESS. ANY ONE OF THESE ACTIONS WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR ABILITY TO ACQUIRE AND OPERATE AN ESTABLISHED BUSINESS.

    The Investment Company Act of 1940 requires registration as an investment company for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading securities. Unless an exclusion applies, a company is an investment company if it owns "investment securities" with a value exceeding 40% of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. An exclusion from the definition of an investment company is provided for companies that are engaged primarily in a business other than investing. The SEC has established specific criteria by which companies that are primarily engaged in research and development, not investing, qualify for this exclusion.

    From the time of our initial public offering through March of this year, we have relied on this exclusion. When we sold our pre-clinical research assets in the second quarter of 1999 and moved to conserve our assets for the development of ERGOSET through the FDA process, it raised a regulatory issue as to whether we might need to register as an investment company. There is a risk that the SEC could take the position that we did not meet the requirements for this exclusion from the second quarter of 1999 through March 2001. The Investment Company Act also provides a one-year temporary exclusion for companies that are in transition and which have a bona fide intent to be engaged primarily in a business other than investing in securities as soon as possible, but in any event within one year. We have relied on this temporary exclusion since we decided to sell our human drug-related assets in March 2001. There is a risk that the SEC may take the position that we are not entitled to rely on this temporary exclusion. In the event that we were not entitled to rely on the exclusion prior to March 2001 or we were not entitled to rely on the temporary exclusion beginning in March 2001, our failure to register as an investment company not only raises the possibility of an enforcement action by the SEC, but also threatens the validity of corporate actions and contracts entered into by us during the period of violation.

    If we are unable to achieve our goal of acquiring one or more established operating businesses prior to the end of the one-year period that we are currently relying on, we may be required to register as an investment company under the Investment Company Act of 1940, seek an exemption from the SEC that would exclude us from the definition of an investment company, or change the composition of our assets so that we will not be an investment company under the Act. Registration as an investment company would subject us to restrictions that would significantly impair our ability to pursue our fundamental business strategy of acquiring and operating an established business. As an investment company, we would be forced to comply with substantive requirements of the Investment Company Act, including:

    - limitations on our ability to borrow;

    - limitations on our capital structure;

    - restrictions on acquisitions of interests in associated companies;

    - prohibitions on transactions with affiliates;

    - restrictions on specific investments; and

    - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

    If we were forced to comply with the rules and regulations of the Investment Company Act, our ability to acquire and operate an established business would be significantly limited.

    If we are determined to have been an unregistered investment company when we entered into the purchase agreement with Court Square, that agreement may not be enforceable by us against Court Square. If we are or become an unregistered investment company we may be limited in our ability to issue any securities, whether to Court Square under the purchase agreement, as a result of the merger or pursuant to the 2001 stock plan. Either of these events would significantly limit our ability to acquire and operate any business.

OUR COMMON STOCK IS SUBJECT TO RULES RELATING TO LOW-PRICED OR PENNY STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO BUY OR SELL SHARES AND FOR US TO ENTER INTO FUTURE EQUITY FINANCINGS OR TO EFFECT AN ACQUISITION OR MERGER WITH OTHER BUSINESSES.

    We recently announced that we were advised by Nasdaq on May 23, 2001 that our common stock would be delisted from the Nasdaq Stock Market effective with the open of business on May 24, 2001. Our common stock currently trades on the NASD's OTC Bulletin Board and may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and also may affect the ability of holders of our common stock to resell their shares of common stock. In addition, the continued delisting of the common stock may make our stock less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

THE EXCHANGE RATIO AND THE ISSUANCE OF SECURITIES TO COURT SQUARE MAY ADVERSELY AFFECT THE PRICE OR LIQUIDITY OF MERGER SUB COMMON STOCK.

    Our board of directors believes that the exchange of each share of our common stock for 0.5 shares of merger sub common stock, which will decrease the total number of shares of common stock of merger sub outstanding after the merger without altering the aggregate ownership interest in merger sub represented by such shares, should increase the market price per share of merger sub common stock. While we believe the total market value of merger sub common stock should be substantially similar to that of the total market value of our common stock immediately prior to the merger, the market price per share of merger sub common stock might not increase and may even decrease. By reducing the number of outstanding shares of merger sub common stock held by stockholders other than Court Square by 50%, from approximately 10 million shares to approximately 5 million shares the merger may adversely affect the liquidity of the market for the merger sub common stock. Additionally, under the purchase agreement Court Square may become the owner, directly and indirectly, of up to 49.5% of the outstanding common stock following consummation of the merger. As a result, the number of shares of common stock of merger sub that might otherwise trade publicly will be reduced as a percentage of the total number of shares outstanding. Currently, stockholders other than Court Square hold approximately 77% of the outstanding shares of our common stock. Assuming the maximum number of shares are issued to Court Square under the purchase agreement following the merger, stockholders other than Court Square will hold approximately 52% of the outstanding shares of our common stock. Consequently, the liquidity and market value of the remaining shares of merger sub held by the public could be adversely affected.

THE TRANSFER RESTRICTIONS IMPLEMENTED IN THE MERGER MAY DELAY OR PREVENT TAKEOVER BIDS BY THIRD PARTIES AND MAY DELAY OR FRUSTRATE ANY ATTEMPT BY STOCKHOLDERS TO REPLACE OR REMOVE THE CURRENT MANAGEMENT.

    The shares of merger sub common stock issued in the merger will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to our common stock. The transfer restrictions will require any person attempting to acquire a significant interest in merger sub to negotiate with merger sub's board of directors. The transfer restrictions also may make it more difficult to effect a merger or similar transaction perceived by stockholders to be favorable to merger sub by requiring any person seeking to enter into such a transaction with merger sub to negotiate with our Board of Directors. Finally, the transfer restrictions may make it more difficult for stockholders to replace current management because no single stockholder may cast votes for more than 5% of merger sub's outstanding shares of common stock, unless that stockholder held more than 5% of our common stock before the merger.

IF THE TRANSFER RESTRICTIONS ARE NOT EFFECTIVE IN PREVENTING AN OWNERSHIP CHANGE FROM OCCURRING, OUR ABILITY TO USE THE TAX NET OPERATING LOSS CARRYFORWARDS WILL BE SEVERELY LIMITED.

    Although the transfer restrictions are expressly permitted under Delaware law, we are not aware of any published court decisions enforcing similar transfer restrictions. Thus, a transfer could occur that would violate the transfer restrictions and merger sub might not be able to enforce the transfer restrictions. Even if a court did enforce our transfer restrictions in the case of such a transfer, the Internal Revenue Service might not agree that the transfer restrictions provide a sufficient remedy with respect to any ownership change resulting from the prohibited transfer. In either of these cases, despite the implementation of the transfer restrictions, an ownership change could occur that would severely limit merger sub's ability to use the tax benefits associated with our NOL carryforwards.

WE MAY NOT BE ABLE TO REALIZE THE BENEFITS OF OUR NOL CARRYFORWARDS.

    Based on a current federal corporate income tax rate of 35%, our NOLs could provide a benefit to us, if fully utilized, of as much as $26 million in future tax savings. However, our ability to use these tax benefits in future years will depend upon the amount of our otherwise taxable income. We may not be able to:

    - identify an established business to acquire;

    - reach an agreement to acquire any such business that we do identify on terms which are favorable to us; and

    - obtain sufficient capital to consummate an acquisition.

Each of these factors will limit our ability to use the tax benefits associated with our substantial NOLs. If, for any of these reasons, we do not have sufficient taxable income in future years to use the tax benefits before they expire, we will lose the benefit of those NOL carryforwards permanently.

    In addition, the amount of NOL carryforwards that we have claimed has not been audited or otherwise validated by the U.S. Internal Revenue Service. The IRS could challenge our calculation of the amount of our NOLs or our determinations as to when a prior change in ownership occurred and other provisions of the Internal Revenue Code, may limit our ability to carry forward our NOLs to offset taxable income in future years. If the IRS were successful with respect to any such challenge, the potential tax benefit of the NOL carryforwards to us could be substantially reduced.

BECAUSE OWNERSHIP OF OUR COMMON STOCK IS CONCENTRATED, CERTAIN STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER STOCKHOLDERS' DECISIONS.

    As of June 30, 2001, we believe that our largest stockholder, Court Square, beneficially owned and had the right to vote approximately 22.9% of our outstanding shares of common stock. If shareholders approve the purchase agreement and the maximum number of shares of merger sub common stock are issued to Court Square, Court Square will beneficially own and have the right to vote approximately 49.5% of our outstanding shares. Accordingly, Court Square will have a significant influence on the outcome of stockholder votes, including votes concerning, among other things, the election of directors; the adoption or amendment of provisions in our Amended and Restated Certificate of Incorporation; the adoption or amendment of provisions in merger sub's certificate of incorporation following the merger; and the approval of other significant corporate transactions, including mergers, and reorganizations. This level of concentrated ownership by a single entity, may have the effect of delaying or preventing a change in the management or voting control of the Company. On August 30, 2000, our board of directors acted to approve Court Square's purchase of 1,601,000 shares of our outstanding common stock then held by Hunt Financial Corporation and one of its affiliates for purposes of Section 203 of the DGCL. The grant of this approval caused the restrictions on further business combinations between us and Court Square to no longer be applicable to Court Square.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus contains certain forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC and may include statements for the period following the completion of the merger. You can find many of these statements by looking for such words as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" or similar expressions in this proxy statement/prospectus or as otherwise incorporated herein.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements, include, among others, the following possibilities as well as those listed in our annual report on Form 10-K for the fiscal year ending December 31, 2000:

    - We may be unable to find a suitable purchaser or licensee of the science assets or may be unable to sell or license the science assets on favorable terms;

    - We may be unable to identify suitable acquisition candidates or may be unable to acquire a suitable candidate on favorable terms;

    - Changes in interest rates could increase the amount we pay in interest;

    - Changes in tax laws or the occurrence of an ownership change could limit the tax benefits associated with our current tax NOL carryforwards;

    - Our access to additional capital;

    - A lack of liquidity in our common stock; and

    - The IRS may challenge the amount of our NOLs.

Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. Other than statements regarding merger sub, you should not rely on these statements, which speak only as of the date of this proxy statement/prospectus, or in the case of documents incorporated by reference, the date of the document.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are delivering with this proxy statement/prospectus copies of our annual report on Form 10-K for the year ended December 31, 2000 and our quarterly report on Form 10-Q for the quarter ended June 30, 2001. This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus.

    You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

    The following documents, which have been filed with the SEC (file number 0-24936), are incorporated by reference into this proxy statement/prospectus:

    - annual report on Form 10-K for the fiscal year ended December 31, 2000 (filing date April 2, 2001);

    - quarterly report on Form 10-Q for the quarterly period ended March 31, 2001 (filing date May 15, 2001);

    - current report on Form 8-K dated May 23, 2001 (filing date May 29, 2001);

    - quarterly report on Form 10-Q for the quarterly period ended June 30, 2001 (filing date August 14, 2001); and

    - amended quarterly report on Form 10-Q/A for the quarterly period ended June 30, 2001 (filing date September 7, 2001).

    The documents incorporated by reference into this proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement/prospectus are not themselves specifically incorporated by reference in this proxy statement/prospectus, then the exhibits will not be provided. Any request for documents should be made by Friday, October 5, 2001, to ensure timely delivery of the documents. Requests for documents should be directed to: Ergo Science Corporation, 790 Turnpike Street, North Andover, Massachusetts 01845, Attention:
President. Telephone: (978) 689-0333.

    We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the SEC at:

                                Judiciary Plaza
                                   Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

    Merger sub has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to merger sub's common stock to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of merger sub filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

    If you have any questions about the merger, please call Lisa DeScenza in our Investor Relations department at (978) 689-0333, or CIC Georgeson Shareholder Communications at (888) 382-9724.

    This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/ prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus.

                               THE ANNUAL MEETING

    We are furnishing this proxy statement/prospectus to holders of shares of common stock in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Monday, October 15, 2001 at 10:00 a.m. local time, and at any adjournments or postponements thereof.

                            MATTERS TO BE CONSIDERED

    At the annual meeting, you will be asked to consider and vote upon proposals to:

    - elect one director as a Class III director to serve for a three-year term ending at the annual meeting of stockholders in 2004 and when his successor is duly elected and qualified or his earlier resignation or removal;

    - approve and adopt a certificate of ownership and merger pursuant to which we will merge with and into merger sub, a recently-formed Delaware corporation and our wholly owned subsidiary, with merger sub being the surviving corporation;

    - approve the common stock purchase agreement with Court Square that provides for the possible issuance to Court Square, its affiliates, and their respective employees and directors of up to 3,750,000 shares of merger sub common stock at a price of $2.30 per share in cash, after giving effect to the 1-for-2 exchange ratio in the merger and subject to further adjustment as described in this proxy statement/prospectus;

    - approve the adoption of the 2001 stock plan and the reservation of 3,200,000 shares of common stock, or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger, for the exercise of stock options and other stock rights which may be granted under the 2001 stock plan which will result in a net increase of 676,688 shares against which we can grant stock options and other stock rights, after giving effect to the 1-for-2 exchange ratio in the merger;

    - ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001; and

    - transact such other business as may properly come before the annual meeting.

              SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

    Only the holders of record of the outstanding shares of the common stock at the close of business on Tuesday, August 28, 2001, the record date, will be entitled to notice of and to vote at the annual meeting. On the record date there were 14,299,217 shares of the common stock issued and outstanding. Holders of record of the common stock at the close of business on the record date will be entitled to one vote per share. The holders of shares of our series D exchangeable preferred stock are not entitled to vote on any of the proposals to be presented at the annual meeting.

                                 VOTES REQUIRED

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes, as defined below, are counted as present or represented at the meeting for purposes of determining whether a quorum exists. The votes required to approve each of the proposals are as follows:

    - The nominee for election as a director at the meeting will be elected by a plurality of the shares of the common stock present or represented by proxy and entitled to vote at the annual meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

    - The proposal to approve the certificate of ownership and merger requires the affirmative vote of a majority of the outstanding shares of the common stock for approval. Abstentions will have the same effect as a vote against the proposal.

    - The proposals to approve the purchase agreement and issuance of the securities, approve the adoption of the 2001 stock plan and ratify the appointment of our independent accountants for the fiscal year ending December 31, 2001, each require the affirmative vote of a majority of shares of the common stock present or represented by proxy and entitled to vote on the matter for approval. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to these proposals have the same effect as a vote against the proposal.

    If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

    - As to the election of directors, broker non-votes are not deemed to be present or represented and entitled to vote, and therefore will have no effect on the outcome of the vote.

    - As to the proposal to approve the certificate of ownership and merger, which requires the affirmative vote of a majority of our outstanding common stock, broker non-votes have the same effect as negative votes.

    - As to the proposals relating to the issuance of the securities, the adoption of the 2001 stock plan and the reservation of 3,200,000 shares of common stock, or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger, for stock options and other stock rights which may be granted under the 2001 stock plan and the ratification of our independent accountants, broker non-votes are not deemed to be present or represented and entitled to vote, and therefore will have no effect on the outcome of the vote.

    As of the record date, directors and executive officers and their affiliates as a group, consisting of six persons, beneficially owned 3,984,699 shares of common stock, exclusive of presently exercisable stock options. This number of shares represented 27.8% of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all such shares in favor of all the proposals. None of them will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of any of the proposals. Based on documents filed with the SEC, as of the record date, Court Square beneficially owned 3,279,910 shares of common stock, representing 22.9% of the aggregate number of votes entitled to be cast at the annual meeting. Court Square has indicated that it intends to vote in favor of all of the proposals.

                 VOTING, SOLICITATION AND REVOCATION OF PROXIES

    Any holder of common stock who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by one of the following methods:

    - giving written notice of revocation;

    - properly submitting a duly-executed proxy bearing a later date; or

    - attending the annual meeting and voting in person.

Stockholders who have executed a proxy but intend to vote in person are requested to notify us prior to the time of the annual meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to: David R. Burt, Secretary, Ergo Science Corporation, 790 Turnpike Street, North Andover, Massachusetts, 01845. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

    Shares of common stock held by beneficial owners and represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on properly executed proxies that are received, such proxies will be voted for the election of the class III director nominee; for approval of the certificate of ownership and merger; for approval of the purchase agreement and, thereby, the issuance of the securities to Court Square; for the adoption of the 2001 stock plan and the reservation of 3,200,000 shares, or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger, of common stock for stock options and other stock rights which may be granted under the 2001 stock plan; and for the ratification of the selection of PricewaterhouseCoopers as our independent accountants. The board of directors knows of no other business to be brought before the annual meeting. However, all properly executed proxies received will be voted in the discretion of the proxy holders as to any other matter which may properly come before the annual meeting. A broker "non-vote" will have the same effect as a vote against the certificate of ownership and merger and will have no effect with respect to the other proposals.

    We will bear the costs of printing and mailing this proxy statement/prospectus as well as all other costs incurred on behalf of our Board in connection with the solicitation of proxies from the holders of common stock. We plan to retain CIC Georgeson Shareholder Communications to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $7,000 plus expenses. In addition, directors, officers and employees of our company and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile or telegraph without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the common stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the annual meeting. We will reimburse these persons for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of June 30, 2001, by:

    - each person we know to be the beneficial owner of 5% or more of the outstanding shares of common stock based on our review of filings made with the SEC;

    - the executive officer;

    - each director; and

    - the executive officer and the directors as a group.

Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                            SHARES BENEFICIALLY
                                                                 OWNED(2)
                                                          -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    NUMBER        PERCENT
---------------------------------------                   ---------      --------
Court Square Capital Limited ...........................  3,279,910(3)     22.9%
  399 Park Avenue
  New York, New York 10043

David R. Burt ..........................................    128,255(4)        *

Thomas F. McWilliams ...................................  3,299,910(5)     22.9%

William T. Comfort, III ................................    704,534         4.9%

Charles E. Finelli .....................................          0           *

J. Warren Huff .........................................          0           *

All directors and the current executive officer as a
  group (five persons) .................................  4,132,699(6)     28.6%

------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1) The address of all individual directors and the executive officer is c/o Ergo Science Corporation, 790 Turnpike Street, North Andover, Massachusetts 01845.

(2) The number of shares of common stock issued and outstanding on June 30, 2001, was 14,299,217. The information included in the table does not take into account the 1-for-2 exchange ratio contemplated in the certificate of ownership and merger. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at June 30, 2001, plus shares of common stock subject to options held by such person at June 30, 2001, and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(3) This information, except the percentage beneficially owned, is based solely on a Schedule 13D filed on September 11, 2000 with the SEC by Citigroup, Inc. Consists of 3,279,910 shares of common stock held by Court Square. Court Square, Citicorp Banking Corporation, Citicorp, Citigroup Holdings Company and Citigroup may be deemed to share the voting and dispositive power of the 3,279,910 shares of common stock directly beneficially owned by Court Square by virtue of, Citicorp Banking's 100% ownership interest in Court Square, Citicorp's 100% ownership interest in Citicorp Banking, Citigroup Holdings' 100% ownership interest in Citicorp and Citigroup's 100% interest in Citigroup Holdings. Citigroup may also be deemed to share the voting and dispositive power of the 3,000 shares of common stock directly beneficially owned by certain other subsidiaries of Citigroup. Does not include shares issuable upon the closing of the transactions contemplated by the purchase agreement.

(4) Includes 128,000 shares of common stock subject to stock options held by Mr. Burt on June 30, 2001, and exercisable within 60 days thereafter, and 100 shares of common stock owned by Mr. Burt's daughter.

(5) Includes 20,000 shares of common stock subject to stock options held by Mr. McWilliams on June 30, 2001, and exercisable within 60 days thereafter, and 3,279,910 shares owned by Court Square, as to which Mr. McWilliams disclaims beneficial ownership.

(6) Includes 148,000 shares of common stock subject to stock options held by the directors and the executive officer on June 30, 2001, and exercisable within 60 days thereafter. See note 5 for further details concerning shares as to which Mr. McWilliams disclaims beneficial ownership.

                                   MANAGEMENT

                               BOARD OF DIRECTORS

    Under our restated certificate of incorporation, the number of members of our board of directors is fixed from time to time by the board of directors. David L. Castaldi, Anthony H. Cincotta, Ph.D. and Stephen P. Smiley resigned as directors in 2000. The board of directors currently consists of five members, classified into three classes as follows: William T. Comfort III and Charles E. Finelli constitute a class with terms ending in 2002, the Class I directors; Thomas F. McWilliams and J. Warren Huff constitute a class with terms ending in 2003, the Class II directors; and David R. Burt constitutes a class with a term which expires at the upcoming annual meeting, the Class III director. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    The board of directors has voted to set the size of the board of directors at five and to nominate David R. Burt for election at the annual meeting for a term of three years, to serve until the 2004 annual meeting of stockholders, and until his successor has been elected and qualified. The Class I directors (William T. Comfort III and Charles E. Finelli) and the Class II directors (Thomas F. McWilliams and J. Warren Huff) will serve until the annual meetings of stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

    The following table provides information concerning our executive officer and directors:

NAME                                     AGE             POSITION WITH THE COMPANY
----                                   --------   ----------------------------------------
David R. Burt(1).....................     38      Chairman of the Board, President, Chief
                                                    Executive Officer, Secretary and
                                                    Director

William T. Comfort III(2)............     34      Director

Charles E. Finelli(3)................     37      Director

J. Warren Huff(4)....................     47      Director

Thomas F. McWilliams(4)..............     58      Director

------------------------

(1) Member of the nominating committee.

(2) Member of the compensation committee and nominating committee.

(3) Member of the audit committee.

(4) Member of the audit committee, compensation committee and nominating committee.

Executive officers are generally elected annually by the board of directors to serve at the discretion of the board of directors. A brief biography of each director and the executive officer follows.

    DAVID R. BURT, Class III director, joined us as Vice President, Corporate Development, in March 1993. He was appointed Secretary in March 1997. In
March 1999, Mr. Burt was appointed as a director. He also was appointed President and Chief Executive Officer in March 1999 and Chairman of the Board in April 2001. Mr. Burt also serves as the President and Chief Executive Officer and a director of NAHC, Inc., formerly known as NovaCare, Inc., a company traditionally in the healthcare industry. From 1990 until 1993, Mr. Burt practiced corporate and securities law at Johnson & Gibbs, P.C., a law firm in Dallas, Texas. Mr. Burt's practice involved representing issuers and underwriters in financing transactions in a variety of high technology industries. Mr. Burt received a B.A. in government from Dartmouth College and a J.D. from the University of Maryland Law School. Before attending law school, Mr. Burt worked on the staff of United States Senator Paul S. Sarbanes.

    WILLIAM T. COMFORT III, Class I director, joined our board of directors in January 2001. Mr. Comfort had been a private equity investor with CVC Capital Partners, a leading private equity firm based in London, England. Recently, Mr. Comfort left CVC Capital Partners to open his own private equity firm.
Mr. Comfort has served on the Boards of numerous companies. Mr. Comfort received his J.D. and L.L.M. in tax from New York University School of Law.

    CHARLES E. FINELLI, Class I director, joined our board of directors in March 2001. Mr. Finelli has been in the private practice of law for six years specializing in litigation. Mr. Finelli received his J.D. from the University of Arkansas School of Law. He is a director of NAHC, Inc.

    J. WARREN HUFF, Class II director, joined our board of directors in February 2001. Mr. Huff is Chairman of the Board of Openpages, Inc., a company in the software content production industry. From 1998 until 2001, he was President and Chief Executive Officer of Openpages, Inc. From 1997 to 1998,
Mr. Huff was President and Chief Executive Officer of InLight, Inc., a privately held medical education software company that he founded. From 1992 until 1996, Mr. Huff was our President. Mr. Huff received his J.D. from the Southern Methodist University School of Law and graduated magna cum laude with a B.A. in business administration from University of Texas at Austin.

    THOMAS F. MCWILLIAMS, Class II director, joined our board of directors during September 1992 in connection with the purchase of our convertible securities by Citicorp Venture Capital, Ltd. Mr. McWilliams is a Managing Director of Citicorp Venture Capital, an affiliate of Court Square, where he has been employed since 1983. He is a director of Chase Brass and Copper
Company, Inc., a company engaged in the manufacture of brass rods and bars, MMI Products, Inc., a company engaged in the manufacture and distribution of products used in the commercial, infrastructure and residential construction industries, Hydrochem Industrial Services, Inc., a company engaged in providing industrial cleaning services, and a number of other privately owned companies. Mr. McWilliams received his A.B. from Brown University and his M.B.A. from the Wharton School, University of Pennsylvania.

               COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 2000 there were five meetings of the board of directors, and the various committees of the board of directors met a total of three times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the board on which he served during fiscal 2000. The board of directors has three standing committees: the audit committee, the compensation committee, and the nominating committee.

    AUDIT COMMITTEE. The audit committee, which met one time in fiscal 2000, had two members, Thomas F. McWilliams and Stephen P. Smiley. Mr. Smiley resigned in October 2000 and Mr. Huff and Mr. Finelli were added to the committee in March 2001. The audit committee reviews the engagement of our independent accountants, reviews our financial statements, considers matters relating to our accounting policy and internal controls and reviews the scope of our annual audits.

    COMPENSATION COMMITTEE. The compensation committee, which met one time during fiscal 2000, had two members, Thomas F. McWilliams (Chairman) and Stephen
P. Smiley. Mr. Smiley resigned in October 2000, Mr. Comfort was added to the committee in January 2001. Mr. Huff was added to the committee in March 2001. The compensation committee reviews, approves and makes recommendations on our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. The board of directors designated the compensation committee as the administrator of our incentive plan. In addition, the board of directors has designated the compensation committee as the administrator of the 2001 stock plan, assuming the 2001 stock plan is approved by stockholders.

    NOMINATING COMMITTEE. The nominating committee met one time during fiscal 2000 and had two members, Thomas F. McWilliams (Chairman) and Stephen P. Smiley. Mr. Smiley resigned in October 2000 and Mr. Burt, Mr. Comfort and Mr. Huff were added to the committee in March 2001. The nominating committee's role, following consultation with the other members of the board of directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to individual nominees. In recommending candidates to the board of directors, the nominating committee seeks persons with, among other things, proven judgment and experience. The nominating committee will not consider nominees recommended by stockholders.

                           COMPENSATION OF DIRECTORS

    Our policy is to pay nominal or no compensation to members of the board of directors for attending meetings of the board of directors and its committees. We reimburse directors for the expenses incurred in attending meetings of the board of directors and its committees. In June 1996, our stockholders approved the non-employee director plan. The non-employee director plan provides for an initial grant of a nonqualified stock option for 10,000 shares of common stock to each non-employee director upon first being elected or appointed to serve on the board of directors. Mr. McWilliams who was serving as a non-employee director when the non-employee director plan was approved, received an initial grant of a nonqualified stock option for 10,000 shares of common stock with a deemed grant date of May 15, 1996. In addition, in accordance with the terms of the non-employee director plan, each non-employee director is granted a second nonqualified stock option for 10,000 shares of common stock on the second anniversary of the grant date of their initial grant. Each option under the non-employee director plan has an exercise price equal to the fair market value of the common stock on the grant date. These options become exercisable in equal increments on the first and second anniversary of their date of grant and will expire ten years after the grant date if not exercised. If a change in control occurs, all stock options granted under the non-employee director plan will become fully exercisable. On March 27, 2001, our board of directors granted nonqualified stock options for 35,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the grant date, without giving effect to the 1-for-2 exchange ratio in the merger, to each of Messrs. Comfort, Finelli and Huff. Each of these options vests in equal installments of 7,000 shares on each of the first five anniversaries of March 27, 2001 provided that the holder participates in at least 75% of all meetings of our board of directors for the preceding year.

    The total number of shares of common stock authorized for issuance under the non-employee director plan is 200,000 and options with respect to 50,000 shares have been granted and remained outstanding as of June 30, 2001.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth summary information as to compensation received by the Chief Executive Officer who was the only executive officer who was employed by us in 2000 for services rendered in all capacities during the three fiscal years ended December 31, 2000.

                                                                                LONG-TERM COMPENSATION
                                                                                -----------------------
                                                                                        AWARDS
                                                  ANNUAL COMPENSATION           -----------------------
                                           ----------------------------------                SECURITIES
                                                                    OTHER       RESTRICTED   UNDERLYING
NAME AND PRINCIPAL POSITION                            BONUS        ANNUAL        STOCK       OPTIONS/
AT JUNE 30, 2001               YEAR         SALARY      (1)      COMPENSATION     AWARDS      SARS(#)
---------------------------  --------      --------   --------   ------------   ----------   ----------
David R. Burt ..........
  Chairman, President,         2000(3)     $170,000   $    --      $      --           --          --
  Chief Executive Officer      1999         200,000    40,000             --           --          --
  and Secretary                1998         150,000    37,500             --           --      55,000

                               LONG-TERM COMPENSATION
                             ---------------------------
                              PAYOUTS
                             ---------

NAME AND PRINCIPAL POSITION    LTIP         ALL OTHER
AT JUNE 30, 2001              PAYOUTS    COMPENSATION(2)
---------------------------  ---------   ---------------
David R. Burt ..........
  Chairman, President,       $     --         $1,708
  Chief Executive Officer          --          2,000
  and Secretary                    --          1,500

------------------------

(1) 1998 bonuses were expensed and paid in 1998. 1999 bonuses were expensed and paid in 2000. No bonuses were paid for 2000.

(2) All other compensation consists of matching contributions made under the Company's 401(k) plan.

(3) Mr. Burt was appointed Chairman of the Board in March 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

    During 2000, we did not grant any stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information about the number of shares issued upon option exercises and the value realized by Mr. Burt during 2000. The table also provides information about the number and value of options held by Mr. Burt at December 31, 2000.

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING             VALUE OF THE UNEXERCISED
                                      SHARES                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                     ACQUIRED                     AT FISCAL YEAR-END           AT FISCAL YEAR-END(2)
                                        ON         VALUE      ---------------------------   ---------------------------
NAME                                 EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 --------   -----------   -----------   -------------   -----------   -------------
David R. Burt......................      --     $       --      120,500        35,000               --             --

------------------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continued to be held by Mr. Burt exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for common stock of $0.625, the closing sale price per share of common stock as reported in the Nasdaq National Market System on Friday, December 29, 2000.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    David R. Burt is an employee-at-will because we did not renew our employment agreement with him when it expired in October 1998. Mr. Burt's current base salary amount is $150,000. The compensation committee may increase this base amount at its discretion.

                      DIRECTOR AND OFFICER INDEMNIFICATION

    We have entered into indemnification agreements with each of our directors and executive officer, agreeing to indemnify the director or officer to the fullest extent permitted by law, and to advance expenses, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of ours or a subsidiary of ours or another entity at our request, unless a reviewing party, either outside counsel or a committee appointed by the board of directors, determines that the person would not be entitled to indemnification under applicable law. In addition, if a change-in-control or a potential change-in-control occurs, and if the person indemnified so requests, we will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any claim relating to such an event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under the indemnification agreement are not exclusive of any other rights under the restated certificate of incorporation or bylaws, as amended, or applicable law.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

    Our executive compensation program is designed to attract, motivate and retain the individuals that we need to maximize our return to stockholders. To meet this overall objective, we provide competitive compensation opportunities and incentive award payments based on Company and individual performance. We attempt to provide each of our executives with a compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other organizations of our size and in our industry.

    CASH COMPENSATION. Cash compensation set forth in the Summary Compensation Table consists of a base salary and an annual bonus. The compensation committee believes that base salaries are consistent with base salaries of executives holding similar positions with other companies at a stage of development comparable to ours. The compensation committee determines an executive's competitive level of compensation based on information from a variety of sources, including proxy statements of other companies and special surveys. The compensation committee believes it is crucial to provide salaries within a competitive market range to attract and retain talented executives. The specific competitive markets considered depend on the nature and level of the executive position in question and the labor markets from which qualified individuals would be recruited. Annual salary increases for the executives may be given based on general levels of market salary increase, individual performance and overall financial results without any specific weighting among these factors. Any base salary increases are expected to be consistent with the philosophy of pay-for-performance.

    An executive may also be awarded a cash bonus as a percentage of base pay within a pre-determined range established by the board of directors. Within that range, an executive's cash bonus will be determined by the board of directors in proportion to the extent to which the performance objectives established by the board of directors for that executive are met or exceeded. These objectives typically focus on results of the Company's operations and accomplishments.

    INCENTIVE PLAN. Equity based incentive compensation may be awarded to executives under our incentive plan. The incentive plan allows grants of stock options, SARs and restricted stock awards. To date, only stock options have been awarded under the incentive plan. The compensation committee believes that providing equity based compensation to executives can be critical in attracting and retaining qualified individuals and in bringing out their superior performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As previously described, we structure the pay for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the position. In March 1999, David R. Burt, formerly the Company's Vice President, Corporate Development, was elected President and Chief Executive Officer. Specific actions taken by the compensation committee in 2000 regarding the compensation of Mr. Burt are summarized below:

    BASE SALARY. Commensurate with Mr. Burt's duties as President and Chief Executive Officer, Mr. Burt's annual base salary was adjusted to $150,000.

    BONUS.  Mr. Burt did not receive a cash bonus for fiscal year 2000.

    INCENTIVE PLAN. Mr. Burt was not granted any options to purchase shares of common stock during 2000. Mr. Burt had 120,500 vested exercisable stock options as of December 31, 2000.

                                          COMPENSATION COMMITTEE
                                          William T. Comfort III
                                          J. Warren Huff
                                          Thomas F. McWilliams, Chairman

                               PERFORMANCE GRAPH

    The Performance Graph compares our cumulative total return, the NASDAQ Stock Market (U.S. Companies) and NASDAQ Pharmaceutical Stocks. The graph assumes that $100 was invested in the stock or the index on December 31, 2000 and assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                            ERGO SCIENCE CORPORATION
                           COMPARATIVE TOTAL RETURNS
                  DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              ERGO SCIENCE CORPORATION (1)  NASDAQ US  NASDAQ PHARMACEUTICAL
Dec-95                                                                                $100       $100                   $100
Dec-96                                                                                 $88       $105                    $97
Dec-97                                                                                $116       $123                   $103
Dec-98                                                                                  $8       $172                   $133
Dec-99                                                                                  $9       $312                   $247
Dec-00                                                                                  $5       $193                   $309
(1) Based upon a stock price of $14.25 per share, the
closing per share price of the common stock on December 29,
1995.

------------------------

(1) Based upon a stock price of $14.25 per share, the closing per share price of the common stock on December 29, 1995.

                         REPORT OF THE AUDIT COMMITTEE

    The audit committee of the board of directors consists of Mr. Huff and Mr. Finelli, each of whom meet the independence and experience requirements of the Nasdaq National Market System and Mr. McWilliams. Although Mr. McWilliams does not meet the independence requirements of the Nasdaq National Market System because he is an employee of one of our affiliates, the board of directors requested that he continue to serve as a member of the audit committee in order that we might benefit from his extensive financial knowledge and experience, as well as to maintain a level of continuity of membership on the committee. The audit committee has furnished the following report:

    The audit committee assists the board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the board, which is attached as APPENDIX A to this proxy statement/ prospectus. The audit committee plans to review and reassess its charter annually and to recommend any changes to the board for approval. The audit committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the audit committee took the following actions:

    - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and PricewaterhouseCoopers LLP, our independent auditors;

    - Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    - Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee further discussed with PricewaterhouseCoopers LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

    The audit committee reviewed the audited financial statements and had discussions with management and PricewaterhouseCoopers LLP regarding the audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC. Based upon its review and discussions, the audit committee recommended to our board of directors that the audited financials for the fiscal year ended December 31, 2000 be included in the annual report on Form 10-K.

                                          AUDIT COMMITTEE
                                          Charles E. Finelli
                                          J. Warren Huff, Chairman
                                          Thomas F. McWilliams

                              CERTAIN TRANSACTIONS

    We have entered into a common stock purchase agreement with merger sub and Court Square. Mr. Williams, one of our directors and a director of merger sub, is also a Managing Director of Court Square. Subject to a number of conditions, including the consummation of a qualifying acquisition, completion of the merger, and approval by our stockholders of the issuance of securities, merger sub may issue, and Court Square and its affiliates may purchase, up to 3,750,000 shares of its common stock, at a per share price of $2.30, after giving effect to the 1-for-2 exchange ratio in the merger and subject to further adjustment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committee are J. Warren Huff and Thomas F. McWilliams. None of these members is our employee. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the SEC initial reports of ownership and reports of any changes in ownership of our common stock and other equity securities. Based on our review of forms furnished to us and written representations from reporting persons, we believe that all filing requirements applicable to executive officers, directors, and 10% beneficial owners were complied with during 2000.

                APPLICABILITY OF INVESTMENT COMPANY ACT OF 1940

    In general, companies that have over 40% of their assets in the form of investment securities, are subject to the Investment Company Act of 1940, which is administered by the SEC. These companies must register with the SEC and are regulated closely. Failure to register not only raises the possibility of SEC enforcement action, but also threatens the validity of corporate actions and contracts executed during the period of violation.

    From the time of our initial public offering through March of this year, we have relied on an exclusion from the requirements of the Act for companies primarily engaged in a business other than investing in securities. We believe that we satisfied specific criteria established by the SEC for companies which are primarily engaged in bona fide research and development, not investing in securities. When we sold our pre-clinical research assets in the second quarter of 1999 and moved to conserve our assets for the development of ERGOSET through the FDA process, it raised a regulatory issue as to whether we might need to register as an investment company. While we abandoned our pre-clinical research in the second quarter of 1999, we continued our efforts to develop ERGOSET. We believe that we continued to meet the conditions for the exclusion through March 2001. Beginning in March 2001, we believe a temporary exclusion was available to us for up to one year based on our bona fide intent to be engaged as soon as possible in an operating business. The SEC may take the position that we did not meet the requirements of the exclusion from March 1999 through March 2001. The SEC may also take the position that we are not eligible to rely on the one-year period applicable to the temporary exclusion.

    When we chose to sell or license ERGOSET-Registered Trademark- and our other human drug related assets in March 2001, the exclusion no longer applied to us. However, the Investment Company Act provides a one year temporary exclusion for companies that are in transition in limited circumstances. We believe this temporary exclusion applies to us because our board of directors decided that during this time we would take action to become an operating company or to obtain a special exemption from the SEC. We believe that we are, in fact, complying with this rule because we are seeking to acquire an operating company and we intend to do so within the one year period.

    Since March 27, 2001, we have taken a limited number of steps toward the acquisition of an operating business. We have negotiated and entered into the purchase agreement with Court Square which is intended to provide equity capital for such an acquisition and bolster our credibility as we enter into discussions with acquisition candidates. We have also taken steps toward implementing transfer restrictions on our shares of common stock which we expect to help preserve the benefits of our substantial NOL carry forwards. However, since the merger is a condition to the issuance of securities to Court Square, and stockholder approval is required for the merger, we are limited in taking further steps prior to the annual meeting.

    Since our initial public offering, we have managed our financial assets in a manner intended to preserve our capital. Recently, we reallocated our assets so that 100% of our financial assets consist of cash items. We expect this reallocation to have a slight impact on our future income.

                              ELECTION OF DIRECTOR
                                (NOTICE ITEM 1)

    Our restated certificate of incorporation provides for a classified board of directors. The board of directors currently consists of five members, classified into three classes as follows: William T. Comfort III and Charles E. Finelli constitute a class with terms ending in 2002; Thomas F. McWilliams and
J. Warren Huff constitute a class with terms ending in 2003; and David R. Burt constitutes a class with a term which expires at the upcoming annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    The board of directors has voted:

    - to set the size of the board of directors at five members; and

    - to nominate David R. Burt for election at the annual meeting for a term of three years to serve until the 2004 annual meeting of stockholders, and until his successor is elected and qualified.

    The class I directors (William T. Comfort III and Charles E. Finelli) and the class II directors (Thomas F. McWilliams and J. Warren Huff) will serve until the annual meetings of stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

    Unless authority to vote for the nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Burt as a member of our board of directors. In the event that Mr. Burt shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend. The board has no reason to believe that Mr. Burt will be unable or unwilling to serve.

         APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of holders of a plurality of the votes cast at the annual meeting is required to elect Mr. Burt as a class III director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID R. BURT AS A
CLASS III DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" HIS ELECTION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   THE MERGER
                                (NOTICE ITEM 2)

                                    GENERAL

    You are being asked to approve the certificate of ownership and merger pursuant to which we will merge with and into our wholly owned subsidiary, merger sub. The principal purpose of the merger is to implement transfer restrictions on our shares of common stock. The transfer restrictions to be implemented by the merger are specifically permitted under the DGCL to preserve tax attributes, including NOLs. In our case, they do this by reducing the risk of an occurrence of an "ownership change" as defined under the NOL carryfoward limitations of the Internal Revenue Code of 1986. If such an ownership change occurs, our ability to use our tax benefits could be severely limited. The purchase agreement we entered into with Court Square requires that we implement the transfer restrictions as a condition to the issuance of securities.

    Merger sub is a recently-formed Delaware corporation that was organized as our direct wholly owned subsidiary for the purpose of becoming our successor in the merger. Merger sub has no operating history and only nominal assets, liabilities and capitalization. If the merger is approved by our stockholders and all the other conditions set forth in the certificate of ownership and merger are satisfied or waived, we will be merged with and into merger sub, with merger sub as the surviving corporation of the merger. The full text of the certificate of ownership and merger is attached as APPENDIX B to this proxy statement/prospectus, and the discussion below, which summarizes the material terms of the certificate of ownership and merger, is qualified by reference thereto.

    As a result of the merger, merger sub will be the surviving corporation, all of the outstanding shares of our common stock will be converted into and exchanged for shares of common stock of merger sub on a one-for-two basis, and all of the outstanding shares of our series D exchangeable preferred stock, will be converted into and exchanged for shares of series D exchangeable preferred stock of merger sub, on a one-for-one basis. After the merger, our common stockholders will own all of the outstanding shares of merger sub common stock, having received that stock in exchange for their shares of our common stock as part of the merger. Merger sub will succeed to our existing business and operations. The consolidated assets, liabilities and stockholders' equity of merger sub immediately following the merger will be the same as ours immediately prior to the consummation of the merger. Immediately prior to the merger, the merger sub board of directors will be comprised of the same five current members of our board of directors, and the executive officer of merger sub will be the same as our executive officer.

    The DGCL permits the imposition of restrictions on the transfer of securities of a corporation either by the certificate of incorporation or the bylaws or by an agreement among any number of security holders or among any number of security holders and the corporation. However, no transfer restriction is binding on a security holder with respect to securities issued prior to the adoption of the restriction unless such security holders are parties to an agreement or vote in favor of the restriction. In determining the most effective method for imposing the transfer restrictions, we, with the advice of our counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., reviewed the applicable provisions of the DGCL and other instances where public companies had imposed transfer restrictions on their shares in order to protect their tax benefits against an ownership change or for other purposes. We selected the issuance of shares of merger sub common stock to all stockholders in exchange for their shares of our common stock pursuant to the merger as the means of implementing the transfer restrictions with the least change in our business, financial condition, assets, management or contractual relations. The shares of merger sub common stock will, for purposes of the DGCL, be issued as of the effective time of such merger and, accordingly, should be subject to the transfer restrictions from their initial issuance. The DGCL also provides that the transfer restrictions will not be effective with respect to securities unless they are noted conspicuously on the certificates representing such securities or unless the holder or transferee of such securities has actual knowledge of such restrictions. Consequently, the stock certificates of merger sub will have legends reflecting the transfer restrictions if the merger is completed.

    The transfer restrictions are intended to bind all holders of shares of our common stock outstanding at the effective time of the merger and will apply both to shares of merger sub common stock issued in exchange for those shares of our common stock outstanding at the effective time and to shares of merger sub common stock issued thereafter. Transfers of shares of our common stock occurring prior to the effective time of the merger will not be restricted, and all holders of our common stock as of the effective time will receive shares of merger sub common stock in exchange for their shares of our common stock. However, all transfers following the effective time of the merger of merger sub shares will be subject to the transfer restrictions.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

    Our board of directors has unanimously approved the certificate of ownership and merger, subject to the receipt of stockholder approval, and unanimously recommends that stockholders approve the merger. In deciding to approve the certificate of ownership and merger, the board of directors considered a number of factors, including, but not limited to, the following factors, each of which our directors considered to weigh in favor of recommending the merger to you:

    - The fact that we cannot currently prevent an ownership change that could significantly limit the availability of the potentially valuable tax benefits associated with our tax net operating loss carryforwards.

    - The advice of our counsel regarding the relative enforceability of stock transfer restrictions under the DGCL when the restrictions are imposed by amending our certificate of incorporation or by establishing the restrictions through the merger.

    - The fact that the merger is a condition to the sale of securities provided for in the purchase agreement, in light of the recommendation of the special committee of the board that the board approve the purchase agreement and the sale of securities.

    - The fact that there would be no material negative federal income tax consequences of the merger to us, merger sub or our stockholders.

    - The fact that there would be no adverse accounting effect of the merger.

    Each director has advised us that he plans to vote all of his shares of common stock in favor of the merger.

                          PRESERVATION OF TAX BENEFITS

    NOLs may be carried forward to offset federal taxable income in future years and eliminate income taxes otherwise payable on such taxable income, with certain adjustements and eliminations for purposes of calculating minimum tax liability. Our NOL carryforwards will provide a tax benefit to us in the future if we have taxable income. The availability of these tax benefits would be jeopardized if an ownership change were to occur in the future. There is a risk that an ownership change could result if, among other possibilities, persons acquire 5% or more of our common stock, or stockholders that already own 5% or more of our common stock buy or sell shares of our common stock.

    The extent of the actual value of our tax benefits is subject to inherent uncertainty because the value depends on the amount of otherwise taxable income against which we, or merger sub after the merger, will be able to utilize the NOL carryforwards in future years. In addition, the IRS could challenge the amount of the tax net operating loss carryforwards calculated by us. Assuming we do not experience an ownership change, tax NOL carryforwards not fully utilized in a given year may be carried over and utilized in subsequent years, subject to their expiration, and further subject to limitations resulting from the last ownership change that, according to our analysis, occurred in February 1998. The IRS may challenge this analysis. If such an assertion were successful, the potential future benefit of the NOL carryforwards could be substantially reduced.

    Based on information currently available to us, we had, as of January 1, 2001, NOL carrryforwards of approximately $76 million. NOL's generated before 1998 may be carried forward up to 15 years, and NOL's generated after 1997 may be carried forward up to 20 years. Included in the $76 million are approximately $67 million of NOLs that are already limited as to when we may use them due to a prior ownership change. Of this $67 million, a total of approximately
$46 million can be utilized in 2001 or later years, an additional $12 million may be utilized in 2002 or later years and the remaining $9 million may be utilized in 2003 or later years. Our earliest NOLs available for carryforward were generated in 1992, and thus will expire if not used prior to the end of 2007.

    For state income tax purposes, rules relating to carryforwards of NOLs vary from state to state and may be different from federal rules. For example, in Massachusetts, where we maintain our principal place of business, NOLs may be carried forward up to a maximum of five years, rather than the 15 or 20 year period available for federal income tax purposes, making it much less likely that the available NOL carryforwards will provide a material tax benefit for Massachusetts corporate tax purposes.

                           LIMITATIONS ON USE OF NOLS

    If we underwent an ownership change, the NOL carryforward limitations would impose an annual limit on the amount of the taxable income that may be offset by our NOLs generated prior to the ownership change. If an ownership change were to occur, we would not be able to use a significant portion of our NOLs to offset taxable income.

    The annual limit on the use of NOLs generally would be equal to the value of our common stock, immediately before the ownership change multiplied by the "long-term tax-exempt rate" in effect at the time of the ownership change. The "long-term tax-exempt rate" is published monthly by the IRS, and for August 2001 was 5.01%. As an example, if we had an ownership change during August 2001 and we had a market capitalization of $15 million, as adjusted, immediately before the transaction which resulted in the ownership change, then we could use NOLs incurred prior to that date to offset future taxable income at a cumulative maximum rate of $751,500 per year, which is $15 million multiplied by 5.01%, resulting in a significant reduction in the potential tax benefit that could be derived from the pre-change carryforwards. Moreover, if we were not to continue our business enterprise for at least two years after an ownership change, our annual limit would be zero. If the issuance of shares of merger sub common stock to Court Square is consummated to the fullest extent provided for in the purchase agreement, we estimate that our aggregate percentage point change in ownership over the three-year period ending on such date, assuming no other changes in ownership, would be approximately 44%. Since this is less than 50%, we would not experience an ownership change, and use of our NOL carryforwards would not be further limited, as a result of that issuance. However, one of the reasons for the transfer restrictions is that we would be so close to experiencing another ownership change following that issuance. Our acquisition of an operating business for cash would have no effect on this percentage, while the issuance of equity securities in connection with an acquisition would increase the percentage. Therefore our current intention is not to issue equity securities, other than the issuance of securities to Court Square, to finance such an acquisition. If such an acquisition does not involve the issuance of equity securities, it is unlikely that further stockholder approval will be required, or sought.

    In general, an ownership change occurs when, as of any testing date, the aggregate of the increase in percentage points of the total amount of a corporation's stock owned by each of those "5-percent shareholders" within the meaning of the NOL carryforward limitations whose percentage ownership of the stock has increased as of such date over the lowest percentage of the stock owned by each such

"5-percent shareholder" at any time during the three-year period preceding such date is more than 50 percentage points. In general, persons who own 5% or more of a corporation's stock are "5-percent shareholders," and all other persons who own less than 5% of a corporation's stock are treated, together, as a single, public group "5-percent shareholder," regardless of whether they own an aggregate of 5% of a corporation's stock. For purposes of determining percentage ownership, stock generally includes all issued and outstanding stock, except certain preferred stock that:

    - is not entitled to vote;

    - is limited and preferred as to dividends and does not participate in corporate growth to any significant extent;

    - has redemption and liquidation rights which do not exceed the issue price of such stock except for a reasonable redemption or liquidation premium; and

    - is not convertible into another class of stock.

    We believe that our series D exchangeable preferred stock possesses all of the foregoing characteristics and, therefore, that such preferred stock does not constitute "stock" for purposes of determining percentage ownership for purposes of the NOL carryforward limitations. Treasury Regulations also provide that certain stock that may be acquired pursuant to warrants, options, rights to purchase stock, rights to convert other instruments into stock, and options or other rights to acquire any such interest may under certain circumstances be deemed to have been acquired for purposes of determining the occurrence of an ownership change.

    Section 382 employs complicated attribution, aggregation and segregation rules to identify "5-percent shareholders." The attribution rules require, among other things, that stock ownership be attributed from entities to their beneficial owners until the stock ownership has been attributed to individuals. Any individual who indirectly owns 5% of our stock is treated as a "5-percent shareholder". The aggregation rules cause certain shareholders to be aggregated into one or more public group "5-percent shareholders." The segregation rules cause the public group "5-percent shareholders" to be fragmented into multiple public group "5-percent shareholders" and have the effect of increasing the probability that an ownership change will occur. The segregation rules generally apply, with certain exceptions, to issuances and redemptions of stock by us, certain mergers involving us, dispositions of stock by certain "5-percent shareholders" and the deemed exercise of options and similar instruments to buy our common stock. For example, under these segregation rules, if we purchased our common stock from our stockholders, the ownership of the remaining stockholders would be deemed to increase and we would be closer to undergoing an ownership change.

    Calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the NOL carryforward limitations as well as the limitations on a publicly-traded corporation's knowledge concerning the ownership of, and transactions in, its securities. As of the date of this proxy statement/prospectus, we are unaware of any facts indicating that an ownership change has occurred with respect to us since our last ownership change that we believe occurred in February 1998. As indicated above, certain transfers of our common stock by or to "5-percent shareholders" could result in an ownership change. We do not currently have the ability to restrict transactions that could result in an ownership change. As of June 30, 2001, the only 5-percent shareholder we were aware of is Court Square.

                        SUMMARY OF TRANSFER RESTRICTIONS

    GENERAL. The following is a summary of the material transfer restrictions, which are set forth in Article XII of merger sub's certificate of incorporation to be in effect immediately prior to the merger. See APPENDIX C. The following summary is qualified by reference to APPENDIX C to this proxy statement/prospectus. The transfer restrictions apply to transfers of merger sub common stock and any other instrument that would be treated as "stock," as determined under applicable Treasury Regulations. The transfer restrictions will apply until the earlier of:

    - the day after the third anniversary of the effective date of the merger;

    - the repeal of the NOL carryfoward limitations if merger sub's board of directors determines the transfer restrictions are no longer necessary for the preservation of the tax benefits; or

    - the beginning of a taxable year of merger sub to which merger sub's board determines that no tax benefits may be carried forward.

    However, merger sub's board of directors will have the power to accelerate or extend the expiration date of the transfer restrictions if it determines in writing that such action is reasonably necessary or desirable to preserve the tax benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of the tax benefits, as the case may be. This power is vested in merger sub's board of directors to ensure that merger sub retains the power to make in light of all relevant circumstances, including positions that might be taken by tax authorities and contested by merger sub, the complex determination whether or not the tax benefits have been fully utilized or are otherwise available.

    PROHIBITED TRANSFERS. The transfer restrictions will generally prohibit, from the effective time of the merger, any conveyance, from one person to another, by any means, of legal or beneficial ownership, directly or indirectly, including indirect transfers of merger sub stock accomplished by transferring interests in other entities that own merger sub stock, to the extent that the transfer, if effective, would:

    - give rise to a "prohibited ownership percentage," which is defined by reference to complex federal tax laws and regulations, but generally means any direct or indirect ownership that would cause any person, including a "public group," as defined in the NOL carryfoward limitations, to be considered a "5-percent shareholder" of merger sub. By way of example, if stockholder A owns 4% of merger sub's outstanding shares of common stock, and stockholder B attempted to sell 2% of merger sub's outstanding shares to stockholder A, the transfer restrictions would prohibit the sale of approximately 1.1% of the shares out of the 2% attempted to be sold;

    - increase the ownership percentage of any person, including a public group, that is already a "5-percent shareholder" of merger sub. Therefore, no stockholder will be permitted to sell any shares to Court Square, Citicorp Venture Capital or their affiliates; or

    - create a new "public group" of merger sub. For example, the transfer of stock by an existing "5-percent shareholder" to the public would be deemed to result in the creation of a separate, segregated "public group" that would be a new "5-percent shareholder."

    Merger sub will be entitled to require, as a condition to the registration of any transfer of stock, that the proposed transferee furnish to merger sub all information reasonably requested by it with respect to all the direct and indirect beneficial or legal ownership interest in, or options to acquire stock of the proposed transferee and its affiliates.

    EXEMPTIVE POWER OF MERGER SUB'S BOARD. Merger sub's board of directors will have the power to approve any otherwise-prohibited transfer, conditionally or unconditionally, if it determines, in its discretion, that a specific proposed transaction will not jeopardize merger sub's full utilization of the tax benefits. In addition, merger sub's board of directors will have the power to waive any of the transfer restrictions in any instance where it determines that a waiver would be in the best interests of merger sub notwithstanding the effect of such waiver on the tax benefits.

    CONSEQUENCES OF PURPORTED PROHIBITED TRANSFER. Unless approved by merger sub's board of directors, attempted transfer in excess of the shares of merger sub stock that could be transferred without restriction will be void and will not be effective to transfer ownership of such excess shares, and the purported acquiror thereof will not be entitled to any rights as a stockholder of merger sub with respect to such excess shares.

    In the case of an attempted transfer that creates a new "5-percent shareholder" or increases the ownership of an existing "5-percent shareholder," or in the case of a change of ownership merger sub common stock that would cause a person or public group to become a new 5-percent shareholder or would increase the ownership of an existing 5-percent holder, merger sub will have the right, to demand that the new 5-percent shareholder or existing 5-percent stockholder, as the case may be, transfer any certificate or other evidence of purported ownership of the prohibited shares within the party's possession or control, along with any dividends or other distributions received thereon from merger sub, to an agent designated by merger sub who will be required to sell the prohibited shares in an arm's-length transaction, through the NASD's OTC Bulletin Board or any other securities market system or exchange, if possible, but in any event consistent with applicable law, with the sale proceeds in excess of the agent's expenses plus the purchase price paid by the purported acquiror for the prohibited shares or the fair market value of the prohibited shares if they were the subject of a gift or inheritance in favor of the purported acquiror, as well as all prohibited distributions, being required to be paid to a tax-exempt charitable organization designated by merger sub. If the purported acquiror has sold the prohibited shares to an unrelated party in an arm's-length transaction, the purported acquiror will be deemed to have done so for the agent, who will have the right to allow the purported acquiror to retain a portion of the resale proceeds not exceeding the amount that the agent would have been required to remit to the purported acquiror out of the proceeds of a resale by the agent. Any purported transfer of the prohibited shares by the purported acquiror, other than a transfer which:

    - is described in the preceding sentences of this paragraph; and

    - does not itself violate the transfer restrictions,

will not be effective to transfer any ownership of the prohibited shares.

    In addition to its above-described powers, if the merger sub's board of directors determines that a purported prohibited transfer or other action in violation of the transfer restrictions has occurred or is proposed, it may take such action as it deems advisable to prevent or refuse to give effect to such purported transfer or other action, including refusing to give effect to such purported transfer or other action on merger sub's books or instituting injunctive proceedings.

    If any person knowingly violates the transfer restrictions or knowingly causes any entity under such person's control to do so, such person and, if applicable, the controlled entity will be jointly and severally liable to merger sub in such amount as will, on an after-tax basis, put merger sub in the same financial position as it would have been had such violation not occurred.

    With respect to any change of ownership of merger sub common stock which does not involve a transfer of "securities" of merger sub within the meaning of the DGCL, but which would create a new 5-percent shareholder or increase the ownership of an existing 5-percent stockholder, the following procedure will apply. The group whose new 5-percent shareholder or existing 5-percent shareholder, as the case may be, will be deemed to have disposed of, and will be required to dispose of, sufficient shares, simultaneously with the transfer, to cause them not to be in violation of the transfer restrictions, and such shares will be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the prohibited party from the proceeds of sale by the agent being the fair market value of the prohibited shares at the time of the prohibited transfer.

    Notwithstanding the above-described enforcement provisions, nothing in the transfer restrictions will preclude the settlement of any transaction involving merger sub common stock entered into through the facilities of the NASD's OTC Bulletin Board or any other securities exchange or inter-dealer quotation system.

    OTHER POWERS OF MERGER SUB'S BOARD. Merger sub's board of directors will have the power to accelerate or extend the expiration date of the transfer restrictions, modify the definitions of any terms set forth in merger sub's certificate of incorporation with respect to the transfer restrictions or conform certain provisions to make them consistent with any future changes in federal tax law, in the event of a change in law or regulation or if it otherwise believes such action is in the best interests of merger sub, provided merger sub's board of directors determines in writing that such action is reasonably necessary or desirable to preserve the tax benefits or that continuation of the transfer restrictions is no longer reasonably necessary for the preservation of the tax benefits. In addition, merger sub's board of directors will have the power to adopt bylaws, regulations and procedures, not inconsistent with the transfer restrictions, for purposes of determining whether any acquisition of merger sub common stock would jeopardize the ability of merger sub to preserve and use the tax benefits and for the orderly application, administration and implementation of the transfer restrictions. Merger sub's board of directors will also have the exclusive power and authority, which it will be empowered to delegate in whole or part to a committee of merger sub's board of directors, to administer, interpret and make calculations under the transfer restrictions, which actions shall be final and binding on all parties if made in good faith.

    ANTI-TAKEOVER EFFECT OF TRANSFER RESTRICTIONS. The transfer restrictions may:

    - have the effect of impeding the attempt of a person or entity to acquire a significant or controlling interest in merger sub;

    - render it more difficult to effect a merger or similar transaction even if such transaction is favored by a majority of the independent stockholders; and

    - serve to entrench management.

In addition to the transfer restrictions, merger sub will be subject to certain other provisions of merger sub's certificate of incorporation, to which we are currently subject, that may have the effect of discouraging a takeover or similar transaction, including the authority, vested in merger sub's board of directors, to issue up to ten million shares of preferred stock and to fix the preferences and rights thereof.

    The purpose of the transfer restrictions is to help preserve the tax benefits rather than to have an anti-takeover effect, which is an incidental result. Our board of directors and merger sub's board of directors believe that the benefits of the transfer restrictions outweigh any anti-takeover effect that they may have.

                    CONDITIONS TO THE MERGER AND ABANDONMENT

    The certificate of ownership and merger provides that it will not become effective until after all of the following have occurred:

    - the consents, approvals or authorizations that we deem necessary or appropriate for the merger have been obtained; and

    - the certificate of ownership and merger has been approved by a vote of the holders of a majority of the issued and outstanding shares of our common stock.

    It currently is anticipated that none of these conditions will be waived by merger sub or us and that each of them will be satisfied. Further, the condition of stockholder approval cannot be waived under the DGCL. No material federal or state regulatory approvals are required in connection with the merger.

    If our stockholders approve the certificate of ownership and merger at the annual meeting, the merger is expected to become effective as soon as practicable after the other conditions to consummation of the merger have either been satisfied or waived. If the merger is not approved by our stockholders, we will continue to operate without the transfer restrictions and the proposed investment by Court Square may not occur. All expenses which relate to the merger will be paid by us whether or not the merger is approved by our stockholders and the merger is completed.

    The certificate of ownership and merger provides that our board of directors may amend, modify or supplement the certificate of ownership and merger, or abandon the merger at any time prior to the effective time, even following stockholder approval. However, our board of directors may not amend the certificate of ownership and merger following its adoption by our stockholders to alter or change:

    - the amount or kind of shares of merger sub to be received in exchange for the shares of our common stock;

    - any term of merger sub's certificate of incorporation, except for the transfer restrictions in Article XII thereof; or

    - any term of the certificate of ownership and merger if the alteration or change would adversely affect the holders of our common stock or its series D exchangeable preferred stock.

    In addition, the certificate of ownership and merger provides that our board of directors or any authorized officers may defer consummation of the merger for a reasonable period of time if they determine that the deferral would be in our best interests and that of our stockholders.

                 DESCRIPTION OF THE CAPITAL STOCK OF MERGER SUB

    The authorized capital stock of merger sub consists of 25 million shares of common stock and 10 million shares of preferred stock, $0.01 par value per share. The full text of merger sub's certificate of incorporation and by-laws are attached as APPENDICES C AND D, respectively, to this proxy statement/ prospectus.

    MERGER SUB COMMON STOCK. The holders of outstanding shares of merger sub common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as merger sub's board of directors may, from time to time, determine, subject to any preferences which may be granted to the holders of preferred stock. Holders of merger sub common stock are entitled to one vote per share on all matters which the holders of merger sub common stock are entitled to vote. merger sub common stock is not entitled to preemptive rights and is not subject to redemption or conversion. Upon liquidation, dissolution or winding-up of merger sub, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of merger sub common stock after payment of all debt and liabilities of merger sub and the liquidation preference of any outstanding class or series of merger sub preferred stock. All outstanding shares of merger sub are, and the shares to be issued upon exchange of our common stock will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of merger sub common stock are subject to any series of merger sub preferred stock that merger sub may issue in the future. All shares of merger sub common stock will be subject to the transfer restrictions which are described in The Merger--Summary of Transfer Restrictions beginning on page 28.

    MERGER SUB PREFERRED STOCK. Merger sub preferred stock may be issued from time to time in one or more series, and merger sub's board of directors, without action by the holders of the merger sub common stock, may fix or alter the voting rights, redemption provisions, sinking fund provisions, dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of merger sub preferred stock. At the effective time of the merger, merger sub will issue 6,903 shares of its series D exchangeable preferred stock in exchange for shares of our series D exchangeable preferred stock in a one-for-one exchange ratio. A description of the terms of the series D exchangeable preferred stock is provided below. The issuance of additional shares of merger sub preferred stock could adversely affect the voting power of holders of merger sub common stock and could have the effect of delaying, deferring or preventing a change-in-control of merger sub or other corporate action.

    SERIES D EXCHANGEABLE PREFERRED STOCK. The terms of the merger sub series D exchangeable preferred stock are substantially the same as the terms of our series D exchangeable preferred stock. The only differences relate to immaterial items that were in effect prior to our initial public offering in 1995. The series D exchangeable preferred stock accrues dividends at a rate of 6% per annum compounded semiannually on the stated value. Such dividends shall be cumulative, commencing on the date of original issue, and shall be payable to holders of record, if, as and when declared, by the board of directors. Merger sub will have the option to convert the series D exchangeable preferred stock into common stock during the 90-day period immediately following the U.S. Food and Drug Administration approves for marketing a drug product of merger sub, if it receives that approval. If merger sub does not exercise its option to convert the series D exchangeable preferred stock into common stock within that 90-day period, the series D exchangeable preferred stock will automatically be exchanged for subordinated debt securities at the end of the 90-day period. The series D exchangeable preferred stock will be carried at face value plus accrued unpaid dividends. The terms of merger sub's series D exchangeable preferred stock prohibit merger sub from paying dividends on the common stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of merger sub, the holders of series D exchangeable preferred stock then outstanding will be entitled to receive an amount of cash equal to the stated value of the series D exchangeable preferred stock after any distribution is made on any senior securities and before any distribution is made on any junior securities, including common stock. The liquidation preference amount for our series D exchangeable preferred stock as of June 30, 2001 was $9,942,045.77.

       CERTAIN PROVISIONS OF DELAWARE CORPORATE LAW AND CHARTER DOCUMENTS

    Section 203 of the DGCL is an anti-takeover law that, in general, prevents an "interested stockholder," defined generally as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a business combination with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision can be expected to have an anti-takeover effect, including attempts that might result in a premium over the market price of the shares of merger sub common stock held by stockholders. In August 2000, the board of directors approved the transaction in which Court Square became an "interested stockholder" within the meaning of Section 203 of the DGCL. As a result of this approval, the restrictions imposed by Section 203 do not apply to Court Square, Citicorp Venture Capital or any of their affiliates.

    As permitted by the DGCL, merger sub has included in its certificate of incorporation a provision to eliminate the personal liability of its officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers and directors to the extent permitted by the DGCL. In addition, the by-laws of merger sub provide that merger sub is required to indemnify its officers and directors under certain circumstances, including the circumstances in which indemnification would otherwise be discretionary, and merger sub is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

    Merger sub expects to enter into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require merger sub, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware law and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified. Merger sub also expects to obtain directors' and officers' liability insurance. The foregoing provisions of merger sub's bylaws and indemnification agreements would be available for indemnification of, and advancing of expenses to, officers and directors of merger sub in connection with liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of merger sub pursuant to merger sub's bylaws and/or indemnification agreements, or otherwise, merger sub has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, merger sub is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of merger sub in which indemnification would be required or permitted. Merger sub believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

             COMPARISON OF CERTIFICATE OF INCORPORATION AND BY-LAWS

    The following is a summary of the material differences between merger sub's certificate of incorporation and merger sub's by-laws to be in effect immediately prior to the merger, on the one hand, and our certificate of incorporation and bylaws, on the other. The full text of merger sub's certificate of incorporation and merger sub's by-laws to be in effect immediately prior to the merger are attached as APPENDICES C AND D, respectively, to this proxy statement/prospectus, and any discussion of merger sub's certificate of incorporation and merger sub's bylaws contained herein, including the discussion below, is qualified by reference thereto.

    Merger sub's certificate of incorporation will be substantially identical to our certificate of incorporation as in effect immediately before the effective time of the merger, with the following exceptions: that the merger sub certificate of incorporation will contain the transfer restrictions discussed above and will not contain certain protective rights contained in our certificate of incorporation for the benefit of the holders of our series D exchangeable preferred stock which terminated in connection with our initial public offering of the common stock in 1995.

    Merger sub's by-laws will be substantially identical to our by-laws as in effect immediately before the effective time of the merger, with the following exception: that the provision currently in our by-laws relating to our obligations and our transfer agent with respect to transfers of our stock will be included in merger sub's by-laws but will contain a qualifying provision by reference to the transfer restrictions and to any by-laws or other written rules adopted pursuant thereto.

                                APPRAISAL RIGHTS

    No holder of our common stock will have appraisal rights in connection with the merger, because the merger will be a merger of a parent corporation with and into its wholly owned subsidiary pursuant to Section 253 of the DGCL.

                BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB

    BOARD OF DIRECTORS. Merger sub's board of directors will consist of the same five individuals who comprise our board of directors immediately before the effective time of the merger, classified into three classes as follows: William
T. Comfort III and Charles E. Finelli constitute a class with terms ending in 2002; Thomas F. McWilliams and J. Warren Huff constitute a class with terms ending in 2003; and David R. Burt constitutes a class with a term ending in 2004. If any of our current directors cease to be a director prior to the effectiveness of the merger, including as a result of not being re-elected at the annual meeting, such director will be removed as a director of merger sub prior to the merger. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Each director will hold office until his successor is elected and qualified or his earlier resignation or removal. Merger sub's board of directors plans to establish, following the completion of the merger, audit, compensation and nomination committees which have the same members as the current comparable committees of our board of directors immediately prior to the effective time of the merger.

    MANAGEMENT. The same individual who is our executive officer immediately before the effective time of the merger will be the only executive officer of merger sub immediately following the effective time of the merger, holding corresponding offices.

                PRO FORMA AND COMPARATIVE FINANCIAL INFORMATION

    Under generally accepted accounting principles, the merger will be accounted for on an historical cost basis similar to that used in pooling-of- interest accounting whereby the consolidated assets and liabilities of merger sub will be recorded at our historical cost as reflected on our pre-effective time consolidated financial statements. Accordingly, the consolidated financial statements of merger sub immediately following the effective time will be substantially the same as our consolidated financial statements immediately prior to the effective time. For this reason, pro forma and comparative financial information regarding merger sub and its consolidated subsidiaries giving effect to the merger have not been included herein. Similarly, no selected historical pro forma and other financial data have been included because the merger will have no effect on our historical consolidated financial statements.

                     CONVERSION OF SECURITIES IN THE MERGER

    Each share of common stock outstanding immediately prior to the merger will be converted, by reason of the merger, pursuant to the certificate of ownership and merger and without any action by the holder thereof, into the right to receive 0.5 shares of merger sub common stock. Each share of our series D exchangeable preferred stock outstanding immediately prior to the merger will be converted, by reason of the merger, pursuant to the certificate of ownership and merger and without any action by the holder thereof, into the right to receive one share of merger sub series D exchangeable preferred stock. In case of any fractional shares of common stock, an agent appointed by us will deliver the full shares and cash in exchange for any fractional shares.

    Upon completion of the merger, our outstanding options will be assumed by merger sub and will become options to purchase merger sub common stock, and our obligations to issue and sell the securities under the purchase agreement will be assumed by merger sub and will become obligations to issue and sell merger sub, in each case after giving effect to the 1-for-2 exchange ratio in the merger.

                          LISTING OF THE COMMON STOCK

    Our common stock is presently traded on the NASD's OTC Bulletin Board under the symbol "ERGO." Following the merger, our common stock will cease to trade and we expect that merger sub's common stock will trade on the NASD's OTC Bulletin Board under the same symbol, "ERGO."

                            EXCHANGE OF CERTIFICATES

    At the effective time of the merger, holders of certificates representing the common stock will cease to have any rights with respect to such shares of the common stock and each such certificate will be deemed to evidence the right to receive one-half of the number of shares of merger sub common stock. Our stock transfer books will be closed at the close of business on the business day immediately preceding the effective time, and the holders of record of the common stock as of the effective time will be the holders of record of merger sub common stock immediately after the effective time.

    As soon as practicable after the effective time, merger sub will furnish a letter of transmittal to stockholders for use in exchanging their stock certificates, which will contain instructions with respect to the surrender of the common stock certificates and the distribution of merger sub common stock certificates should not send in certificates until you receive the letter of transmittal.

    If you fail to exchange your common stock certificates on or after the effective time by surrendering such certificates, together with a properly completed letter of transmittal, to an exchange agent designated by us and merger sub, you will not receive certificates representing your shares of merger sub common stock. Any dividends declared or distributions made on shares of merger sub common stock which such holders have a right to receive will be retained by merger sub until such holders surrender their common stock certificates in exchange for merger sub common stock certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued merger sub common stock certificates. In no event will the exchange agent, Ergo or merger sub be liable to any holder of the common stock for dividends or distributions on shares of merger sub common stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

    After the effective time of the merger, there shall be no transfers on our stock transfer books of the shares of the common stock which were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of the common stock are presented for transfer, no transfer shall be effected on the stock transfer books of merger sub with respect to such shares and no certificate shall be issued representing the shares of merger sub common stock exchangeable for such shares of the common stock unless and until the common stock certificate representing such shares of our common stock is delivered to the exchange agent together with a properly completed letter of transmittal, or the documents required by merger sub and the exchange agent in their discretion. In addition, it will be a condition to the issuance of any certificate for any shares of merger sub common stock in a name other than the name in which the surrendered common stock certificate is registered, that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of merger sub common stock in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    We have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our counsel, to the effect that the merger will constitute a "reorganization" for federal income tax purposes within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The opinion will rely on a customary certificate of one of our officers with respect to factual matters. The following discussion is a summary of that opinion as to the material federal income tax consequences of the merger to the holders of our common stock, us and merger sub. This discussion is based upon the Internal Revenue Code, regulations, rulings and decisions now in effect, all of which are subject to change, and such changes may or may not be retroactive. This discussion does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of stockholders that are subject to special treatment under the federal income tax laws such as banks, insurance companies, tax-exempt organizations, dealers in securities, stockholders who received our common stock as compensation or upon the exercise of options received as compensation, stockholders who hold our common stock as part of a hedge, straddle or conversion transaction, or foreign taxpayers, or any aspect of state, local or foreign tax laws. This discussion only applies to stockholders who hold our common stock and will hold merger sub common stock as a capital asset. An opinion of counsel is not binding upon the Internal Revenue Service or a court, therefore the IRS may take a contrary view with respect to any of the items discussed herein, and no ruling from the IRS has been or will be sought.

    We urge you to consult your tax advisor to determine the specific tax consequences of the merger to you.

    HOLDERS OF COMMON STOCK.  As a result of the merger, you will:

    - recognize no gain or loss upon the receipt of merger sub common stock in exchange for your shares of our common stock, excluding the effect of cash received in exchange for fractional shares from the agent designated by us;

    - have an initial tax basis in merger sub common stock received that is the same as your adjusted tax basis in our common stock exchanged therefor;

    - have a holding period for merger sub common stock received that includes your holding period for your shares of our common stock exchanged therefor; and

    - to the extent that you receive cash in exchange for fractional shares, you will recognize gain or loss equal to the difference between your basis in such fractional shares and the amount of cash received with respect to such fractional shares.

    US AND MERGER SUB. We and merger sub will not recognize any taxable gain or loss as a result of the merger, and neither the merger nor the adoption of the transfer restrictions, by themselves, will impair the ability of merger sub, us and other members of their affiliated group which file a consolidated federal income tax return, to utilize our federal tax net operating loss carryforwards, federal investment tax credit carryforwards and other material federal tax benefits.

         APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the certificate of ownership and merger requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The proposal to approve the certificate of ownership and merger is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if their clients have not furnished voting instructions. Broker "non-votes" will be the same as a vote against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CERTIFICATE OF OWNERSHIP AND MERGER, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                           THE ISSUANCE OF SECURITIES
                                (NOTICE ITEM 3)

                                    GENERAL

    We have entered into a common stock purchase agreement pursuant to which Court Square has agreed to purchase an aggregate of up to 3,750,000 shares of merger sub's common stock, after giving effect to the 1-for-2 exchange ratio in the merger. The primary purpose of our arrangement with Court Square is to enhance our ability to negotiate with, and purchase, established businesses which we may wish to acquire. To date, to achieve our goal of completing the acquisition of an established operating business, we have taken two important steps. First, we have publicly disclosed that we are seeking to acquire an income-producing business. Second, we have notified professionals in the merger and acquisition business that we intend to purchase such a business. In these discussions, our management has emphasized that we are not yet prepared to engage in significant or detailed discussions concerning any particular target company. We believe that our efforts should be first directed toward securing stockholder approval of the proposals described in the proxy statement/prospectus and that it would not be prudent to expend significant time or money on any target company prior to the proposals in this proxy statement/prospectus being approved by stockholders, particularly since whether the transfer restrictions are approved by stockholders or not may be a factor in determining what businesses we seek to acquire and the terms on which we are willing to acquire them. To date our efforts have not resulted in any material discussions or negotiations.

    Court Square's obligation to purchase shares, and merger sub's obligation to issue shares, under the purchase agreement are subject to satisfying the following conditions:

    - the approval by our stockholders of the issuance of securities provided for in the purchase agreement;

    - the completion of the merger, which itself requires the approval of our stockholders; and

    - our acquisition of a business on terms that are mutually acceptable to Court Square and merger sub.

The third condition was required by Court Square since we have not yet identified a business to acquire with the funds Court Square would be investing. Either of the parties may waive any or all of the conditions to its obligations. Even if all these conditions are satisfied or waived, we must still reach an agreement with Court Square as to how many of the 3,750,000 shares of merger sub common stock they will purchase. The obligations of the parties under the purchase agreement do not terminate until May 23, 2003, in order to give merger sub sufficient time to:

    - obtain stockholder approval of the merger and the issuance of common stock to Court Square;

    - identify one or more acquisition candidates;

    - negotiate and enter into an acquisition agreement; and

    - complete an acquisition.

    The purchase agreement also provides that if Court Square either directly or indirectly introduces us to an acquisition candidate and we wish to finance the acquisition of that business through the sale of common stock, or securities convertible into common stock, we must offer Court Square the opportunity to purchase 3,750,000 shares of merger sub's common stock, after giving effect to the 1-for-2 exchange ratio in the merger, on the terms set forth in the purchase agreement before we can sell any such securities to any other person or entity. The purchase agreement gives Court Square the right to assign its right to purchase shares, either in whole or in part, to its employees and directors, its affiliates, and their respective employees and directors. One of our directors, and a director of merger sub, is also an officer and director of Citicorp Venture Capital, Ltd., an affiliate of Court Square, and therefore may purchase a portion of the securities.

    The purchase price for the securities is initially $2.30 per share, after giving effect to the 1-for-2 exchange ratio in the merger. The purchase agreement provides that the per share purchase price and the maximum number of shares of common stock which may be issued will each be further adjusted to equitably reflect corporate actions, such as stock splits, stock dividends, recapitalizations, etc., affecting our common stock or the common stock of merger sub following the merger. The purchase agreement also provides that the per share purchase price will be increased by an amount equal to any increase in the book value per share of our common stock, or merger sub's common stock following the merger, over its value on May 23, 2001, but only to the extent that such an increase results from either:

    - the sale by us, or merger sub following the merger, of any of its non-cash assets for cash, cash equivalents or short-term securities; or

    - the reduction or elimination by us, or merger sub following the merger, of any liquidation preference accrued on its outstanding shares of preferred stock.

    The book value per share of our common stock on any date is calculated by subtracting from the amount of our total assets on that date the amount of our total liabilities and any accrued liquidation preference on outstanding shares of preferred stock as of that date and dividing the result by the number of shares of common stock outstanding on that date. The book value of our common stock on May 23, 2001 was approximately $2.27, after giving effect to the 1-for-2 exchange ratio in the merger.

                                   BACKGROUND

    Our board of directors and management have considered from time to time various strategic alternatives to enhance stockholder value. The principal strategic alternatives that have been considered are: continued development of our human drug-related assets, liquidation, and the purchase of an established business. With respect to the further development of ERGOSET-Registered Trademark-, we pursued that strategy until March 2001, when our Chief Executive Officer recommended to our board that ERGOSET-Registered Trademark- and our other human drug-related assets be sold. In considering this recommendation, our board of directors considered, among other things, the likely cost of the additional clinical trial required by the FDA and the cost of a marketing campaign, if approved. Based on these considerations, our board of directors accepted this recommendation and directed our management to take steps to implement it. To date, our management's efforts have not resulted in an agreement to sell either ERGOSET-Registered Trademark-or our other assets. Having chosen to dispose of our human drug-related assets, our board of directors was immediately faced with a decision to either liquidate or acquire a new business. Our Chief Executive Officer then recommended that we not be liquidated. Our board of directors accepted this recommendation as well primarily because liquidation would destroy our NOLs that, based on a federal corporation tax rate of 35%, could be worth as much as $26 million in future tax savings, if we are able to utilize them. Our management then recommended that we take steps to utilize our cash and NOLs acquiring an established income-producing business. Our board of directors accepted this recommendation as well. Our board of directors then directed management to recommend appropriate steps to take to preserve our NOLs. Our board of directors believes that acquiring an established profitable business is in the best interest of our stockholders because our NOLs will allow us to enhance the return to our stockholders from the operation of such a business.

    To purchase and operate such a business, we anticipate that we may need to raise additional capital, including equity capital. For this reason, on March 27, 2001, our board of directors formed a special committee of independent directors consisting of J. Warren Huff and Charles E. Finelli to investigate, review and consider raising equity capital, including consideration of a potential transaction with Court Square. After the special committee was established, it selected from among five investment banking firms identified by management and retained Slusser Associates as its financial advisor with respect to its investigation, review and consideration of such a transaction. At the request of the special committee, Slusser Associates contacted a limited number of potential sources of equity capital on our behalf and discussed with them our profile, including our historical development and current tax attributes, and the general terms of an equity investment. None of the parties whom Slusser Associates contacted were interested in pursuing an equity investment in us. After meeting with Slusser Associates and being informed of the results of Slusser Associates' limited inquiries, the special committee determined that it was unlikely to identify an alternative source of equity capital offering more favorable terms than those likely to be obtained from Court Square in a transaction which would not result in an ownership change. Slusser Associates conducted due diligence with respect to the price at which we might issue the securities to Court Square. In particular, Slusser gathered valuation and other information regarding companies comparable to us.

    With the assistance of Slusser Associates, the special committee negotiated terms with Court Square which it presented to the board of directors for approval with its recommendation that the board of directors give the special committee the authority to negotiate definitive documentation directly with Court Square subject to the final approval of the board of directors. Following the execution of the purchase agreement, the special committee and its financial advisor negotiated an amendment to the purchase agreement providing for an increase in the purchase price per share at which the securities can be sold in certain circumstances if the book value of our common stock, or merger sub's common stock following the merger, is increased. The amendment also gives us more flexibility in our use of the proceeds from the issuance of the securities. The special committee reviewed the amendment with our management and requested that Slusser Associates assess whether it could confirm its fairness opinion dated May 23, 2001 in light of the proposed amendment. On June 5, 2001, Slusser Associates advised the special committee that it had confirmed, as of June 5, 2001, its fairness opinion of May 23, 2001. Following the confirmation by Slusser Associates of its May 23, 2001 fairness opinion, the special committee authorized our management to execute the proposed amendment to the purchase agreement.

                      RECOMMENDATION OF BOARD OF DIRECTORS
                   AND REASONS FOR THE ISSUANCE OF SECURITIES

    Our board of directors granted the special committee the authority to review, negotiate on behalf of the board of directors and advise the board of directors as the special committee determines, in connection with the issuance of the securities contemplated by the purchase agreement.

    After the special committee received an oral presentation and reviewed with our management and Slusser Associates the terms and conditions of the proposed financing, the purchase agreement and the transactions contemplated thereby, the special committee determined that the purchase agreement and the transactions contemplated thereby were fair to us and in our best interests. In reaching its conclusions, the special committee considered many factors, including, but not limited to, the factors listed below that favored the fairness to our stockholders of the purchase agreement and the transactions contemplated thereby:

    - the terms and conditions of the purchase agreement and the transactions contemplated therein;

    - the written opinion of Slusser Associates to the effect that, as of May 23, 2001 and based upon and subject to certain matters stated in such opinion, after giving effect to the merger, the issuance of securities contemplated in the purchase agreement is fair to us, from a financial point of view. The full text of Slusser Associates' written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Slusser Associates, is attached as APPENDIX F to this proxy statement/prospectus. You are urged to read such opinion carefully in its entirety;

    - that the transactions contemplated by the purchase agreement support our efforts to transition our operations by acquiring one or more established businesses;

    - the fact that the purchase agreement provides for a price per share of common stock, $1.15, higher than the market price for the common stock on May 23, 2001, $0.99;

    - that the transactions contemplated by the purchase agreement should enhance and not inhibit our ability to utilize the tax benefits associated with our tax NOL carryforwards;

    - the ability of Court Square to identify suitable acquisition candidates and its willingness to assist us in doing so;

    - the fact that the purchase agreement and the transactions are structured in a way as to allow us to implement transfer restrictions intended to decrease the risk that an ownership change could occur that would severely limit our ability to use the tax benefits associated with our tax NOL carryforwards in offsetting future taxable income;

    - the availability of alternative proposals;

    - the fact that, in the special committee's view, a process more extensive than the process undertaken by the special committee, which would have involved contacting additional potential sources of equity capital, would not have likely resulted in proposals more favorable to us and our stockholders than the Court Square proposal negotiated by the special committee.

    Given our unique circumstances, neither the special committee nor our board of directors believed there were any material negative factors weighing against entering into the purchase agreement with Court Square.

    The foregoing discussion of the information and factors considered and given weight by the special committee is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the transactions contemplated by the purchase agreement, the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of the special committee may have given different weights to different factors.

    Upon receipt of the recommendation of the special committee, our board of directors unanimously approved the purchase agreement and the transactions contemplated thereby, subject to the receipt of stockholder approval, and unanimously recommends that our stockholders approve the purchase agreement and the issuance of the securities to Court Square, its affiliates, and their respective employees and directors.

OPINION OF SLUSSER ASSOCIATES

    Slusser Associates was engaged by the special committee on April 23, 2001 and commenced its work immediately thereafter. Slusser Associates conducted due diligence regarding the fairness of the terms proposed by Court Square and, in particular, reviewed certain financial, operating and stock market information for several businesses in situations similar to us. These companies were chosen by Slusser Associates because, like us, they all had a significant portion of their assets comprised of cash and other financial assets and had little or no debt. Slusser Associates delivered its written opinion, attached hereto as APPENDIX F, to the special committee on May 23, 2001. Slusser Associates confirmed its May 23, 2001 opinion as of June 5, 2001. We did not impose limitations upon Slusser Associates with respect to the investigations made or procedures followed by Slusser Associates in rendering its opinion. Slusser Associates has not in the past provided services of any nature to us, nor to our knowledge has Slusser Associates provided any services to Court Square or any of its affiliates.

    The amount of consideration to be paid by Court Square or its designees to us for the securities was determined in negotiations between us and Court Square. Slusser Associates provided financial advice to the board of directors and the special committee during such negotiations, but did not make a recommendation with respect to the amount of such consideration. Once the amount of the consideration had been determined, Slusser Associates analyzed whether that amount would be fair to us from a financial point of view.

    The opinion states that based upon and subject to the assumptions, limitations and qualifications set forth therein, the purchase agreement is fair to us from a financial point of view. The consideration to be received by us in exchange for the issuance of the securities to Court Square and its affiliates is cash at a price of $2.30 per share of common stock, after giving effect to the 1-for-2 exchange ratio in the merger.

    The following summary of the Slusser Associates opinion is qualified by reference to the full text of the opinion. The full text of Slusser Associates' opinion sets forth the assumptions made, matters considered and limitations on the scope of review undertaken and is attached as APPENDIX F to this proxy statement/prospectus. We urge you to carefully read the Slusser Associates opinion in its entirety.

    The Slusser Associates opinion:

    - is directed to the special committee of board of directors;

    - does not constitute a recommendation to any holder of common stock as to whether to vote in favor of the issuance of the securities provided for in the purchase agreement;

    - does not address our underlying business decision to engage in the issuance of the securities;

    - does not imply any conclusion or offer any opinion as to the trading price of our common stock, or merger sub common stock following the merger, if and when issued to Court Square and its affiliates or at any other time; and

    - is based upon economic, monetary, market and other considerations as in effect on, and the information made available to Slusser Associates as of, May 23, 2001.

    In rendering the Slusser Associates opinion, Slusser Associates, with the consent of the special committee, assumed that:

    - the final executed form of the purchase agreement will not materially differ from the draft Slusser Associates examined;

    - each party to the purchase agreement complies in all material respects with its respective obligations thereunder;

    - the transactions contemplated by the purchase agreement will be consummated in accordance with the respective terms thereof, with no modification or waiver of any material term or condition thereunder; and

    - the consummation of the transactions in the manner contemplated by the purchase agreement complies with all applicable laws.

    In connection with rendering its opinion, Slusser Associates:

    - reviewed certain publicly available business and historical information relating to us;

    - reviewed certain internal financial information and other financial data provided to Slusser Associates by our management that is not publicly available relating to our business and financial prospects;

    - conducted discussions with members of our senior management concerning our current and future business prospects;

    - reviewed publicly available financial and stock market data with respect to certain other similarly situated companies Slusser Associates believed to be generally comparable to ours, which we refer to as comparables;

    - reviewed the historical market prices and trading volumes of the common stock and the common stocks of the comparables;

    - reviewed drafts of the purchase agreement; and

    - participated in discussions among our representatives, Court Square and our respective legal advisors.

    In connection with its review, with the consent of the special committee of our board of directors, Slusser Associates:

    - did not assume any responsibility for independent verification of any of the foregoing information received by it for the purpose of its opinion;

    - relied on such information being complete and accurate in all material respects; and

    - did not make any independent evaluation, appraisal or physical inspection of any of our assets or liabilities, contingent or otherwise, known or unknown.

    COMPARABLE COMPANY ANALYSIS. In performing its comparable company analysis, Slusser Associates reviewed certain financial, operating and stock market information for a specific reference group of four publicly reporting companies whose situations it deemed to be sufficiently similar to ours. Selected operating and financial data for these companies is presented in the table below. These companies were chosen by Slusser Associates because, like us, they all had a significant portion of their assets comprised of cash and other financial assets and had little or no debt. In examining our situation relative to those of the comparable companies, Slusser Associates compared various of our operating and financial benchmarks with those comparable companies. Of these benchmarks, when considering the purchase price to be paid for the securities as provided in the purchase agreement, Slusser Associates found the ratio of equity value, the market price per share of common stock multiplied by the number of shares outstanding, to book value, the excess, if any, of total cash and cash equivalents over all liabilities and liquidation preferences, to be particularly relevant for this reference group. Slusser Associates concluded that the ratios of equity value to book value for the reference group when considered together with the market value and trading volume of our common stock would imply a common stock value equal to a multiple of book value between 0.9 and 1.1, or a price per share of common stock between $2.08 and $2.54, after giving effect to the 1-for-2 exchange ratio in the merger. Based upon the foregoing factors and its other analysis and assumptions, Slusser Associates advised the special committee that it was Slusser Associates' opinion that the issuance of securities contemplated in the purchase agreement is fair to us from a financial point of view.

                        SELECTED COMPARABLE COMPANIES(1)

                                            ERGO SCIENCE    ALLEGHANY               FIRST CAROLINA     HOLLIS-EDEN
                                               CORP.       CORPORATION   CORTECH      INVESTORS      PHARMACEUTICALS
COMPANY                                     ------------   -----------   --------   --------------   ---------------
Stock Symbol..............................     ERGO            Y           CRTQ        FCAR              HEPH

VALUATION DATA (as of 4/17/01)
Current Price per Share...................       $0.86       $200.95        $8.00        $78.00             $2.60
Market Value of Common Equity.............       $12.3      $1,420.7        $14.8         $74.5             $30.1
Total Preferred Equity....................         9.7           0.0          0.0           0.0               0.0
Total Long-Term Debt......................         0.0           0.0          0.0           0.0               0.0
Other Long-Term Liabilities...............         0.0           0.0          0.0           0.0               0.0
                                             ---------     ---------     --------     ---------        ----------
Total Value...............................       $21.9      $1,420.7        $14.8         $74.5             $30.1
                                             ---------     ---------     --------     ---------        ----------

Equity Value/Book Value...................        0.75          0.87         1.09          0.82              0.93

Operating Data for Year Ended 12/31/01
Total Revenues............................        $0.0        $945.2         $0.9          $4.9              $0.0
Net Income (Loss).........................        (0.2)         68.9          0.4          21.1             (19.5)
BALANCE SHEET DATA
Total Assets..............................       $27.1      $3,180.9        $13.8        $127.4             $35.1
Total Cash & Equivalents..................       $27.1      $1,431.9        $13.7        $122.1             $34.3
Total Long-Term Debt......................         0.0           0.0          0.0           0.0               0.0
Total Capitalization......................        16.5       1,638.3         13.6          91.2              32.5
Common Equity.............................        16.5       1,638.3         13.6          91.2              32.5
Shares Outstanding (Millions).............      14.299         7.070        1.852         0.955            11.590

(1) All numbers in millions except Current Price per Share and Equity Value/Book Value ratio.

    FAIRNESS OPINION PROCESS. The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary description. Slusser Associates believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying the analysis set forth in its opinion.

    In performing its analyses, Slusser Associates made numerous assumptions with respect to industry performance, general business, financial, market and economic and other matters, many of which are beyond our control. The analyses Slusser Associates performed are not necessarily indicative of actual values or actual future values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Slusser Associates' analysis of the fairness to us, from a financial point of view, of the issuance of securities provided for in the purchase agreement. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    FEES PAYABLE TO SLUSSER ASSOCIATES. Pursuant to an engagement letter dated April 23, 2001, as amended, Slusser Associates will be paid fees totaling $150,000 for its services to the special committee. We have also agreed to reimburse Slusser Associates for certain out-of-pocket expenses and, under certain circumstances, to indemnify Slusser Associates and certain related persons against certain liabilities, including liabilities under federal securities laws, relating to or arising out of its engagement.

    Slusser Associates is an investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Slusser Associates:

    - regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, private placements, corporate estate and other financial purposes; and

    - in the ordinary course of business, may actively our trade securities for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the issuance of the securities requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting. The proposal to approve the issuance of the securities is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if their clients have not furnished voting instructions. Broker "non-votes" will have no effect on the proposal to approve the issuance of the securities.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMMON STOCK PURCHASE AGREEMENT AND, THEREBY, THE ISSUANCE OF THE SECURITIES TO COURT SQUARE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

         ADOPTION OF 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
                                (NOTICE ITEM 4)

                                    GENERAL

    Our board of directors approved the 2001 Employee, Director and Consultant Stock Plan, the "2001 stock plan", in May 2001 and reserved a total of 3,200,000 shares of our common stock, or 1,600,000 shares after giving effect to the 1-for-2 exchange ratio in the merger, for issuance under the 2001 stock plan. The 2001 stock plan may be amended by the board of directors or the compensation committee of the board of directors, provided that any amendment approved by the board of directors or the compensation committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, the "Code", is subject to obtaining such stockholder approval. The 2001 stock plan is being submitted for stockholder approval at the annual meeting to ensure continued qualification of the 2001 stock plan under (i) Section 162(m) of the Code and (ii) Section 422 of the Code. The board believes that adopting the 2001 stock plan is advisable to give us the flexibility needed to attract, retain and motivate employees, directors and consultants. The full text of the 2001 stock plan is attached as APPENDIX G to this proxy statement/prospectus, and the following discussion of the 2001 stock plan is qualified by reference thereto.

    Upon stockholder approval of the adoption of the 2001 stock plan, the Company's incentive plan and its Director Plan will be closed and no new grants will be made under either the incentive plan or the Director Plan. One of the principal consequences of these actions is that an aggregate of 1,846,424 shares of common stock, or 923,212 shares of merger sub common stock after giving effect to the 1-for-2 exchange ratio in the merger, currently reserved for issuance upon the exercise of stock options and other stock rights and the incentive plan and the Director Plan will be released and returned to the status of authorized and unissued shares of the common stock. This will result in a net increase of 1,353,516 shares, or 676,788 shares after giving effect to the 1-for-2 exchange ratio in the merger, against which we can grant stock options and other stock rights.

                    MATERIAL FEATURES OF THE 2001 STOCK PLAN

    The purpose of the 2001 stock plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and other stock rights and to encourage ownership of shares of common stock by employees, directors and consultants of the Company. The 2001 stock plan is administered by the compensation committee. Subject to the provisions of the 2001 stock plan, the compensation committee determines the persons to whom stock or options will be granted, the number of shares to be covered by each stock or option grant and the terms and conditions upon which stock or an option may be granted, and has the authority to administer the provisions of the 2001 stock plan. All employees, directors and consultants of the Company and its affiliates (approximately nine individuals) are eligible to participate in the 2001 stock plan. The 2001 stock plan limits the number of shares with respect to which stock or options may be granted to any one participant in any calendar year to 500,000 shares of common stock, or 250,000 shares of merger sub common stock after giving effect to the 1-for-2 exchange ratio in the merger.

    Options granted under the 2001 stock plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or
(ii) non-qualified stock options. Incentive stock options may be granted under the 2001 stock plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. Stock grants may be made to consultants, directors and employees of the Company and its affiliates. Under the terms of the 2001 stock plan, each new non-employee director is automatically granted a non-qualified stock option to purchase 45,000 shares of common stock, or 22,500 shares of merger sub Common Stock after giving effect to the 1-for-2 exchange ratio in the merger, upon election to the board. These options vest in five equal installments on each of the first five anniversaries of the grant date and have an exercise price equal to the fair market value of the common stock on such grant date.

    The aggregate fair market value, determined at the time of grant, of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the 2001 stock plan may not be granted at a price less than the fair market value of the common stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the 2001 stock plan may not be granted at an exercise price less than the par value of the common stock. Incentive stock options granted under the 2001 stock plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 2001 stock plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution or as otherwise permitted by the compensation committee.

    An incentive stock option granted under the 2001 stock plan may, at the compensation committee's discretion, be exercised after the termination of the optionholder's employment with us, other than by reason of death, disability or termination for cause as defined in the 2001 stock plan, to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the compensation committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the compensation committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a PRO RATA portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited. Generally, in the event of the termination for cause of the recipient of a stock grant, all shares of common stock subject to the stock grant may be repurchased by us at the original purchase price.

    If (i) the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend on our outstanding common stock, or (ii) additional shares or new or different shares or other securities or other non-cash assets are distributed with respect to such shares of common stock, the number of shares of common stock deliverable upon the acceptance of a stock grant, or exercise of an option, granted under the 2001 stock plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If we are is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise, referred to as an "Acquisition" in the 2001 stock plan, the compensation committee or the board of directors of any entity assuming our obligations under the 2001 stock plan shall, as to outstanding stock grants or options under the 2001 stock plan either

    - make appropriate provision for the continuation of such stock grants or options by substituting on an equitable basis for the shares then subject to such stock grants or options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of the successor or acquiring entity; or

    - upon written notice to the participants, provide that all stock grants must be accepted and all options must be exercised (either to the extent then exercisable or, at the discretion of the compensation committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the stock grants and options shall terminate; or

    - terminate all stock grants and options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such stock grant or option either to the extent then exercisable or, at the discretion of the compensation committee, all options being made fully exercisable for purposes of such transaction over the exercise price thereof.

In the event of a recapitalization or reorganization, other than an Acquisition, pursuant to which our securities or securities of another corporation are issued with respect to the outstanding shares of common stock, such as in the case of the merger, a recipient of a stock grant under the 2001 stock plan upon accepting such grant, and an optionholder upon exercising an option under the 2001 stock plan, shall be entitled to receive for the purchase price paid upon such acceptance or exercise the securities he or she would have received if he or she had accepted such grant or exercised such option prior to such recapitalization or reorganization.

    The 2001 stock plan may be amended by our stockholders. The 2001 stock plan may also be amended by the board of directors or the compensation committee, provided that any amendment approved by the board of directors or the compensation committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, is subject to obtaining such stockholder approval.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the 2001 stock plan:

    INCENTIVE STOCK OPTIONS. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him, the "ISO holding period". However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

    NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

    STOCK GRANTS. The offer of a stock grant will not result in taxable income to the recipient or deduction to us at the time of offer. The recipient will recognize taxable compensation, and we will have a corresponding deduction, at the time of acceptance in the amount of the excess of the then fair market value of the shares acquired over the purchase price. Upon disposition of the shares, the recipient will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the purchase price paid for the shares plus the amount of compensation income recognized on acceptance of the stock grant.

         APPROVAL REQUIRED AND RECOMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the adoption of the 2001 stock plan. The proposal to approve the adoption of the 2001 stock plan is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if their clients have not furnished voting instructions. Broker "non-votes" will have no effect on the proposal to approve the adoption of the 2001 stock plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE ERGO SCIENCE CORPORATION 2001 STOCK PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                            INDEPENDENT ACCOUNTANTS
                                (NOTICE ITEM 5)

    The board of directors has appointed PricewaterhouseCoopers, LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2001. The board proposes that the stockholders ratify this appointment. PricewaterhouseCoopers audited our financial statements for the fiscal year ended December 31, 2000. The Company expects that representatives of PricewaterhouseCoopers will be present at the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    In the event that ratification of the appointment of PricewaterhouseCoopers as our independent accountants is not obtained at the annual meeting, the board of directors will reconsider its appointment.

         APPROVAL REQUIRED AND RECOMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the appointment of the independent accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 LEGAL MATTERS

    The validity of the securities being distributed hereby has been passed upon for merger sub by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has also rendered an opinion to merger sub and us as to certain federal income tax consequences of the merger.

                                 OTHER MATTERS

AUDIT FEES

    We paid PricewaterhouseCoopers, LLP a total of $48,711 for their audit of our annual financial statements for the fiscal year ended December 31, 2000 and for their review of our Quarterly Reports on Form 10-Q filed during the last fiscal year.

ALL OTHER FEES

    During our fiscal year ended December 31, 2000, we paid
PricewaterhouseCoopers LLP a total of $29,800 for their provision of tax and transaction structuring advice. The audit committee has considered whether the provision of these services is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2002, stockholder proposals must be received no later than May 15, 2002. To be considered for presentation at such annual meeting, although not included in the proxy statement, proposals must be received no later than no later than sixty days before the annual meeting or (if later) ten days after the first public notice of the meeting. Proposals received after that date will not be voted on at the 2002 annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Secretary, Ergo Science Corporation, 790 Turnpike Street, North Andover, Massachusetts 01845.

                                     By Order of the Board of Directors,

                                     /s/ DAVID R. BURT
                                     -------------------------------------------
                                     David R. Burt
                                     CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                     SECRETARY

Dated: September 7, 2001

                                                                      APPENDIX A

                            ERGO SCIENCE CORPORATION
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the Board of Directors of the Company (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to:

    - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

    - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

    - Oversee that management has established and maintained processes to assure than an adequate system of internal control is functioning within the Company.

    - Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent Directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

    The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with Section IV.3 below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    DOCUMENTS/REPORTS REVIEW

    1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate to update this Charter.

    2. Review with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

       FINANCIAL REPORTING

       GENERAL

       - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

       - Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

       ANNUAL FINANCIAL STATEMENTS

       - Review the annual audited financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

       - Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

       - Focus on judgmental areas such as those involving revenue recognition, the valuation of assets and liabilities, and other commitments and contingencies;

       - Meet with management and the external auditors to review the financial statements and the result of the audit;

       - Consider management's handling of proposed audit adjustments identified by the external auditors;

       - Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

       - Ensure that the external auditors communicate certain required matters to the committee.

    3. Review with management and the independent accountants the quarterly Form 10-Q prior to its filing with the SEC, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

    INDEPENDENT ACCOUNTANTS

    4.  External Audit

       - Review the external auditors' proposed audit scope and approach;

       - Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

       - Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

    OTHER RESPONSIBILITIES

    5. Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

    6. Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

    7. Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

    8.  Perform other oversight functions as requested by the full Board.

    9. Review and update the charter; receive approval of changes from the Board.

                                                                      APPENDIX B

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                            ERGO SCIENCE CORPORATION
                             A DELAWARE CORPORATION

                                 WITH AND INTO

                              ESC MERGER SUB, INC.
                             A DELAWARE CORPORATION

    Ergo Science Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

    FIRST: Ergo Science Corporation was incorporated under the name Ergo Science Holdings, Incorporated on December 7, 1994, pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State with and into a subsidiary corporation organized and existing under the laws of said State.

    SECOND: Ergo Science Corporation owns one hundred percent (100%) of the outstanding shares of the common stock, $0.01 par value per share, of ESC Merger Sub, Inc., a corporation incorporated on May 1, 2001, pursuant to the DGCL, and having no class of stock issued and outstanding other than said common stock.

    THIRD: The Board of Directors of Ergo Science Corporation pursuant to a unanimous written consent dated May 23, 2001 in lieu of a meeting, determined to merge Ergo Science Corporation with and into ESC Merger Sub, Inc., and did adopt the following resolutions:

    WHEREAS, Ergo Science Corporation (this "Corporation") is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of common stock, $0.01 par value per share ("New Ergo Common Stock"), of ESC Merger Sub, Inc., a Delaware corporation ("New Ergo");

    WHEREAS, New Ergo Common Stock is the only issued and outstanding class of stock of New Ergo;

    WHEREAS, this Corporation desires to merge itself with and into New Ergo pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

    WHEREAS, the Board of Directors of this Corporation deems it advisable and in the best interests of this Corporation to merge with and into New Ergo, with New Ergo as the surviving corporation.

    NOW, THEREFORE, BE IT RESOLVED, that effective upon the approval of the stockholders of this Corporation and the filing of an appropriate Certificate of Ownership and Merger (the "Certificate of Ownership") embodying these resolutions with the Secretary of State of Delaware, this Corporation shall merge itself with and into New Ergo, with New Ergo being the surviving corporation, which will assume all of the obligations of this Corporation;

    RESOLVED FURTHER, that this Corporation be merged with and into New Ergo and that the merger be, and it hereby is, approved and authorized;

    RESOLVED FURTHER, that the terms and conditions of the merger are as follows:

                                   ARTICLE 1:
                                   THE MERGER

    1.1.  THE MERGER; EFFECT OF MERGER.  At the Effective Time (as defined in
Section 1.2 below), this Corporation shall be merged with and into New Ergo pursuant to Section 253 of the DGCL and the separate existence of this Corporation shall cease. New Ergo, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of this Corporation in accordance with the DGCL.

    1.2. EFFECTIVE TIME. As used herein, the term the "Effective Time" shall mean (and shall be) the time at which a duly executed copy of the Certificate of Ownership with respect to the merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

    1.3. NEW ERGO CERTIFICATE OF INCORPORATION. The certificate of incorporation of New Ergo, as in effect immediately prior to the Effective Time, shall be and remain the certificate of incorporation of New Ergo, as the surviving corporation, following the Effective Time until it shall be amended as provided by law, except that at the Effective Time, the name of New Ergo shall be changed to "Ergo Science Corporation."

    1.4. BYLAWS. The bylaws of New Ergo, as in effect immediately prior to the Effective Time, shall be and remain the bylaws of New Ergo, as the surviving corporation, following the Effective Time until the same shall be altered, amended or repealed.

    1.5. NEW ERGO'S DIRECTORS AND OFFICERS. The directors and officers, respectively, of New Ergo immediately prior to the Effective Time shall continue as the directors and officers, respectively, of New Ergo following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of New Ergo as the surviving corporation.

                                   ARTICLE 2:
                              CONVERSION OF SHARES

    2.1.  CONVERSION OF CORPORATION'S CAPITAL STOCK.

    2.1.1. CONVERSION OF CORPORATION'S COMMON STOCK. At the Effective Time, automatically by virtue of the merger and without any further action by any of the parties hereto or any other person, each two (2) shares of this Corporation's Common Stock issued and outstanding or held in the treasury of this Corporation immediately prior to the Effective Time shall be converted into the right to receive one (1) share of New Ergo Common Stock upon compliance with the procedures specified in Article 3 below; provided, however, no fractional interests shall be issued by New Ergo, and this Corporation shall arrange for the disposition of such fractional interests by those stockholders otherwise entitled thereto, with cash paid in lieu of fractional interests by an agent to be appointed by this Corporation. No shares of this Corporation's Common Stock shall be issued or outstanding after the Effective Time.

    2.1.2. CONVERSION OF CORPORATION'S PREFERRED STOCK. At the Effective Time, automatically by virtue of the merger and without any further action by any of the parties hereto or any other person, each share of this Corporation's
Series D Exchangeable Preferred Stock issued and outstanding or held in the treasury of this Corporation immediately prior to the Effective Time shall be converted into the right to receive one (1) share of Series D Exchangeable Preferred Stock of New Ergo (the "New Ergo Series D Stock") upon compliance with the procedures specified in Article 3 below. No shares of this Corporation's Series D Exchangeable Preferred Stock shall be issued or outstanding after the Effective Time.

    2.2. CANCELLATION OF NEW ERGO COMMON STOCK. At the Effective Time, automatically by virtue of the merger and without any further action by any of the parties hereto or any other person, each share of New Ergo Common Stock issued and outstanding and held by this Corporation immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding without any payment being made in respect thereto.

    2.3. STOCK OPTION PLANS. At the Effective Time, New Ergo shall assume and continue this Corporation's Amended and Restated 1995 Long-Term Incentive Plan, its Stock Option Plan for Non-Employee Directors and its 2001 Employee, Director and Consultant Stock Plan (collectively, the "Stock Option Plans"), be substituted as the "Company" under the terms and provisions of each of the Stock Option Plans and assume all rights and obligations of this Corporation under each of the Stock Option Plans as theretofore in effect and all stock options outstanding thereunder (collectively, the "Outstanding Options"). The Stock Option Plans and the Outstanding Options shall, pursuant to their respective terms, thereafter apply to shares of New Ergo Common Stock in the same manner as they theretofore applied to shares of this Corporation's Common Stock, subject to adjustment for the conversion of the shares of the Corporation's Common Stock in the merger. Prior to the Effective Time, this Corporation shall take such action with respect to the Stock Option Plans as is appropriate to facilitate performance of the foregoing provisions of this Section 2.3.

    2.4. RIGHTS UNDER PURCHASE AGREEMENT. At the Effective Time, New Ergo shall assume the rights and obligations of this Corporation with respect to the Common Stock Purchase Agreement among this Corporation, New Ergo and Court Square Capital Limited, subject to adjustment for the conversion of the shares of the Corporation's Common Stock in the merger.

                                   ARTICLE 3:
                         EXCHANGE OF STOCK CERTIFICATES

    3.1.  APPOINTMENT OF EXCHANGE AGENTS.

    3.1.1 APPOINTMENT OF COMMON EXCHANGE AGENT. At or prior to the Effective Time, New Ergo shall appoint a transfer agent, bank or trust company selected by New Ergo as exchange agent (the "Common Exchange Agent") for the purpose of facilitating the exchange of certificates representing shares of this Corporation's Common Stock ("Old Common Certificates") for certificates representing shares of New Ergo Common Stock ("New Ergo Common Certificates") and to act as agent to arrange for the disposition of fractional interests by those entitled thereto, and distribute such cash in lieu of fractional interests.

    3.1.2 APPOINTMENT OF PREFERRED EXCHANGE AGENT. At or prior to the Effective Time, New Ergo shall elect to either (a) appoint a transfer agent, bank or trust company selected by New Ergo as exchange agent or (b) designate one or more officers of New Ergo as exchange agent (the "Preferred Exchange Agent"), for the purpose of facilitating the exchange of certificates representing shares of this Corporation's Series D Exchangeable Preferred Stock ("Old Preferred Certificates"; Old Common Certificates and Old Preferred Certificates being hereinafter sometimes referred to collectively as "Old Certificates") for certificates representing shares of New Ergo Series D Stock, respectively ("New Ergo Preferred Certificates"; New Ergo Common Certificates and New Ergo Preferred Certificates being hereinafter sometimes collectively referred to as "New Ergo Certificates").

    3.2.  EXCHANGE OF CERTIFICATES.

    3.2.1. EXCHANGE OF COMMON CERTIFICATES. As soon as practicable after the Effective Time, the Common Exchange Agent shall mail to each holder of record of Old Common Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Common Certificates shall pass, only upon delivery of the Old Common Certificates to the Common Exchange Agent) and instructions for use in effecting the surrender of the Old Common

Certificates in exchange for New Ergo Common Certificates. Upon proper surrender of an Old Common Certificate for exchange and cancellation to the Common Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Common Certificate shall be entitled to receive in exchange therefor a New Ergo Common Certificate representing one
(1) share of New Ergo Common Stock for every two (2) shares of this Corporation's Common Stock represented by the surrendered Old Common Certificate, with cash paid in lieu of fractional interests by the Common Exchange Agent upon the disposition of those fractional interests.

    3.2.2. EXCHANGE OF PREFERRED CERTIFICATES. As soon as practicable after the Effective Time, the Preferred Exchange Agent shall mail to each holder of record of Old Preferred Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Preferred Certificates shall pass, only upon delivery of the Old Preferred Certificates to the Preferred Exchange Agent) and instructions for use in effecting the surrender of the Old Preferred Certificates in exchange for New Ergo Preferred Certificates. Upon proper surrender of an Old Certificate for exchange and cancellation to the Preferred Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Preferred Certificate shall be entitled to receive in exchange therefor a New Ergo Preferred Certificate representing one (1) share of New Ergo Series D Stock for every one (1) share of this Corporation's Series D Exchangeable Preferred Stock represented by the surrendered Old Preferred Certificate.

    3.3. RESTRICTION ON PAYMENT OF DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions declared after the Effective Time with respect to New Ergo Common Stock or New Ergo Series D Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such certificate in accordance with Section 3.2. After the surrender of an Old Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of New Ergo Common Stock or New Ergo Series D Stock represented by such certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of New Ergo, this Corporation, the Common Exchange Agent, the Preferred Exchange Agent or any other person shall be liable to any former holder of shares of this Corporation's Common Stock or Series D Exchangeable Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    3.4. ISSUANCE OF NEW ERGO CERTIFICATE IN A DIFFERENT NAME. If any New Ergo Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a New Ergo Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    3.5. NO TRANSFERS OF THIS CORPORATION'S CAPITAL STOCK AFTER THE EFFECTIVE TIME. After the Effective Time, there shall be no transfers on the stock transfer books of this Corporation of the shares of this Corporation's Common Stock or Series D Exchangeable Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of New Ergo with respect to such shares and no New Ergo Certificate shall be issued representing the shares New Ergo Common Stock or New Ergo Series D Stock exchangeable for such shares of this Corporation's Common Stock or Series D Exchangeable Preferred Stock, respectively, unless and until such Old Certificate is delivered to the appropriate Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to New Ergo and the appropriate Exchange Agent in their sole discretion).

    3.6. LOST OLD CERTIFICATES. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by New Ergo, the posting by such person of a bond in such amount as New Ergo may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Common Exchange Agent or Preferred Exchange Agent, as the case may be, will issue, in exchange for such lost, stolen, or destroyed Old Certificate, a New Ergo Certificate representing the shares of New Ergo Common Stock or New Ergo Series D Stock, as the case may be, deliverable in respect of such Old Certificate.

                                   ARTICLE 4:
                              CONDITIONS TO MERGER

    4.1. CONDITIONS TO MERGER. The consummation of the merger is subject to the satisfaction, or (to the extent permitted by law) waiver by this Corporation, of the following conditions prior to the Effective Time:

    4.1.1. CONSENTS. Any consents, approvals or authorizations that this Corporation deems necessary or appropriate to be obtained in connection with the consummation of the merger shall have been obtained; and

    4.1.2. STOCKHOLDER APPROVAL. The Certificate of Ownership shall have been approved and adopted by the holders of this Corporation's Common Stock in accordance with the DGCL.

    4.1.3. TAX OPINION. The Corporation shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to certain federal income tax effects of the merger.

                                   ARTICLE 5:
                      AMENDMENT, DEFERRAL AND TERMINATION

    5.1. AMENDMENT. Subject to Section 251(d) of the DGCL as incorporated by reference in Section 253 of the DGCL, the Board of Directors, may amend, modify or supplement the terms and conditions of the merger prior to the filing of Certificate of Ownership with the Secretary of State of Delaware.

    5.2. DEFERRAL. Consummation of the merger may be deferred by the Board of Directors of this Corporation or the Chief Executive Officer of this Corporation for a reasonable period of time following the adoption of the Certificate of Ownership if said Board of Directors or Chief Executive Officer determines that such deferral would be advisable and in the best interests of this Corporation and its stockholders.

    5.3. TERMINATION. The merger may be abandoned at any time prior to the filing of the Certificate of Ownership with the Secretary of State of Delaware, whether before or after adoption of the Certificate of Ownership by the stockholders of this Corporation, by action of the Board of Directors of this Corporation, if said Board of Directors determines that the consummation of the merger would not, for any reason, be advisable and in the best interests of this Corporation and its stockholders.

    RESOLVED FURTHER, that this resolution to merge be submitted to the stockholders of this Corporation at a special meeting to be called and held after 20 days' or more notice of the purpose thereof; and

    RESOLVED FURTHER, that the Chief Executive Officer, President or any Vice President of this Corporation be and each hereby is authorized to make and execute the Certificate of Ownership setting forth a copy of these resolutions providing for the merger of this Corporation into New Ergo and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

    FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this Corporation at a meeting duly called and held after 20 days' notice of the purpose of the meeting mailed to each such stockholder at the stockholder's address as it appears on the records of the Corporation.

    FIFTH: That upon the effective date of the merger, Article I of the Certificate of Incorporation of ESC Merger Sub, Inc. shall be amended to read:
"The name of this corporation is Ergo Science Corporation."

    IN WITNESS WHEREOF, said Corporation has caused this Certificate to be
signed by David R. Burt, its authorized officer, this   day of       , 2001.

                                                       ERGO SCIENCE CORPORATION
                                                       a Delaware corporation

                                                       By:
                                                            -----------------------------------------
                                                            Name: David R. Burt
                                                            Title: CHIEF EXECUTIVE OFFICER, PRESIDENT
                                                            AND SECRETARY

                                                                      APPENDIX C

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ESC MERGER SUB, INC.

          (Pursuant to Sections 241 and 245 of the General Corporation
                         Law of the State of Delaware)

    ESC Merger Sub, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Delaware (the "Corporation"), does hereby certify as follows:

    1. The name of the Corporation is ESC Merger Sub, Inc. The date of filing of the Corporation's original Certificate of Incorporation was May 1, 2001.

    2. This Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

    3.  The Corporation has not received any payment for any of its stock.

    4. The text of the Certificate of Incorporation is to read as herein set forth in full:

                                   ARTICLE I

    The name of the Corporation is ESC Merger Sub, Inc.

                                   ARTICLE II

    The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

    The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

                                   ARTICLE IV

    The total number of shares of stock that the Corporation shall have authority to issue is 60,000,000 shares of capital stock, consisting of
(i) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"); and (ii) 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

    The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

    1.  PROVISIONS RELATING TO THE COMMON STOCK.

        (a) DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock.

        (b) LIQUIDATION RIGHTS. The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference, distributing such proceeds pro-rata among the holders of Common Stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this subsection (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

        (c) VOTING RIGHTS. Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote.

    2.  PROVISIONS RELATING TO THE PREFERRED STOCK.

        (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed in this
    Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

        (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

           (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

           (ii) the number of shares to constitute the class or series and the designations thereof;

          (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

           (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

           (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

           (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

         (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of' the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the sale or sales at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

           (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

        (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof or in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

    3.  GENERAL.

        (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereto, and the holders of such shares shall not be liable for any further payments in respect of such shares.

        (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE V

    The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

        (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three or more than twelve. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

        (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 2002, of Class II shall expire at the annual meeting of stockholders of the Corporation in 2003, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2004, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this
    Article V, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; PROVIDED, HOWEVER, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

        (c) Vacancies in the board of directors resulting from death, resignation retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the common stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which be has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

        (d) A director of any class of directors of the Corporation shall be removed before the expiration date of that director's term of office, with or without cause, by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

        (e) Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote; but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                   ARTICLE VI

    All of the power of the Corporation, insofar as it may be lawfully vested by this Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the by-laws with respect to any provision thereof) shall have the power to adopt, amend, and repeal the by-laws of the Corporation;
(2) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (3) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and
(4) notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the by-laws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the by-laws and by the vote of the holders of not less than a majority of the outstanding shares of stock then entitled to be voted in an election of directors, voting together as a single class, or such higher vote as is set forth in the by-laws. In the event of a direct conflict between the by-laws of the Corporation and this Restated Certificate of Incorporation, the provisions of this Restated Certificate of Incorporation shall be controlling. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII

    No action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

                                  ARTICLE VIII

    Special meetings of the common stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than sixty days before the annual meeting of common stockholders or (if later) ten days after the first public notice of that meeting is sent to common stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth
(1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder;
(3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominees name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election, the person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                   ARTICLE IX

    No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X

    The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this
Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this
Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

    The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

    As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE XI

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article XI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article XI, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

                                  ARTICLE XII

    1. TRANSFER AND OWNERSHIP RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the Corporation or any member of the Corporation's "affiliated group" as that term is used in
Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (x) the day after the third (3rd) anniversary of the effective time of the merger of the Corporation's parent corporation, a Delaware corporation, with and into the Corporation pursuant to
Section 253 of the Delaware General Corporation Law (the "Merger"), (y) the repeal of Section 382 of the Code if the board of directors determines that the restrictions in this Article XII are no longer necessary for the preservation of the Tax Benefits, and (z) the beginning of a taxable year of the Corporation to which the board of directors determines that no Tax Benefits may be carried forward, unless the board of directors shall fix an earlier or later date in accordance with Section 5 of this Article XII (the date on which the restrictions of this Article XII expire hereunder is sometimes referred to herein as the "Expiration Date.")

        (a)  DEFINITIONS.  For purposes of this Article XII:

           (i) "Agent" shall have the meaning set forth in subsection 2(a) of this Article XII;

           (ii) "Controlled Person" shall have the meaning set forth in subsection 2(d) of this Article XII;

          (iii) "Option" shall have the meaning set forth in Treasury Regulation
       Section 1.382-4;

           (iv) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

           (v) "Prohibited Distributions" shall have the meaning set forth in subsection 2(a) of this Article XII;

           (vi) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulation
       Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined
       (A) without giving effect to the following provisions: Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3),
       1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (B) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation
       Section 1.382-2T(h)(2)(i)(A), (C) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1),
       (D) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation
       Section 1.382-2T(d)(1), and (E) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation
       Section 1.382-2T(a)(2)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in part (v) of this subsection 1(a) shall be applied in lieu of the definition in Treasury Regulation

       Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations effect for time to time (disregarding whether treating such Option as exercised would cause an ownership change);

          (vii) "Prohibited Party" shall have the meaning set forth in subsection 2(f) of this Article XII;

          (vii) "Prohibited Party Group" shall have the meaning set forth in subsection 2(f) of this Article XII;

           (ix) "Prohibited Shares" shall have the meaning set forth in
       Section 2 of this Article XII;

           (x) a "Public Group" shall have the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

           (xi) "Purported Acquiror "shall have the meaning set forth in
       Section 2 of this Article XII;

          (xii) "Resale Proceeds" shall have the meaning set forth in subsection 2(a) of this Article XII;

         (xiii) "Securities" shall have the meaning set forth in subsection 2(f) of this Article XII;

          (xiv) "Stock" refers to all classes of stock of the Corporation, all Options to acquire stock of the Corporation and all other interests that would be treated as stock in the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Code and (y) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

          (xv) "Subject Amounts" shall have the meaning set forth in subsection 2(b) of this Article XII;

          (xvi) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article XII to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

         (xvii) "Transferee" means any Person to whom Stock is Transferred.

        (b) PROHIBITED TRANSFERS. From and after the effective time of the Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (i) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage;
    (ii) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (iii) would create, under Treasury Regulation
    Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation Section 1.382-2T(f)(13).

        (c) BOARD OF DIRECTORS CONSENT TO CERTAIN TRANSFERS. The board of directors may permit any Transfer of Stock that would otherwise be prohibited pursuant to subsection 1(b) of this Article XII if information relating to a specific proposed transaction is presented to the board of directors and the board of directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, reduce, prevent or otherwise jeopardize the Corporation's full utilization of the Tax Benefits. The board of directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer; PROVIDED, HOWEVER, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend.

        (d) WAIVER OF RESTRICTIONS. Notwithstanding anything herein to the contrary, the board of directors, in its sole discretion, may waive any of the restrictions contained in subsection 1(b) of this Article XII in any instance in which the board of directors determines that a waiver would be in the best interests of the Corporation, notwithstanding the effect of such waiver on the Tax Benefits.

    2. PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTIONS. Unless the approval or waiver of the board of directors is obtained as provided in subsections 1(c) or 1(d) of this Article XII, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subsection 1(b) of this Article XII shall be null and void and shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subsections 2(a) and 2(b) below shall apply only in the case of violations of the restrictions contained in parts (i) and (ii) of subsection 1(b) of this
Article XII.

        (a) TRANSFER OF PROHIBITED SHARES AND PROHIBITED DISTRIBUTIONS TO AGENT. Upon demand by the Corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the Nasdaq National Market or any other securities exchange or system on which shares of Corporation's Common Stock are then listed or admitted to trading, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. The proceeds of such sale shall be referred to as "Sales Proceeds." If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subsection 2(b) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (i) is described in the preceding sentences of this subsection 2(a) and (ii) does not itself violate the provisions of this
    Article XII shall be null and void and shall not be effective to transfer any ownership of the Prohibited Shares.

        (b) ALLOCATION OF SALE PROCEEDS, RESALE PROCEEDS AND PROHIBITED DISTRIBUTIONS. The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount:
    (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity described in Section 501(c)(3) of the Code that is designated by the Corporation in its uncontrolled discretion. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

        (c)  PROMPT ENFORCEMENT AGAINST PURPORTED ACQUIROR.  Within thirty
    (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the Corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; PROVIDED, HOWEVER, that nothing in this subsection 2(c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and PROVIDED, FURTHER that failure of the Corporation to act within the time periods set out in this subsection 2(c) shall not constitute a waiver of any right of the Corporation to compel any transfer required by, or take any action permitted by, this Article XII. Upon a determination by the board of directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section 1 of this Article XII, the board of directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article XII, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

        (d) OTHER REMEDIES. In the event that the board of directors determines that a Person proposes to take any action in violation of subsection 1(b) of this Article XII, or in the event that the board of directors determines after the fact that an action has been taken in violation of subsection 1(b) of this Article XII, the board of directors, subject to subsection 2(e) of this Article XII, may take such action as it deems necessary, advisable or convenient to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subsection 1(b) of this Article XII, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as well, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been in had such violation not occurred.

        (e) NO RESTRICTION ON SETTLEMENT OF EXCHANGE TRANSACTIONS. Nothing contained in this Article XII shall preclude the settlement of any transaction involving Stock entered into through the facilities of the Nasdaq National Market or any other securities exchange or system on which shares of Corporation's Common Stock are then listed or admitted to trading. The application of the provisions and remedies described in this Section 2 of this Article XII shall be deemed not to so preclude any such settlement.

        (f) MODIFICATION OF REMEDIES FOR CERTAIN INDIRECT TRANSFERS. In the event of any Transfer of Stock or other event which does not involve a transfer of "securities" of the Corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (i) or (ii) of subsection 1(b) of this
    Article XII, the application of subsections 2(a) and 2(b) shall be modified as described in this subsection 2(f). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the Corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (i) or (ii) of subsection 1(b) of this Article XII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subsections 2(a) and 2(b) of this Article XII, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

    3. OBLIGATION TO PROVIDE INFORMATION. The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

    4. LEGENDS. All certificates issued by the Corporation evidencing ownership of shares of Stock of this Corporation that are subject to the restrictions on transfer and ownership contained in this Article XII shall bear a conspicuous legend referencing the restrictions set forth in this
Article XII.

    5. FURTHER ACTIONS. Subject to subsection 2(e) of this Article XII, nothing contained in this Article XII shall limit the authority of the board of directors to take such other action to the extent permitted by law as it deems necessary, advisable or convenient to protect the Corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the board of directors believes one or more of such actions is in the best interest of the Corporation, the board of directors may (1) accelerate or extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article XII or
(3) conform any provisions of Section 1 of this Article XII to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; PROVIDED, THAT the board of directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may, but need not be, be based upon an opinion or advice of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the stockholders of this Corporation within ten (10) days after the date of any such determination. In addition, the board of directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the express provisions of this
Article XII for purposes of determining whether any acquisition of Stock would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article XII. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The board of directors of the Corporation shall have the exclusive power and authority to administer this Article XII and to exercise all rights and powers specifically granted to the board of directors or the Corporation, or as may be necessary or advisable in the administration of this
Article XII, including without limitation, the right and power to (1) interpret the provisions of this Article XII, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this
Article XII. All such actions, calculations, interpretations and determinations which are done or made by the board of directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties; PROVIDED, HOWEVER, the board of directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the board of directors as it deems necessary or advisable.

    6. BENEFITS OF THIS ARTICLE XII. Nothing in this Article XII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XII. This
Article XII shall be for the sole and exclusive benefit of the Corporation and the Agent.

    7. SEVERABILITY. If any provision of this Article XII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XII.

    This Amended and Restated Certificate of Incorporation was duly adopted by the sole director in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said ESC Merger Sub, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David R. Burt, its Chairman, President and Chief Executive Officer, this 18th day of July, 2001.

                                                       ESC MERGER SUB, INC.

                                                       By:  /s/ DAVID R. BURT
                                                            -----------------------------------------
                                                            CHAIRMAN, PRESIDENT AND
                                                            CHIEF EXECUTIVE OFFICER

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RIGHTS OF SERIES D EXCHANGEABLE PREFERRED STOCK

    The Board of Directors (the "Board") of ESC Merger Sub, Inc., a Delaware corporation (the "Corporation"), pursuant to authority granted to and vested in the Board by the provisions of the Certificate of Incorporation of the Corporation, as amended, and by Section 151 of the General Corporation Law of the State of Delaware, adopted the following resolution providing for the establishment of a series of preferred stock to be designated Series D Exchangeable Preferred Stock and to consist of Eight Thousand (8,000) shares as follows:

    RESOLVED: That pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and its Certificate of Incorporation, the Board of Directors hereby establishes a series of Preferred Stock of the Corporation consisting of Eight Thousand (8,000) shares to be designated "Series D Exchangeable Preferred Stock"; that the Board of Directors be and it hereby is authorized to issue such shares of Series D Exchangeable Preferred Stock from time to time and for such consideration as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations and restrictions on, the Series D Exchangeable Preferred Stock shall be as follows:

    1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE. The designation of the series of preferred stock authorized by this resolution shall be "Series D Exchangeable Preferred Stock," which shall consist of 8,000 shares of such Series D Exchangeable Preferred Stock, $0.01 par value per share. As used herein, "Stated Value" per share of Series D Exchangeable Preferred Stock shall be equal to $1,000.00 plus all accumulated and unpaid dividends added thereto pursuant to Section 3 hereof. Each share of Series D Exchangeable Preferred Stock shall be validly issued, fully paid and nonassessable upon receipt by the Corporation of legal consideration in an amount determined by the Board of Directors of the Corporation.

    2.  CERTAIN DEFINITIONS.

    Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this Resolution, the meanings herein specified.

        "AFFILIATE" shall mean a Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation, (b) which beneficially owns or holds 20% or more of any class of the voting stock of the Corporation or (c) 20% or more of the voting stock (or in the case of a Person which is not a corporation, 20% or more of the equity interest) of which is beneficially owned or held by the Corporation or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "AVERAGE TRADING PRICE" shall mean as of a date of determination the average of the following for the 15 trading days immediately preceding such date of determination: (a) if the Common Stock is then listed or admitted to trading on any securities exchange registered under the Exchange Act, the closing price per share of the Common Stock, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the Common Stock is not then listed or admitted to trading on any such securities exchange, the last reported sale price per share of the Common Stock on such day, or if no sale takes place on such day, the average of the high bid and low asked prices as reported by a reputable quotation source designated by the Corporation, or (c) if the Common Stock is not then listed or admitted to trading on any such securities exchange and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices per share of Common Stock on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Corporation, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; provided, however, that if the Common Stock is not then listed or admitted to trading on any such securities exchange, no such reported sale price or bid and asked prices are available or reported, the Average Trading Price shall mean the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Corporation; and provided further, however, that calculation of the average for such 15 trading day period shall be appropriately adjusted in the event that during such 15 trading day period there shall occur a record date for the payment of a dividend in Common Stock, the making of a distribution in Common Stock (or in securities convertible into Common Stock), a subdivision of the outstanding Common Stock, a combination of the outstanding Common Stock into a smaller number of shares of Common Stock or the issuance of any shares of capital stock or other securities of the Corporation by reclassification of the Common Stock.

        "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Corporation.

        "EQUITY SECURITIES" shall mean any warrants, options or other rights to acquire Common Stock directly or indirectly, or any securities or instruments convertible directly or indirectly into or exchangeable or exercisable for Common Stock.

        "ERGO" shall mean E. Science Incorporated, a Delaware corporation formerly named Ergo Science Incorporated.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "FDA" shall mean the United States Food and Drug Administration or any successor agency.

        "FOUNDERS" shall mean Manuel Cincotta, Jr., Anthony H. Cincotta, Albert
    H. Meier and Louis Cincotta.

        "JUNIOR SECURITIES" shall have the meaning set forth in Section 5 hereof.

        "MAJORITY IN INTEREST" shall mean a holder or the holders of more than 50% of the issued and outstanding shares of Series D Exchangeable Preferred Stock at the time in question.

        "OLD ERGO" shall mean Ergo Science Corporation, a Delaware corporation that was originally organized on December 7, 1994 under the name Ergo Science Holdings, Incorporated.

        "OLD ERGO COMMON STOCK" shall mean the common stock, par value $.01 per share, of Ergo Science Corporation.

        "OLD ERGO SERIES A PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement dated as of September 10, 1992, among Ergo and certain purchasers identified therein, as amended from time to time.

        "OLD ERGO SERIES A STOCK" shall mean the Series A Convertible Preferred Stock, par value $0.01 per share, of Old Ergo.

        "OLD ERGO SERIES B PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of October 12, 1993, among Ergo and certain purchasers identified therein, as amended from time to time.

        "OLD ERGO SERIES B STOCK" shall mean the Series B Convertible Preferred Stock, par value $0.01 per share, of Old Ergo.

        "OLD ERGO SERIES C PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of July 15, 1994, between Ergo and the purchaser identified therein, as amended from time to time.

        "OLD ERGO SERIES C STOCK" shall mean the Series C Convertible Preferred Stock, par value $0.01 per share, of Old Ergo.

        "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "SERIES D EXCHANGEABLE PREFERRED STOCK" shall mean the Series D Exchangeable Preferred Stock, par value $.01 per share, of the Corporation created by this Certificate of Designations, Preferences and Rights of Series D Exchangeable Preferred Stock, as amended from time to time.

        "SUBSIDIARY" shall mean any corporation of which the Corporation owns, directly or indirectly, more than 50% of the voting stock.

        "TRIGGER EVENT" shall mean the receipt by the Corporation or any Subsidiary of approval by the FDA to market Ergoset or another drug product of the Corporation or such Subsidiary.

        "UNDERLYING COMMON STOCK" shall mean the shares of Common Stock that have been issued or are issuable to the holders of the Series D Exchangeable Preferred Stock upon conversion of the holders' Series D Exchangeable Preferred Stock, assuming such Series D Exchangeable Preferred Stock was then convertible.

    3.  DIVIDENDS.

        (a) 6% DIVIDEND. The holders of shares of Series D Exchangeable Preferred Stock shall be entitled to receive, out of the funds of the Corporation legally available therefor, if, as and when declared by the Board of Directors, cash dividends at the rate of 6% per share per annum, compounded semi-annually, on the Stated Value thereof, payable quarterly on the first day of the months of February, May, August, and November in each year, commencing August 1, 1995, except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding day which is not a Saturday, Sunday or legal holiday. Such dividends shall be cumulative (whether or not in any quarterly dividend period there shall be funds of the Corporation legally available for the payment of such dividends), commencing on the date of original issue and shall be payable for any period less than a full quarter on the basis of a year of 360 days with equal 30 day months. Dividends shall be payable to holders of record, as they appear on the stock books of the Corporation, on such record dates as may be declared by the Board of Directors, not more than sixty (60) days nor less than ten (10) days preceding the payment dates for such dividends. Dividends in arrears may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding sixty (60) days preceding the payment date thereof, as maybe fixed by the Board of Directors of the Corporation. When dividends are not paid in full upon the shares of the Series D Exchangeable Preferred Stock and any other preferred stock ranking on a parity as to payment of dividends with the Series D Exchangeable Preferred Stock, all dividends declared upon shares of the Series D Exchangeable Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series D Exchangeable Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series D Exchangeable Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of the Series D Exchangeable Preferred Stock and such other preferred stock bear to each other.

        (b)  CERTAIN RESTRICTIONS ON PAYMENT.  Holders of shares of the
    Series D Exchangeable Preferred Stock shall be entitled to receive dividends in preference to and in priority over any dividends upon any of the Junior Securities. Except for (i) the payment of any dividend on Common Stock payable in shares of Common Stock or Equity Securities, (ii) any distribution on Common Stock made in connection with the liquidation, dissolution or winding up of the Corporation made after the holders of Series D Exchangeable Preferred Stock have received the distributions specified in Section 4 hereof and (iii) any purchase of Common Stock issued in exchange for Old Ergo Common Stock (the purchase of which Old Ergo Common Stock was permitted by Section 12.1(a) of the Old Ergo Series A Purchase Agreement, Section 9.1(a) of the Old Ergo Series B Purchase Agreement or
    Section 10.1(a) of the Old Ergo Series C Purchase Agreement), so long as any shares of the Series D Exchangeable Preferred Stock are outstanding, the Corporation shall not, without the prior written consent of a Majority in Interest, declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of stock of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to redeem, purchase or otherwise acquire any equity security (other than Underlying Common Stock) of the Corporation (or any non-wholly owned subsidiary of the Corporation); provided, however, that the Corporation shall be permitted to repurchase (i) shares of the Common Stock held by employees, consultants, officers, or directors (other than the Founders) pursuant to the terms of any restrictive stock purchase arrangements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events such as termination of employment or failure to serve as a director,
    (ii) shares of the Common Stock issued in exchange for shares of Old Ergo Common Stock that were originally issued upon conversion of the Old Ergo Series A Stock, (iii) shares of the Common Stock issued in exchange for shares of Old Ergo Common Stock that were originally issued upon conversion of the Old Ergo Series B Stock (iv) shares of the Common Stock issued in exchange for Old Ergo Common Stock that were originally issued on conversion of the Old Ergo Series C Stock and (v) shares of Series D Exchangeable Preferred Stock pursuant to the terms of this Certificate of Designations, Preferences and Rights of Series D Exchangeable Preferred Stock as amended from time to time.

    4.  LIQUIDATION PREFERENCE.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series D Exchangeable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount of cash equal to the Stated Value of the Series D Exchangeable Preferred Stock at the time of such liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; PROVIDED, HOWEVER, that the holders of the outstanding shares of Series D Exchangeable Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other stock of the Corporation having liquidation rights ranking prior to the shares of Series D Exchangeable

Preferred Stock shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series D Exchangeable Preferred Stock and any outstanding shares of any other stock of the Corporation having liquidation rights on parity with the shares of the Series D Exchangeable Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series D Exchangeable Preferred Stock and the holders of outstanding shares of such other stock of the Corporation are entitled were paid in full. A merger of or by the Corporation or sale of all or substantially all assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

    5.  RANKING.

    The Series D Exchangeable Preferred Stock shall, with respect to dividend rights and distribution of assets on liquidation, rank (a) junior to, or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series D Exchangeable Preferred Stock with respect to dividend rights or distribution of assets on liquidation, and
(b) senior to any other stock of the Corporation, including the Common Stock (all of such stock of the Corporation to which the Series D Exchangeable Preferred Stock ranks prior, including the Common Stock, being referred to collectively for purposes of this Agreement as the "JUNIOR SECURITIES").

    6.  VOTING RIGHTS.

    Except as required by law, the Series D Exchangeable Preferred Stock shall not entitle the holder thereof to vote on matters brought before the stockholders of the Corporation for a vote.

    7.  CONVERSION.

    The Corporation shall have conversion rights as follows:

        (a)  CONVERSION EVENTS.

           (i) At any time within 90 days of the occurrence of a Trigger Event, the Series D Exchangeable Preferred Stock shall be convertible, at the option of the Corporation, and without action by the holders of the Series D Exchangeable Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value per share at the effective date of the conversion by 95% of the Average Trading Price at the date of election by the Corporation.

           (ii) Upon the occurrence of a Trigger Event, the Corporation shall prepare a notice stating that such event has occurred and setting forth in detail the facts upon which such conversion is based (including the calculation of 95% of the Average Trading Price at the date of the election by the Corporation pursuant to Section 7(a)(i)), and such notice shall forthwith be mailed by first class mail to the holders of Series D Exchangeable Preferred Stock at their last known address shown on the stock books of the Corporation.

          (iii) No fractional shares of Common Stock are to be delivered upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be deliverable in an amount equal to 95% of the Average Trading Price used for purposes of calculating the number of shares for which the Series D Exchangeable Preferred Stock is convertible.

        (b) CANCELLATION. Each holder of shares of Series D Exchangeable Preferred Stock that are the subject of a conversion under Section 7(a) hereof shall (i) surrender the certificate or certificates therefor, duly endorsed, at the office of any transfer agent for such Series D

    Exchangeable Preferred Stock, or if there is no such transfer agent, then at the principal executive office of the Corporation and (ii) state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series D Exchangeable Preferred Stock, or to such holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such holder shall be entitled, as aforesaid, together with cash in lieu of any fraction of a share as herein provided. A conversion pursuant to Section 7(a)(i) shall be deemed to have been made immediately upon the election by the Corporation pursuant to such
    Section 7(a)(i), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

        (c) MERGER OR CONSOLIDATION. In case of a merger or consolidation which reclassifies or changes the Common Stock or in case of the consolidation or merger of the Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of the Corporation to another corporation or corporations, the Series D Exchangeable Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series D Exchangeable Preferred Stock would have been entitled upon such reclassification, consolidation, merger, or transfer, and, in any such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of Series D Exchangeable Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Exchangeable Preferred Stock, In case of any such merger or consolidation, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities or property as a holder of Series D Exchangeable Preferred Stock remaining outstanding, or other convertible note received by such holder in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If the Series D Exchangeable Preferred Stock becomes convertible solely into cash, no adjustment need be made thereafter. Interest shall not accrue on such cash.

        (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the Series D Exchangeable Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series D Exchangeable Preferred Stock from time to time outstanding.

        (e) TAXES. The Corporation will pay any documentary stamp and similar taxes (other than income taxes and ad valorem taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series D Exchangeable Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series D Exchangeable Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

    8.  EXCHANGE.

        (a) TRIGGER EVENT. Effective upon the expiration of the 90 day period during which the Corporation may convert the Series D Exchangeable Preferred Stock pursuant to Section 7(a) above or such earlier date following the occurrence of a Trigger Event as the Corporation shall elect to not convert the Series D Exchangeable Preferred Stock pursuant to Section 7(a) above, all outstanding shares of Series D Exchangeable Preferred Stock shall he exchanged for the Subordinated Note of the Corporation in the form of APPENDIX A hereto (the "Exchange Note"). Holders of outstanding Series D Exchangeable Preferred Stock will be entitled to receive an Exchange Note in a principal amount equal to the Stated Value of the Series D Exchangeable Preferred Stock held by them at the date fixed for exchange. The Corporation will mail to each holder of record of the Series D Exchangeable Preferred Stock (at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation) written notice of its intention to exchange pursuant to this Section 8(a) no less than 15 nor more than 60 days prior to the date fixed by the Corporation for such exchange. Each such notice shall state (i) the effective date of such exchange;
    (ii) the place or places where certificates of such shares are to be surrendered for exchange into Exchange Notes; and (iii) that dividends on the shares to be exchanged shall have ceased to accrue on the effective date of the exchange.

        (b) From and after the date fixed by the Corporation for exchange pursuant to Section 8(a) above, dividends on the Series D Exchangeable Preferred Stock shall cease to accrue and said shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Exchange Notes) shall cease and terminate. Upon surrender in accordance with the notice of the Corporation of the certificates for any shares to be exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Exchange Notes as aforesaid.

    9. AMENDMENT. Except as may otherwise be required by the laws of the State of Delaware, the provisions of this Certificate may be amended or compliance by the Corporation herewith waived only by the affirmative vote or written consent of the holders of a Majority in Interest.

                              [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed
by David R. Burt, its President, this   day of       , 2001.

                                                       ESC MERGER SUB, INC.

                                                       By:
                                                            -----------------------------------------
                                                                          David R. Burt
                                                                            President

                                   APPENDIX A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS.

                           SUBORDINATED EXCHANGE NOTE

$                                                                          , 199

    ESC MERGER SUB, INC., a Delaware corporation (the "Company"), promises to
pay to the order of             , whose address is             , or other
Holder, the principal sum of [insert dollar amount equal to Stated Value of Series D Exchangeable Preferred Stock at effective date of exchange) Dollars
($    ), plus interest at the rate set forth herein. This Note is issued in exchange for the shares of Series D Exchangeable Preferred Stock of the Corporation pursuant to the Certificate of Designations, Preferences and Rights of Series D Exchangeable Preferred Stock, as amended from time to time. Unless otherwise defined in the body of this Note, certain terms contained in this Note with their initial letter(s) capitalized shall have the meanings given such term in Section 15 hereof,

    The Company hereby further agrees as follows:

    PAYMENTS OF PRINCIPAL AND INTEREST.

    (a) Subject to the subordination provisions of this Note, the Company shall pay interest on the principal amount of this Note (to the extent such principal amount has not been prepaid), at a rate per annum equal to 2% above the annual rate established from time to time of Citibank, N.A. for short-term unsecured loans to substantial and responsible commercial borrowers of Citibank, N.A., on each date on which an installment of principal is due on this Note. Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Note.

    (b) Subject to the subordination provisions of this Note, the principal sum of this Note shall be payable in twelve equal quarterly installments as follows: an amount equal to one twelfth of the original principal of this Note shall be payable on the three month anniversary of the date of issuance of this Note and on each successive three month anniversary thereafter, At its option, the Company may prepay the principal amount of this Note in full or from time to time in part, without penalty or premium.

    METHOD OF PAYMENT. Payments of principal and interest shall be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money, and may mail any such interest check to the Holder's address set forth above or to such other address as the then Holder hereof may designate to the Company from time to time in writing.

    EVENTS OF DEFAULT.

    An "Event of Default" occurs if:

    (i) the Company fails to pay the principal of this Note, when and as the same becomes due and payable, whether at the maturity thereof or otherwise, or any interest payment on this Note when and as the same becomes due and payable, and such failure to pay principal or interest shall have continued for ten Business Days; or

    (ii) the Company pursuant to or within the meaning of any Bankruptcy Law:

        (A) commences a voluntary case;

        (B) consents to the entry of an order for relief against it in an involuntary case;

        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

        (D) makes a general assignment for the benefit of its creditors; or

        (E) generally is unable to pay its debts as the same become due; or

    (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (A) is for relief against the Company in an involuntary case;

        (B) appoints a Custodian of the Company or for all or substantially all of its property; or

        (C) orders the liquidation of the Company and the order or decree remains unstayed and in effect for 90 days.

    The term "BANKRUPTCY LAW" means title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    If an Event of Default (other than an Event of Default specified in clauses
(ii) and (iii) of subsection (a) hereof) occurs and is continuing, the Holder of this Note by notice to the Company may declare this Note to be due and payable. Upon such declaration, this Note shall be due and payable in cash in full immediately. If an Event of Default specified in clause (ii) or (iii) of subsection (a) hereof occurs, such amount shall become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

    SUBORDINATION.

    SUBORDINATION OF THE NOTE. Each Holder of this Note by its acceptance of this Note covenants and agrees that the indebtedness evidenced by, and payment of the principal of, and interest on, and all other amounts owing in respect of, this Note is hereby expressly subordinate, junior, and subject in right of payment to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. The provisions of this Section 4 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

    NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

    (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest (including post-petition interest) due thereon before the Holder of this Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to this Note (other than payment in shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding);

    (ii) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding) to which the Holder of this Note would be entitled shall be paid directly to the holders of Senior Indebtedness or their representative or representatives, to the extent necessary to make payment in full of all Senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

   (iii) In the event that notwithstanding the foregoing provisions of this
Section 4(b), any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or adjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the holder of this Note on account of principal or interest on this Note before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder is of such Senior Indebtedness. Without in any way modifying the provisions of this
Section 4 or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the holder of this Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon art assignment for the benefit of creditors or otherwise).

    NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. No payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Note) shall be made by the Company on account of principal of (or premium, if any) or interest on this
Note:

    (i) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior indebtedness beyond any applicable grace period with respect thereto; or

    (ii) In the event any judicial proceeding shall be pending with respect to any such default in payment or other default.

    In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of this Note prohibited by the foregoing provisions of this Section 4(c), then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

    CERTAIN PAYMENT PERMITTED. Nothing contained in this Section 4 or elsewhere in this Note shall prevent the Company, at any time except during the pendency of any of the conditions described in Sections 4(b) or (c), from making payments at any time of principal of (and premium, if any) or interest on this Note.

    SUBROGATION. Subject to the prior payment in full of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder of this Note by virtue of this Section 4 which otherwise would have been made to the Holder of this Note, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note, shall not be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 4 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

    OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this Note is intended to or shall impair, as between the Company and the Holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder of this Note other than with respect to the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon an event of Default under this Note, subject to the rights, if any, under this Section 4 of the holders of Senior Indebtedness with respect to cash, property, or securities of the Company received upon the exercise of any such remedy.

    Upon any distribution of assets of the Company referred to in this
Section 4, the Holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder of this Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Section 4.

    SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder of Senior Indebtedness, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder of Senior indebtedness may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the Holder of this Note with respect thereto, at anytime or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assets from the Holder of this Note; provided, however, in the event that the holders of the Senior Indebtedness exercise any of their rights contained in this Section 4(g), such indebtedness shall not constitute Senior Indebtedness to the extent, and solely to the extent, such principal amount exceeds the Holder of this Note to be senior and superior, nor shall the interest attributable to such excess constitute Senior Indebtedness.

    NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal, interest, or any other amount due and payable on this Note by reason of any provision in this Section 4 shall not be construed as preventing the occurrence of an Event of Default under this Note.

    EXERCISE OF REMEDIES. The Holder of this Note may waive any past default hereunder, or any past failure to observe or perform any covenant or agreement, and the consequences thereof.

    AMENDMENTS AND WAIVERS. This Note may be amended only with the mutual consent of the Holder of this Note and the Company. No amendment or waiver or modification of this Note shall be effective unless in writing and signed by the Company and the Holder of this Note.

    ASSIGNMENT. The Holder of this Note may, without prior written notice to or consent of, the Company, transfer or assign to any person or entity all or any portion of this Note in compliance with applicable securities laws; provided, however, that the Company shall not be required to recognize such transfer or assignment unless and until the Company has received written notice of such transfer or assignment or has otherwise become aware of such transfer.

    NOTICE. Any notice, request, demand or other communication permitted or required to be given pursuant to this Note shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid;
(b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or
(c) when otherwise actually delivered to the addressee. If a written notice or signed item is expressly required by another provision of this Note, a manually signed original must be delivered by the party giving it. Any other notice, request, demand or other communication also may be sent by telegram or facsimile, with the cost of transmission prepaid, and shall be deemed inclusively to have been given on the first business day following the day duly sent. Copies may be sent by regular first-class mail, postage prepaid, to the parties set forth below, but any failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. The addresses of the parties and those parties receiving copies are as follows:

    (i) If to the Company:

           ESC Merger Sub, Inc.

           790 Turnpike Street; Suite 205

           North Andover, Massachusetts 01845

           Attention: Chief Executive Officer

    (ii) if to the Holder, to the latest address of the Holder on the record books of the Company.

    GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE.

    SUCCESSORS. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder hereof.

    SEVERABILITY. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    CERTAIN WAIVERS. Except as otherwise expressly provided in this Note, the Company waives presentment, demand, notice of dishonor, protest, notice of protest and any and all notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and in connection with the collection, payment or liquidation hereof.

    BUSINESS DAY. In any case where a payment of principal or interest hereon is due on a date which is not a Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.

    MAXIMUM INTEREST RATE. It is the intention of the Holder to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof; acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Holder, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of Delaware. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, the Holder shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the Highest Lawful Rate and in the event the Holder ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Holder shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Holder shall either apply or refund to the Company the amount of such excess as herein provided, and in such event the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest lawful Rate.

           CERTAIN DEFINED TERMS.

    "BUSINESS DAY" means every day other than a Saturday, Sunday, or legal holiday in the State of Delaware.

    "EVENT OF DEFAULT" means an Event of Default as defined in Section 3 hereof.

    "HIGHEST LAWFUL RATE" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws of the United States and the State of Delaware applicable hereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Delaware which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

    "HOLDER" means the person in whose name this Note is issued and any person to whom it is transferred in whole or in part.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "SENIOR INDEBTEDNESS" means: (i) any liability of the Company (whether or not currently outstanding) owed to any party (a) for borrowed money (whether principal, interest, or any other amount), (b) evidenced by a note, debenture, bond or other instrument of indebtedness or (c) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others described in the preceding clause (i) which the Company has guaranteed or which is otherwise its legal liability; and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i) and
(ii) above.

                                                                      APPENDIX D

                                    BY-LAWS
                                       OF
                              ESC MERGER SUB, INC.
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

ARTICLE ONE: OFFICES.....................................................   D-1
    1.1      Registered Office and Agent.................................   D-1
    1.2      Other Offices...............................................   D-1

ARTICLE TWO: MEETINGS OF STOCKHOLDERS....................................   D-1
    2.1      Annual Meeting..............................................   D-1
    2.2      Special Meeting.............................................   D-1
    2.3      Place of Meetings...........................................   D-1
    2.4      Notice......................................................   D-1
    2.5      Voting List.................................................   D-2
    2.6      Quorum......................................................   D-2
    2.7      Required Vote; Withdrawal of Quorum.........................   D-2
    2.8      Method of Voting; Proxies...................................   D-2
    2.9      Record Date.................................................   D-3
    2.10     Conduct of Meeting..........................................   D-3
    2.11     Inspectors..................................................   D-3

ARTICLE THREE: DIRECTORS.................................................   D-3
    3.1.     Management..................................................   D-3
    3.2      Number; Qualification; Election; Term.......................   D-3
    3.3      Change in Number............................................   D-4
    3.4      Removal.....................................................   D-4
    3.5      Vacancies...................................................   D-4
    3.6      Meetings of Directors.......................................   D-4
    3.7      First Meeting...............................................   D-4
    3.8      Election of Officers........................................   D-4
    3.9      Regular Meetings............................................   D-5
    3.10     Special Meetings............................................   D-5
    3.11     Notice......................................................   D-5
    3.12     Quorum; Majority Vote.......................................   D-5
    3.13     Procedure...................................................   D-5
    3.14     Presumption of Assent.......................................   D-5
    3.15     Compensation................................................   D-5

ARTICLE FOUR: COMMITTEES.................................................   D-5
    4.1      Designation.................................................   D-5
    4.2      Number; Qualification; Term.................................   D-6
    4.3      Authority...................................................   D-6
    4.4      Committee Changes...........................................   D-6
    4.5      Alternate Members of Committees.............................   D-6
    4.6      Regular Meetings............................................   D-6
    4.7      Special Meetings............................................   D-6
    4.8      Quorum; Majority Vote.......................................   D-6
    4.9      Minutes.....................................................   D-6
    4.10     Compensation................................................   D-6
    4.11     Responsibility..............................................   D-6

ARTICLE FIVE: NOTICE.....................................................   D-7
    5.1      Method......................................................   D-7
    5.2      Waiver......................................................   D-7

ARTICLE SIX: OFFICERS....................................................   D-7
    6.1      Number; Titles; Term of Office..............................   D-7
    6.2      Removal.....................................................   D-7
    6.3      Vacancies...................................................   D-7
    6.4      Authority...................................................   D-8
    6.5      Compensation................................................   D-8
    6.6      Chairman of the Board.......................................   D-8
    6.7      Chief Executive Officer.....................................   D-8
    6.8      President...................................................   D-8
    6.9      Vice Presidents.............................................   D-8
    6.10     Treasurer...................................................   D-8
    6.11     Assistant Treasurers........................................   D-8
    6.12     Secretary...................................................   D-8
    6.13     Assistant Secretaries.......................................   D-9

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS.............................   D-9
    7.1      Certificates for Shares.....................................   D-9
    7.2      Replacement of Lost or Destroyed Certificates...............   D-9
    7.3      Transfer of Shares..........................................   D-9
    7.4      Registered Stockholders.....................................   D-9
    7.5      Regulations.................................................  D-10
    7.6      Legends.....................................................  D-10

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS..................................  D-10
    8.1      Dividends...................................................  D-10
    8.2      Reserves....................................................  D-10
    8.3      Books and Records...........................................  D-10
    8.4      Fiscal Year.................................................  D-10
    8.5      Seal........................................................  D-10
    8.6      Resignations................................................  D-10
    8.7      Securities or Other Corporation.............................  D-10
    8.8      Telephone Meetings..........................................  D-10
    8.9      Action Without a Meeting....................................  D-11
    8.10     Invalid Provisions..........................................  D-11
    8.11     Mortgages, etc..............................................  D-11
    8.12     Headings....................................................  D-11
    8.13     References..................................................  D-11
    8.14     Amendments..................................................  D-11

                                                                      APPENDIX D

                                    BY-LAWS

                                       OF

                              ESC MERGER SUB, INC.

                             A DELAWARE CORPORATION

                                    PREAMBLE

    These By-Laws (the "by-laws") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of ESC Merger Sub, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these by-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

    1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

    1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

    2.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

    2.2 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by a majority of the members of the board of directors. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

    2.3 PLACE OF MEETINGS. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

    2.4 NOTICE. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

    2.5 VOTING LIST. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

    2.6 QUORUM. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these by-laws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

    2.7 REQUIRED VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    2.8 METHOD OF VOTING; PROXIES. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary or an Assistant Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

    2.9 RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, The board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting. If no record date is fixed:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

    2.10 CONDUCT OF MEETING. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these by-laws or by a person appointed by the meeting.

    2.11 INSPECTORS. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

    3.1. MANAGEMENT. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these by-laws, the board of director may exercise all the powers of the Corporation.

    3.2 NUMBER; QUALIFICATION; ELECTION; TERM. The number of directors which shall constitute the entire board of directors shall be not less than three nor more than twelve. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution adopted by a majority of the members of the board of directors. Except as otherwise required by law or the certificate of incorporation of the Corporation, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director so chosen shall hold office until his term expires as provided in the certificate of incorporation of the Corporation and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

    3.3 CHANGE IN NUMBER. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

    3.4 REMOVAL. Except as otherwise provided in the certificate of incorporation of the Corporation, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed (with or without cause) only by a vote of the holders of at least two-thirds of the of the shares then entitled to vote on the election of directors; provided, however, if the stockholders have the right to cumulate votes in the election of directors pursuant to the certificate of incorporation of the Corporation, if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

    3.5 VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until his term expires as provided in the certificate of incorporation of the Corporation and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from. office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in the certificate of incorporation of the Corporation, when one or more directors shall resign front the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these by-laws with respect to the filling of other vacancies.

    3.6 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting or duly executed waiver of notice of any such meeting.

    3.7 FIRST MEETING. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

    3.8 ELECTION OF OFFICERS. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

    3.9 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

    3.10 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

    3.11 NOTICE. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

    3.12 QUORUM; MAJORITY VOTE. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these by-laws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these by-laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these by-laws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

    3.13 PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

    3.14 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting is secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    3.15 COMPENSATION. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

    4.1 DESIGNATION. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

    4.2 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of
(i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

    4.3 AUTHORITY. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these by-laws.

    4.4 COMMITTEE CHANGES. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

    4.5 ALTERNATE MEMBERS OF COMMITTEES. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

    4.6 REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

    4.7 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

    4.8 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, these by-laws or the resolutions creating the committee.

    4.9 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the corporation.

    4.10 COMPENSATION. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

    4.11 RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

    5.1 METHOD. Whenever by statute, the certificate of incorporation of the Corporation, or these by-laws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books (or in the case of a stockholder, the stock transfer records of the Corporation), or
(b) by any other method permitted by law (including, but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given upon the time when the same is deposited in the United States; provided that, with respect to any notice given to a director by mail, the Corporation shall telefax or send by overnight courier a copy of such notice (the "Concurrent Mail Notice"), on the same day that such notice is deposited in the mail, to a fax number or street address previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Mail Notice shall not affect the validity of the notice given by mail. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given upon the time delivered to such service with all charges prepaid and addressed as aforesaid; provided that, with respect to any notice given to a director by overnight courier service, the Corporation shall telefax a copy of such notice (the "Concurrent Courier Notice"), on the same day that such notice is deposited with the cornier service, to a fax number previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Courier Notice shall not affect the validity of the notice given by overnight courier service. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given upon the time transmitted as aforesaid.

    5.2 WAIVER. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these by-laws, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

    6.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Corporation shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the state of Delaware.

    6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    6.3 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

    6.4 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these by-laws or as may be determined by resolution of the board of directors not inconsistent with these by-laws;

    6.5 COMPENSATION. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to a committee of the Board of Directors, the Chairman of the Board or the President

    6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such powers and duties as may be reasonably prescribed by the board of directors. Such officer shall preside, if present, at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

    6.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of stockholders. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibility, and shall have such powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these by-laws.

    6.8 PRESIDENT. The President shall have such powers and duties as may be assigned to him by the Chief Executive Officer. If the board of directors has not elected a Chief Executive Officer or in the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that there is no Chief Executive Officer or that the Chief Executive Officer is absent or unable to act.

    6.9 VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

    6.10 TREASURER. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President

    6.11 ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

    6.12 SECRETARY. Except as otherwise provided in these by-laws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and be shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Chief Executive Officer or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chief Executive Officer, and the President.

    6.13 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

    7.1 CERTIFICATES FOR SHARES. Certificate for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if her were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

    7.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

    7.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law, the certificate of incorporation of the Corporation and in these by-laws. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

    7.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    7.5 REGULATIONS. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

    7.6 LEGENDS. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

    8.1 DIVIDENDS. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

    8.2 RESERVES. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

    8.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

    8.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

    8.5 SEAL. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

    8.6 RESIGNATIONS. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    8.7 SECURITIES OR OTHER CORPORATION. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

    8.8 TELEPHONE MEETINGS. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    8.9 ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation of the Corporation or by these by-laws, any action required or permitted to be taken at a meeting of the stockholders of the Corporation (other than common stockholders), the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the number of stockholders required by law or the certificate of incorporation of the Corporation, all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such stockholders, directors or committee members, as the case may be, and maybe stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the stockholders, board or committee, as the case may be.

    8.10 INVALID PROVISIONS. If any part of these by-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

    8.11 MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other Instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

    8.12 HEADINGS. The headings used in these by-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

    8.13 REFERENCES. Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

    8.14 AMENDMENTS. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the board of directors, or by the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class.

                                                                      APPENDIX E

                        COMMON STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           ERGO SCIENCE CORPORATION,

                              ESC MERGER SUB, INC.

                                      AND

                          COURT SQUARE CAPITAL LIMITED

                            DATED AS OF MAY 23, 2001

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
 1.  AUTHORIZATION AND SALE OF STOCK.......................................       E-3
     1.1.      Authorization of Common Stock...............................       E-3
     1.2.      Sale of Common Stock........................................       E-3
     1.3.      Limitation On Other Issuances of Common Stock...............       E-4
     1.4.      Proceeds....................................................       E-4

 2.  THE CLOSING...........................................................       E-4

 3.  REPRESENTATIONS OF THE COMPANY........................................       E-4
     3.1.      Organization and Corporate Power............................       E-4
     3.2.      Authorization...............................................       E-5
     3.3.      Effect of Transactions......................................       E-5
     3.4.      Brokerage...................................................       E-5

 4.  REPRESENTATIONS OF THE PURCHASERS.....................................       E-5
     4.1.      Accredited Investor.........................................       E-5
     4.2.      Investment..................................................       E-5
     4.3.      Suitability.................................................       E-6
     4.4.      Lack of Liquidity...........................................       E-6
     4.5.      Knowledge and Experience....................................       E-6
     4.6.      Access to Management........................................       E-6
     4.7.      Brokerage...................................................       E-6

 5.  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................       E-6
     5.1.      Accuracy of Representations and Warranties; Performance.....       E-6
     5.2.      Certificate.................................................       E-6
     5.3.      Stockholder Approval........................................       E-6
     5.4.      Consummation of Merger......................................       E-6
     5.5.      Purchaser Satisfaction with Acquisition.....................       E-7

 6.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..........................       E-7
     6.1.      Accuracy of Representations and Warranties; Performance.....       E-7
     6.2.      Certificate.................................................       E-7
     6.3.      Stockholder Approval........................................       E-7
     6.4.      Consummation of Merger......................................       E-7
     6.5.      Company Satisfaction with Acquisition.......................       E-7

 7.  SUCCESSORS AND ASSIGNS................................................       E-7

 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................       E-7

 9.  EXPENSES..............................................................       E-7

10.  NOTICES...............................................................       E-7

11.  NO CONDITIONS TO EFFECTIVENESS, ENTIRE AGREEMENT......................       E-8

12.  AMENDMENTS AND WAIVERS................................................       E-8

13.  COUNTERPARTS..........................................................       E-8

14.  CAPTIONS..............................................................       E-8

15.  SEVERABILITY..........................................................       E-8

16.  GOVERNING LAW.........................................................       E-8

17.  TERMINATION AND EXPIRATION............................................       E-9

                        COMMON STOCK PURCHASE AGREEMENT

    This Common Stock Purchase Agreement (this "AGREEMENT"), dated as of
May 23, 2001, is made by and among Ergo Science Corporation, a Delaware corporation ("ERGO"), ESC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ergo ("MERGER SUB"), and Court Square Capital Limited, a Delaware corporation ("COURT SQUARE" and together with its permitted assignees, the "PURCHASERS"). When used herein, the term "COMPANY" shall refer to (i) Ergo prior to the effective time of the Merger (as hereinafter defined), and (ii) Merger Sub at and after the effective time of the Merger.

    WHEREAS, subject to the approval of its stockholders, Ergo is implementing certain restrictions on the transfer of its Common Stock (as hereinafter defined) by means of the merger of Ergo with and into Merger Sub, with Merger Sub being the surviving corporation and pursuant to which Merger Sub shall change its name to "Ergo Science Corporation" (the "MERGER");

    WHEREAS, the Company wishes to acquire one or more operating businesses (the "ACQUISITION") for such consideration as may then be agreed upon including, without limitation, consideration in the form of cash;

    WHEREAS, the Company and Court Square entered into an agreement to induce Court Square to assist the Company in identifying suitable targets for the Acquisition by granting Court Square certain rights with respect to the issuance and sale of shares of Common Stock (as defined herein) to finance the Acquisition (the "ORIGINAL AGREEMENT"); and

    WHEREAS, the parties wish to, and hereby do, amend and restate the Original Agreement as follows.

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

    1.  AUTHORIZATION AND SALE OF STOCK.

        1.1. AUTHORIZATION OF COMMON STOCK. The Company has duly authorized the sale and issuance of up to 7,500,000 shares of its Common Stock, par value $0.01 per share (the "COMMON STOCK").

        1.2.  SALE OF COMMON STOCK.

           (a) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company that number of shares of Common Stock (the "COMMON SHARES") as may be determined by mutual agreement of the parties, up to an aggregate maximum of 7,500,000 shares (such maximum number subject to adjustment as provided below) of Common Stock at a purchase price per share equal to the sum of (i) $1.15 and
       (ii) the Book Value Increase (as defined below) per share (such purchase price per share subject to adjustment as provided below, the "PURCHASE PRICE"). The Purchasers shall pay the Purchase Price to the Company for the Common Shares, and such Common Shares shall be sold and issued, in accordance with Section 2 of this Agreement.

           (b) The maximum number of Common Shares subject to issuance and sale pursuant to this Section 1.2, the Purchase Price and the Book Value Per Share (as defined below) shall each be equitably adjusted for any stock split, stock dividend, combination of shares, reorganization, recapitalization, reclassification or similar event involving or affecting the Common Stock (including, without limitation, the effect of the Merger).

           (c) For purposes of this Section 1.2: (i) the term "BOOK VALUE INCREASE" shall mean any increase in the Book Value Per Share occurring between May 23, 2001 and the Closing Date attributable to (A) the Company's receipt of Cash in consideration of the sale of the Company's non-Cash assets or (B) the reduction or elimination of the Liquidation Preference; (ii) the term "BOOK VALUE PER SHARE" shall mean the QUOTIENT of (A) the Company's then total amount of assets LESS the SUM of its then total amount of liabilities and the Liquidation Preference DIVIDED BY
       (B) the number of shares of the Company's Common Stock then outstanding;
       (iii) the term "LIQUIDATION PREFERENCE" shall mean the then aggregate accrued liquidation preference on all outstanding shares of the Company's preferred stock; and (iv) the term "CASH" shall mean cash, cash equivalents and short-term investments.

        1.3. LIMITATION ON OTHER ISSUANCES OF COMMON STOCK. The Company hereby covenants and agrees that it shall not issue any shares of Common Stock or other security exercisable for or convertible into Common Stock to any party (other than as specifically contemplated herein) in connection with the financing of an Acquisition of a business introduced to the Company by Court Square either directly or indirectly (i.e. through an intermediary introduced to the Company by Court Square) unless and until either (i) the Company has issued and sold all of the Common Shares to the Purchasers or
    (ii) the Purchasers have declined to purchase the Common Shares offered to them pursuant to this Agreement in connection with such Acquisition.

        1.4. PROCEEDS. Proceeds from the sale of the Common Shares may be used for any corporate purpose, including without limitation as consideration for an Acquisition and/or general working capital purposes.

    2. THE CLOSING. The closing of the sale and purchase of the Common Shares pursuant to this Agreement shall take place, if at all, in such place, on such date and at such time as shall be mutually agreed by the Company and the Purchasers (the "CLOSING"). The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, the Company shall deliver to each Purchaser a certificate representing the number of Common Shares purchased by such Purchaser as provided in Section 1.2 hereof registered in the name of the Purchaser. The Purchase Price shall be paid by wire transfer, certified or cashier's check or other method acceptable to the Company and which shall facilitate the consummation of the Acquisition. If, at the Closing, any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment. If, at the Closing, any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment.

    3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchasers as follows:

        3.1. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material and adverse effect on the business, operations, financial condition, assets, prospects, liabilities or contractual rights of the Company (a "MATERIAL ADVERSE EFFECT"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby (collectively with this Agreement, the "TRANSACTION DOCUMENTS"), and generally to carry out the transactions contemplated hereby. The Company is not in violation of any term of its Certificate of Incorporation or By-laws, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, where any violation, noncompliance or default would result in a Material Adverse Effect.

        3.2. AUTHORIZATION. Other than obtaining the approval of the Company's stockholders with regard to the issuance of the Common Shares:

        (a) The Transaction Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies.

        (b) The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or other action of the Company.

        (c) The issuance, sale and delivery of the Common Shares in accordance with this Agreement have been, or will be prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company.

        (d) The Common Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

        (e) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Transaction Documents, or the issuance, sale and delivery of the Common Shares in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Transaction Documents.

        3.3. EFFECT OF TRANSACTIONS. The execution, delivery and performance by the Company of the Transaction Documents will not conflict with or result in any default under any material contract, obligation or commitment of the Company, or any provision of the Company's Certificate of Incorporation or By-laws, or in any corporate restriction of the Company or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company which could have a Material Adverse Effect. The Company's execution and delivery of the Transaction Documents and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company which could reasonably be expected to have a Material Adverse Effect.

        3.4. BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, except as described herein.

    4. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser severally represents and warrants to the Company, as follows:

        4.1. ACCREDITED INVESTOR. Except as otherwise disclosed to the Company, it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT").

        4.2. INVESTMENT. It is acquiring Common Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

        4.3. SUITABILITY. It understands and has fully considered for purposes of this investment the risks of this investment and understands that
    (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment; (ii) the Company is substantially similar to an early-stage enterprise with no operating history, and no revenues or net income from operations to date; (iii) the purchase of Common Shares is a speculative investment which involves a high degree of risk of loss of the entire investment; and (iv) there are substantial restrictions on the transferability of the Common Shares, and accordingly, it may not be possible for it to liquidate its investment in case of emergency or otherwise.

        4.4. LACK OF LIQUIDITY. It is able (i) to bear the economic risk of this investment, (ii) to hold the Common Shares for an indefinite period of time, and (iii) presently to afford a complete loss of its investment. It has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect its ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments (including the investment contemplated by this Purchase Agreement) is reasonable in relation to its net worth or investment portfolio.

        4.5. KNOWLEDGE AND EXPERIENCE. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Shares and of making an informed investment decision and can bear a complete loss of its investment.

        4.6. ACCESS TO MANAGEMENT. It, in making its decision to purchase Common Shares, has been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of transaction contemplated by this Agreement, and to obtain any additional information, to the extent such persons possess such information.

        4.7. BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser, except as described herein.

    5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of each Purchaser under this Agreement are subject to the fulfillment, or the waiver by such Purchaser, of the conditions set forth in this Section 5 on or before the Closing Date.

        5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date, other than as would not, taken as a whole, have an Material Adverse Effect. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

        5.2. CERTIFICATE. The Company shall have delivered to each Purchaser a certificate, executed by the President of the Company as of the Closing Date, certifying to the fulfillment of the conditions to the Purchasers' obligations under this Agreement set forth in Section 5.1.

        5.3. STOCKHOLDER APPROVAL. The stockholders of Ergo shall have approved (i) the Merger and (ii) the issuance of Common Shares contemplated herein.

        5.4.  CONSUMMATION OF MERGER.  The Merger shall have been consummated.

        5.5. PURCHASER SATISFACTION WITH ACQUISITION. The Acquisition shall be acceptable in all respects to such Purchaser in its sole discretion.

    6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the fulfillment, or the waiver in writing by the Company, of the conditions set forth in this Section 6 on or before each Closing Date.

        6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date. Each Purchaser shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

        6.2. CERTIFICATE. Each Purchaser shall have delivered to the Company a certificate, duly executed by or on behalf of it as of the Closing Date, certifying to the fulfillment of the conditions to the Company's obligations under this Agreement set forth in Section 6.1.

        6.3. STOCKHOLDER APPROVAL. The stockholders of Ergo shall have approved (i) the Merger and (ii) the issuance of the Common Shares contemplated herein.

        6.4.  CONSUMMATION OF MERGER.  The Merger shall have been consummated.

        6.5. COMPANY SATISFACTION WITH ACQUISITION. The Acquisition shall be acceptable in all respects to the Company in its sole discretion.

    7. SUCCESSORS AND ASSIGNS. No assignment or transfer of this Agreement or any right or privilege hereunder by any party, including any assignment by operation of law pursuant to a merger, liquidation, foreclosure, or involuntary sale in bankruptcy, shall be effective or binding on the other party without such other party's prior written consent. Notwithstanding the foregoing,
(i) Ergo may assign its rights and obligations hereunder to Merger Sub in connection with the Merger and (ii) Court Square may assign its rights and obligations, in whole or in part, to any of its "affiliates" (as such term is defined in Regulation D under the Securities Act) or any employee or director of Court Square of any such affiliate. The provisions of this Agreement shall bind and inure to the benefit of the respective permitted successors, assigns, heirs, executors, and administrators of the parties hereto.

    8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants shall terminate at, and be of no further force and effect after, the Closing.

    9. EXPENSES. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby.

    10. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by express overnight courier service or mailed by first class mail, postage prepaid, as follows:

    If to Purchaser, addressed to:

      Court Square Capital Limited
       c/o Citicorp Venture Capital, Ltd.
       399 Park Avenue
       New York, NY 10043
       Attn: President
       Telephone: (212) 559-3765
       Fax:      (212) 888-2940

    If to Company, addressed to:

       Ergo Science Corporation
       790 Turnpike Street; Suite 205
       North Andover, MA 01845
       Attn: President
       Telephone: (978) 974-9474
       Fax:      (978) 974-0688

    With a copy to:

       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
       One Financial Center
       Boston, MA 02111
       Attention: Douglas A. Zingale, Esq.
       Telephone: (617) 542-6000
       Fax:      (617) 542-2241

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

    Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery, receipt by telecopier or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

    11. NO CONDITIONS TO EFFECTIVENESS, ENTIRE AGREEMENT. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof, including without limitation the Original Agreement.

    12. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

    13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14. CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

    15. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

    16. GOVERNING LAW. This Agreement shall be governed by, interpreted, construed and enforced in accordance with, the substantive laws of the State of Delaware, without reference to principles of conflict of laws.

    17. TERMINATION AND EXPIRATION. Unless otherwise terminated earlier by mutual agreement of the Company and Court Square, the term of this Agreement shall expire on the second anniversary of the date hereof.

    IN WITNESS WHEREOF, Ergo, Merger Sub and Court Square have executed this Common Stock Purchase Agreement as of the day and year first above written.

                                                       ERGO SCIENCE CORPORATION

                                                       By:  /s/ DAVID R. BURT
                                                            -----------------------------------------
                                                            Name: David R. Burt
                                                            Title: PRESIDENT

                                                       ESC MERGER SUB, INC.

                                                       By:  /s/ DAVID R. BURT
                                                            -----------------------------------------
                                                            Name: David R. Burt
                                                            Title: PRESIDENT

                                                       COURT SQUARE CAPITAL LIMITED

                                                       By:  /s/ THOMAS F. MCWILLIAMS
                                                            -----------------------------------------
                                                            Name: Thomas F. McWilliams
                                                            Title:

                                                                      APPENDIX F

Slusser Associates, Inc.
Suite 5100
153 East 53rd Street
New York, New York 10022
(212) 355-5235 ' Fax (212) 752-3646
E-mail: chris@slusserassociates.com
Christopher H. Atayan

May 23, 2001

CONFIDENTIAL

Special Committee of Board of Directors
Ergo Science Corporation
790 Turnpike Street
North Andover, MA 01845

Gentlemen:

    We understand that Ergo Science Corporation ("Ergo" or the "Company") has entered into a common stock purchase agreement (the "Stock Purchase Agreement") with Court Square Capital Limited, an affiliate of Citicorp Venture
Capital, Ltd. ("Court Square"), and ESC Merger Sub, Inc., a wholly-owned subsidiary of Ergo ("New Ergo"), pursuant to which, under certain circumstances Ergo may issue and sell, and Court Square may purchase up to 7,500,000 shares of Ergo common stock at a price of $1.15 per share (or up to 3,750,000 shares of New Ergo common stock at a price of $2.30 per share if shares are issued and sold after the merger of Ergo with and into New Ergo reflecting an exchange ratio in the merger of one share of New Ergo common stock for every two shares of Ergo common stock).

    For the purposes of this opinion we have, among other things:

    1. Reviewed the Stock Purchase Agreement and a draft of the Proxy Statement/Prospectus relating thereto;

    2. Reviewed certain publicly available information concerning Ergo and certain other financial and operating data of the Company made available from internal sources of Ergo;

    3. Reviewed the historical stock prices and trading volumes of Ergo common stock;

    4. Held discussions with members of senior management of Ergo concerning Ergo's current and future business prospects;

    5. Reviewed the results of operations of Ergo and compared them with that of certain other publicly traded companies that we deemed comparable;

    6. Participate in certain discussions among representatives of Ergo, Court Square and their legal advisors; and

    7. Performed and/or considered such other studies, analyses, inquiries and investigations, as we deemed appropriate.

    In connection with our review and in arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information. We have relied on such information, and have assumed that all such information is complete and accurate in all material respects. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of Ergo are as set forth in the consolidated financial statements of the Company. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Ergo.

    Our opinion is based on the economic, monetary and market conditions existing as of the date hereof, and, in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical, financial and other information, which was either publicly available or furnished to us by Ergo.

    Our opinion as expressed herein is limited to the fairness to Ergo, from a financial point of view, of the Stock Purchase Agreement with Court Square, and does not address the Company's underlying business decision to engage in the transactions. Our opinion takes into account the fact that the Stock Purchase Agreement is subject to certain conditions. Our opinion does not constitute a recommendation to any stockholder of Ergo.

    We are expressing no opinion as to what the value of Ergo common stock (or New Ergo common stock after the merger) will be when issued to Court Square or the prices at which the Ergo common stock (or New Ergo common stock after the merger) will actually trade at any time. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

    Slusser Associates, Inc. as a customary part of its investment banking business, is regularly engaged in the evaluation of businesses and other securities in connection with mergers and acquisitions, private placements and evaluations for corporate estate and other financial purposes.

    You have requested our opinion from a financial point of view concerning the fairness to Ergo of the Stock Purchase Agreement. We will receive a customary fee for the opinion herein that is not contingent on our findings or the completion of the sale of shares of Ergo common stock or New Ergo common stock, as the case may be. Ergo has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

    We are acting as exclusive financial advisor to the Special Committee of the Board of Directors of Ergo in connection with the Stock Purchase Agreement. This letter and opinion expressed herein are for the benefit of the Special Committee of the Board of Directors of Ergo and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Stock Purchase Agreement so long as this letter is quoted in full in such registration statement or proxy statement.

    Based upon and subject to the foregoing and in reliance thereon, it is our opinion that as of the date hereof the Stock Purchase Agreement is fair to Ergo from a financial point of view.

                                          Very truly yours,
                                          /s/ Slusser Associates, Inc.
                                          SLUSSER ASSOCIATES, INC.

                                                                      APPENDIX G

                            ERGO SCIENCE CORORATION

               2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.  DEFINITIONS.

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ergo Science Corporation 2001 Employee, Director and Consultant Stock Plan, have the following meanings:

        ADMINISTRATOR means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

        AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

        BOARD OF DIRECTORS means the Board of Directors of the Company.

        CODE means the United States Internal Revenue Code of 1986, as amended.

        COMMITTEE means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

        COMMON STOCK means shares of the Company's common stock, $0.01 par value per share.

        COMPANY means Ergo Science Corporation, a Delaware corporation.

        DISABILITY or DISABLED means permanent and total disability as defined in Section 22(e)(3) of the Code.

        FAIR MARKET VALUE of a Share of Common Stock means:

        (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

        (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

        (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

        ISO means an option meant to qualify as an incentive stock option under
    Section 422 of the Code.

        KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

        NON-QUALIFIED OPTION means an option which is not intended to qualify as an ISO.

        OPTION means an ISO or Non-Qualified Option granted under the Plan.

        OPTION AGREEMENT means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

        PARTICIPANT means a Key Employee, director or consultant to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

        PLAN means this Ergo Science Corporation 2001 Employee, Director and Consultant Stock Plan.

        SHARES means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

        STOCK GRANT means a grant by the Company of Shares under the Plan.

        STOCK GRANT AGREEMENT means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

        STOCK RIGHT means a right to Shares of the Company granted pursuant to the Plan--an ISO, a Non-Qualified Option or a Stock Grant.

        SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.  PURPOSES OF THE PLAN.

    The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.  SHARES SUBJECT TO THE PLAN.

    The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,200,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

    If an Option ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.  ADMINISTRATION OF THE PLAN.

    The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

    a. Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Stock Rights;

    c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 shares be granted to any Participant in any fiscal year; and

    d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.  ELIGIBILITY FOR PARTICIPATION.

    The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

        A. NON-QUALIFIED OPTIONS: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
    Option:

           a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

           b. Each Option Agreement shall state the number of Shares to which it pertains;

           c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

           d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

                 i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

                 ii. The Participant or the Participant's Survivors may be
                     required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

           e. DIRECTORS' OPTIONS: Each director of the Company who is not an employee of the Company or any Affiliate, who is first elected or appointed to the Board of Directors after the date on which this Plan is adopted by the Board of Directors, upon such election or appointment and upon every fifth anniversary thereof provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and is a director of the Company and is not an employee of the Company at such times, shall be granted a Non-Qualified Option to purchase 45,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) shall become cumulatively exercisable in five (5) equal annual installments of twenty percent (20%) each, upon completion of one full year of service on the Board of directors after the date of grant, and continuing on each of the next four (4) full years of service thereafter. Any director entitled to receive an Option grant under this subparagraph may elect to decline the Option.

    Except as otherwise provided in the pertinent Option Agreement, if a director who receives Options pursuant to this subparagraph:

               a. ceases to be a member of the Board of Directors for any reason other than death or Disability, any then unexercised Options granted to such director may be exercised by the director within a period of ninety (90) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option; or

               b. ceases to be a member of the Board of Directors by reason of his or her death or Disability, any then unexercised Options granted to such director may be exercised by the director (or by the director's personal representative, or the director's Survivors) within a period of one hundred eighty (180) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option.

        B. ISOS: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

           a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

           b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

                 i. Ten percent (10%) OR LESS of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                 ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

           c.  Term of Option: For Participants who own

                 i. Ten percent (10%) OR LESS of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                 ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five
                     (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

           d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to
               Section 422(d) of the Code.

7.  TERMS AND CONDITIONS OF STOCK GRANTS.

    Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

           (a) Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

           (b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

           (c) Each Stock Grant Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.  EXERCISE OF OPTIONS AND ISSUE OF SHARES.

    An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or
(d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

    The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

    The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

    The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9.  ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

    A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made
(a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of
(a), (b) and (c) above.

    The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

    The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.  RIGHTS AS A SHAREHOLDER.

    No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11.  ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

    By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Stock Grant Agreement. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

    Except as otherwise provided in the pertinent Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

    a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

    b. Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option Agreement provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

    c. The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

    d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

    e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

    f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.  EFFECT ON OPTIONS OF TERMINATION OF SERVICE "FOR CAUSE".

    Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

    a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

14.  EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

    Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

    a.  To the extent exercisable but not exercised on the date of Disability;
       and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

    A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

    The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.  EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

    Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

    a.  To the extent exercisable but not exercised on the date of death; and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

    If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.  EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

    In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

    For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

    In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

    Except as otherwise provided in the pertinent Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination "for cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company's repurchase rights have not lapsed.

18.  EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE "FOR CAUSE".

    Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause":

    a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the Company's right to repurchase all of such Participant's Shares shall apply.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

19.  EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

    Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

    The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.  EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

    Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an
Affiliate: to the extent the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period which next ends following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant's death.

21.  PURCHASE FOR INVESTMENT.

    Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22.  DISSOLUTION OR LIQUIDATION OF THE COMPANY.

    Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23.  ADJUSTMENTS.

    Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement or Stock Grant Agreement:

        A. STOCK DIVIDENDS AND STOCK SPLITS. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) and the number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or
    (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

    With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market

Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

        C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

        D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

24.  ISSUANCES OF SECURITIES.

    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.  FRACTIONAL SHARES.

    No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

    The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.  WITHHOLDING.

    In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

28.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

    Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.  TERMINATION OF THE PLAN.

    The Plan will terminate on the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30.  AMENDMENT OF THE PLAN AND AGREEMENTS.

    The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the

Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31.  EMPLOYMENT OR OTHER RELATIONSHIP.

    Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.  GOVERNING LAW.

    This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

        THIS PLAN WAS ADOPTED BY THE BOARD OF DIRECTORS ON MAY 23, 2001.

  THIS PLAN WAS APPROVED BY THE COMPANY'S STOCKHOLDERS ON               , 2001

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our By-laws provide that we shall indemnify and advance expenses to any person to the fullest extent permitted by the DGCL, whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of the fact that such person is or was a director or officer of ours or is or was serving at our request as a director, officer, employee or agent of another entity. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, a derivative action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys' fees, incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

    Ergo Science Corporation has entered into indemnity agreements with its directors and officers contractually obligating it to provide indemnification rights substantially similar to those described above. Following the merger, we will be responsible for fulfilling Ergo Science's obligations under these agreements.

    We are empowered by Section 102(b)(7) of the DGCL to include a provision in our certificate of incorporation that limits a director's liability to us or our stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Our certificate of incorporation states that directors shall not be liable for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the DGCL.

    Ergo Science Corporation maintains, and after the merger, we plan to maintain, directors' and officers' insurance for certain expenses and losses for which indemnification is permitted by the DGCL and our bylaws, including liabilities under the securities laws.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS

 2.1 Certificate of Ownership and Merger (included as APPENDIX B to the proxy statement/prospectus)

 3.1  Amended and Restated Certificate of Incorporation of ESC
      Merger Sub, Inc. (the "Registrant"), as amended, to be in effect immediately prior to the merger (included as APPENDIX C to the proxy statement/prospectus)

 3.2 By-laws of the Registrant to be in effect immediately prior to the merger (included as APPENDIX D to the proxy statement/prospectus)

 4.1  Specimen of the Registrant's Common Stock Certificate

 5.1  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
      P.C., counsel to the Registrant

 8.1  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
      P.C., tax counsel to the Registrant in connection with the merger

10.1  Form of Indemnification Agreement between Ergo Science
      Corporation and each of David R. Burt, Thomas F. McWilliams,
      William T. Comfort III, J. Warren Huff and Charles E.
      Finelli

10.2 Common Stock Purchase Agreement, dated as of May 23, 2001, by and among Ergo Science Corporation, the Registrant and Court Square Capital Limited (included as APPENDIX E to the proxy statement/prospectus)

10.3  Ergo Science Corporation 2001 Employee, Director and
      Consultant Stock Plan (included as APPENDIX G to the proxy statement/prospectus)

23.1  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
      P.C. (included in Exhibit 5.1 and 8.1)

23.2  Consent of Slusser Associates, Inc. (included in
      Exhibit 99.1)

23.3  Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney appointing David R. Burt to sign and file amendments hereto (included on Signature Page)

99.1  Opinion of Slusser Associates, Inc., financial advisor to
      Ergo Science Corporation in connection with the Purchase
      Agreement (included as APPENDIX F to the proxy statement/prospectus)

99.2 Form of proxy to be distributed to the holders of common stock of Ergo Science Corporation

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that:

        (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

        (2) Every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, ESC MERGER SUB, INC., A DELAWARE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH ANDOVER, COMMONWEALTH OF MASSACHUSETTS, ON SEPTEMBER 7, 2001.

                                                       ESC MERGER SUB, INC.
                                                       a Delaware corporation

                                                       By               /s/ DAVID R. BURT
                                                            -----------------------------------------
                                                                          David R. Burt,
                                                                       CHAIRMAN, PRESIDENT,
                                                              CHIEF EXECUTIVE OFFICER AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David R. Burt as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 of ESC merger sub, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 7, 2001.

                  SIGNATURE                                        TITLE
                  ---------                                        -----

              /s/ DAVID R. BURT                Director, Chairman of the Board, President,
--------------------------------------------   Chief Executive Officer and Secretary
                David R. Burt                  (principal executive officer)

           /s/ J. RICHARD CROWLEY
--------------------------------------------   Controller (principal accounting officer)
             J. Richard Crowley

         /s/ WILLIAM T. COMFORT III
--------------------------------------------   Director
           William T. Comfort III

           /s/ CHARLES E. FINELLI
--------------------------------------------   Director
             Charles E. Finelli

             /s/ J. WARREN HUFF
--------------------------------------------   Director
               J. Warren Huff

          /s/ THOMAS F. MCWILLIAMS
--------------------------------------------   Director
            Thomas F. McWilliams

                               INDEX TO EXHIBITS

       EXHIBIT                                                                        SEQUENTIALLY
       NUMBER                                   DESCRIPTION                           NUMBERED PAGE
---------------------   ------------------------------------------------------------  -------------
         2.1            Certificate of Ownership and Merger (included as APPENDIX B to the proxy statement/prospectus)

         3.1            Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended, to be in effect immediately prior to the merger (included as APPENDIX C to the proxy
                        statement/prospectus)

         3.2            By-laws of the Registrant to be in effect immediately prior to the merger (included as APPENDIX D to the proxy
                        statement/prospectus)

         4.1            Specimen of the Registrant's Common Stock Certificate

         5.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                        Popeo, P.C., counsel to Registrant

         8.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                        Popeo, P.C., tax counsel to the Registrant in connection with the merger

        10.1            Form of Indemnification Agreement between Ergo Science
                        Corporation and each of David R. Burt, Thomas F. McWilliams,
                        William T. Comfort III, J. Warren Huff and Charles E.
                        Finelli

        10.2 Common Stock Purchase Agreement, dated as of May 23, 2001, by and among Ergo Science Corporation, the Registrant and Court Square Capital Limited (included as APPENDIX E to proxy statement/prospectus)

        10.3            Ergo Science Corporation 2001 Employee, Consultant and
                        Director Stock Plan (included as APPENDIX G to proxy statement/prospectus)

        23.1            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and
                        Popeo, P.C. (included in Exhibits 5.1 and 8.1)

        23.2            Consent of Slusser Associates, Inc. (included in
                        Exhibit 99.1)

        23.3            Consent of PricewaterhouseCoopers LLP

        24.1            Power of Attorney appointing David R. Burt to sign and file amendments hereto (included on Signature Page)

        99.1            Opinion of Slusser Associates, Inc., financial advisor to
                        Ergo Science Corporation in connection with the Purchase
                        Agreement (included as EXHIBIT F to proxy statement/prospectus)

        99.2 Form of proxy to be distributed to the holders of common stock of Ergo Science Corporation